PROSPECTUS	Filed pursuant to Rule 424(b)(4) Registration No. 333-288465

1,250,000 Class A Ordinary Shares Offered by Republic Power Group Limited
870,000 Class A Ordinary Shares Offered by the Selling Shareholders

Republic Power Group Limited

This is an initial public offering of our Class A ordinary shares, par value $0.000625 per share (“Class A Ordinary Shares”). We are offering 1,250,000 Class A Ordinary Shares, and the selling shareholders named herein (the “Selling Shareholders”) are offering an aggregate of 870,000 Class A Ordinary Shares, in each case, to be sold on a firm commitment basis in this offering. Prior to this offering, there has been no public market for our Class A Ordinary Shares. The initial public offering price is $4.00 per Class A Ordinary Share. Our Class A Ordinary Shares have been approved to be listed on the Nasdaq Capital Market (“Nasdaq”) under the trading symbol “RPGL”.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012, and as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company.” beginning on page 6 and “Risk Factors — Risks Related to Our Ordinary Shares and this Offering — We are an ‘emerging growth company’ under the JOBS Act. As a result, we are subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies and our shareholders could receive less information than they might expect to receive from more mature public companies.” beginning on page 23 for more information.

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 12 to read about factors you should consider before buying our Class A Ordinary Shares.

We have a dual class share structure with different voting rights consisting of Class A Ordinary Shares and Class B Ordinary Shares (as defined below). As of the date of this prospectus, our authorized share capital is $50,000 divided into two classes of shares, including (i) unlimited Class A Ordinary shares of $0.000625 par value each, and (ii) 50,000,000 Class B ordinary shares of $0.000625 par value each (each, a “Class B Ordinary Share,” and collectively, “Class B Ordinary Shares”). Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights, except for dividend, voting, transfer, and conversion rights. Each Class A Ordinary Share is entitled to one (1) vote, and each Class B Ordinary Share is entitled to ten (10) votes. Class A Ordinary Shares will not be convertible into Class B Ordinary Shares under any circumstances. The Class B Ordinary Shares are convertible into Class A Ordinary Shares at the option of the holder on a one-to-one basis. As of the date of this prospectus, True Sage International Limited (“True Sage”), a wholly owned company of our chairman of the board of directors (“Chairman”), Mr. Hao Feng Ng (“Mr. Ng”), is the sole shareholder of all issued and outstanding Class B Ordinary Shares. See “Prospectus Summary — Increase of Authorized Shares, Forward Split and Reserve Split” on page 5 and section titled “Description of Share Capital” beginning on page 80 for details.

Upon the completion of this offering, True Sage will control more than 50% of the total voting power of our outstanding share capital, as further described under “Principal Shareholders” in this prospectus. Mr. Ng, through True Sage, could exert substantial influence over matters such as electing directors and approving material mergers, acquisitions, strategic collaborations, or other business combination transactions. As a result, we are a “controlled company” as defined under the Nasdaq Capital Market Marketplace Rule 5615(c). For so long as we remain a controlled company as defined under those rules, we are exempt from, and our shareholders generally are not provided with the benefits of, some of the Nasdaq corporate governance requirements. Please read “Prospectus Summary — Implications of Being an Controlled Company” beginning on page 7 and “Risk Factors — Risks Related to Our Ordinary Shares and this Offering — As a ‘controlled company,’ we are exempt from certain Nasdaq corporate governance requirements, which may result in our independent directors not having as much influence as they would if we were not a controlled company. We may also choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.” beginning on page 23 for more information.

The Selling Shareholders will sell an aggregate 870,000 Class A Ordinary Shares held by them at a fixed price equal to the initial public offering price in this offering. We will not receive any proceeds from the sales of any of the Class A Ordinary Shares being offered by the Selling Shareholders.

We are a “foreign private issuer” as defined under the federal securities laws and are subject to reduced public company reporting requirements. Please see “Prospectus Summary — Implications of Being a Foreign Private Issuer” beginning on page 6 for more information.

	Initial Public Offering Price(4)	Underwriting Discounts(1)	Proceeds to Our Company Before Expense(2)	Non- Accountable Expenses Allowance(3)
Per Class A Ordinary Share offered by the issuer	$4.00	$0.28	$3.72	$0.04
Total	$5,000,000	$350,000	$4,650,000	$50,000
	Initial Public Offering Price(4)	Underwriting Discounts(1)	Proceeds to Selling Shareholders Before Expenses(2)	Non- Accountable Expenses Allowance(3)
Per Class A Ordinary Share offered by the Selling Shareholders	$4.00	$0.28	$3.72	$0.04
Total	$3,480,000	$243,600	$3,236,400	$34,800

____________

(1)      We and the Selling Shareholders have agreed to pay Bancroft Capital, LLC (“Bancroft,” or “Underwriter,” or the “Representative”) a discount equal to 7% of the gross proceeds of the offering.

(2)      The total estimated expenses related to this offering are set forth in the section entitled “Expenses Related to This Offering.”

(3)      In addition to the underwriting discounts, we and the Selling Shareholders have also agreed to reimburse Bancroft a non-accountable expense allowance equal to 1% of the gross proceeds of the offering. See “Underwriting” in this prospectus for more information regarding our arrangements with the Underwriter.

(4)      We will not receive any proceeds from the sale of Class A Ordinary Shares by the Selling Shareholders.

(5)      Initial public offering price is $4.00 per Class A Ordinary Share.

The Underwriter is selling our and the Selling Shareholders’ Class A Ordinary Shares in this offering on a firm commitment basis. The Underwriter is obliged to take and pay for all Class A Ordinary Shares if such are taken and to deliver the Class A Ordinary Shares against payment in U. S. dollars in New York on or about October 15, 2025.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

BANCROFT CAPITAL, LLC

Prospectus dated October 13, 2025

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About this Prospectus

We, the Selling Shareholders, and the Underwriter have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Class A Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Other Pertinent Information

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

•        “RP” are to Republic Power Group Limited, a company limited by shares organized under the laws of the British Virgin Islands;

•        “RP Singapore” are to Republic Power Pte. Ltd., a wholly owned subsidiary of Republic Power Group Limited and a private limited company incorporated under the laws of Singapore;

•        “Selling Shareholders” are to collectively Mr. Sai Bin Loi, Mr. Hon Kei Yeung, Mr. Chun Yin Yu, Ms. Wai Shan Frances Waung, True Sage, and Breydales Limited;

•        “SGD” are to the legal currency of Singapore;

•        “Class A Ordinary Shares” are to the Class A ordinary shares of the Company, par value US$0.000625 per share;

•        “Class B Ordinary Shares” are to the Class B ordinary shares of the Company, par value US$0.000625 per share;

•        “U.S. dollars,” “$,” and “dollars” are to the legal currency of the United States; and

•        “we,” “us,” or the “Company” are to one or more of RP and its subsidiary, RP Singapore, as the case may be.

Our consolidated financial statements are presented in SGD, which is RP Singapore’s functional currency. SGD is the currency of the primary economic environment in which we operate. This is also the currency that mainly influences the revenue from and cost of rendering products and services. The balances in the consolidated balance sheets, consolidated statements of income, consolidated statements of changes in shareholders’ equity and consolidated statements of cash flows for the year ended and as of June 30, 2023 were translated from SGD into USD are solely for the convenience of the readers, at the rate of USD1.00=SGD1.3523, representing the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on June 30, 2023. The balances in the consolidated balance sheets, consolidated statements of income, consolidated statements of changes in shareholders’ equity and consolidated statements of cash flows for the year ended and as of June 30, 2024 were translated from SGD into USD are solely for the convenience of the readers, at the rate of USD1.00=SGD1.3552, representing the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on June 30, 2024. The balances in the unaudited condensed consolidated balance sheets, consolidated statements of income, consolidated statements of changes in shareholders’ equity and consolidated statements of cash flows for the six months ended and as of December 31, 2024 were translated from SGD into USD are solely for the convenience of the readers, at the rate of USD1.00=SGD1.3662, representing the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on December 31, 2024.

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Class A Ordinary Shares, discussed under “Risk Factors,” before deciding whether to buy our Class A Ordinary Shares.

Overview

Our Company

We are a provider of customized enterprise resource planning (“ERP”) software solutions, consulting and technical support services, and peripheral hardware to large and small to medium corporate clients and government agencies based in Singapore and Malaysia. We historically focused on delivering customized ERP systems for airports, cruise terminals, technology companies. Starting in the fiscal year 2024, we have expanded our customer base to various other industries, including trading, logistics, and property management. Our customized software provides general ERP functions including accounting, procurement, and workflow automation capabilities, real-time monitoring, efficient resources allocation, as well as specialized ERP functions including planning surveillance and threat detection.

We offer customized ERP related software and relevant consulting and technical support services and product sales, catered to each client’s specific needs. One of our key strengths is our ability to fulfill complex requirements by using artificial intelligence (“AI”) for prediction and applying algorithm, modules, and plugins to select and analyze operational data captured. We are uniquely positioned in the customization software sector with our ability to further deploy sensors, controls and other hardware and integrate the hardware to provide an Internet of Things (“IoT”) connectivity with an autonomous or semiautonomous outcome. Because our core algorithm and modules are pluggable, we are able to quickly develop software for clients in different industries and complete the customization in a much shorter period.

In addition, we are developing standardized software-as-a-service (“SaaS”) ERP products based on the core technologies and domain expertise we have accumulated from serving our clients over the years. The SaaS ERP products will have subscription-based pricing and shorter sales cycles. Currently, we are doing a pilot launch of the SaaS ERP products and expect to officially launch them in the first fiscal quarter of the fiscal year 2026. We believe the addition of the SaaS ERP products will complement our current project-based customized ERP products and allow us to reach a broader customer base through a recurring revenue model.

Our revenues have declined significantly in the most recent fiscal year, with total revenue for the year ended June 30, 2024 amounting to SGD 685,820, compared to SGD 5,022,071 in 2023 and SGD 4,465,134 in 2022. This decline was primarily attributable to the completion of several large-scale custom software development projects in prior years, without a corresponding pipeline of new projects in 2024. This was partially due to the reduced involvement of our former majority shareholder and chairman, Mr. Sai Bin Loi, who helped us secure high-value contracts in the years ended June 30, 2023 and 2022. On December 12, 2024, we completed a shareholder restructuring as Mr. Sai Bin Loi stepped down due to his elder age and reduced ability to remain actively involved in our operations. During this transition period, our business development capabilities were materially reduced as management’s attention was diverted to managing the ownership transition and related restructuring activities and we were unable to secure software development contracts with comparable value, while some existing clients reduced their annual budgets. In addition, in early 2024, companies in Singapore exhibited reluctance to invest in customized software development for digitalization due to economic uncertainty, particularly among small and medium-sized enterprises (SMEs). This reluctance was influenced by factors like rising business costs, especially manpower and rental costs, and uncertainty in customer demand. While the overall economy improved by the end of 2024, we believe some businesses focused on fortifying themselves rather than pursuing immediate growth plans. These factors had a major impact on our revenue generation. Consequently, our past financial performance, particularly our revenues for fiscal years 2022 and 2023, may not be indicative of our future operating results or financial performance. We may not be able to achieve or sustain profitability or positive cash flow from operations in future periods. Our ability to generate revenue and achieve profitability will depend on numerous factors, many of which are beyond our control, including market acceptance of our services, our ability to develop new client relationships, competitive dynamics in our industry, and our new majority shareholder’s ability to provide the resources and support necessary to enhance our business development capabilities.

Our Competitive Strengths

The market for IT services is highly competitive and we expect competition to intensify as relates to our ERP products. In Singapore, our major competitors in the system integrator space include Singapore Technology Engineering Ltd. and NCS Pte. Ltd., which are both more established and larger than us.

However, we believe the following key strengths differentiate us from our competitors and will continue to contribute to our growth and success:

•        Our scalable technology.    Our core algorithms, modules and plugins, which select and analyze operational data captured, are highly scalable across industries with minimal production cost. We customize the software solutions which contain our core algorithms, modules and plugins in accordance with the specific needs of each client. This cost-saving approach will help us to achieve higher operating margins as we increase the number of our clients;

•        Our deep domain knowledge and specialization in selected industry verticals.    We have deep domain knowledge and expertise in industry verticals including airports, cruise terminals. We leverage footprint and network of highly-talented IT professionals to provide comprehensive capabilities in software development services and consulting services. We believe that our robust emerging technology capabilities and solid track record of execution enable us to drive digital transformation for our clients; and

•        Our comprehensive offering.    We provide comprehensive service offerings including the development and operations (“DevOps”) IT solutions, sale of peripheral hardware, and consulting and technical support services as well as other services. As a result, we are able to generate revenue from a wide range of clientele.

Our Growth Strategies

We have developed and intend to implement the following strategies to expand and grow our business:

•        Solidify our industry position by gaining additional market share.    By continuing to deliver high quality services and customized software solutions, we intend to pursue additional revenue opportunities from our existing clients. We will also continue to promote our comprehensive services and solutions to attract new clients in the same industries as our current clients, so we can leverage our deep domain knowledge and expertise. Furthermore, we will continue to invest in a cloud-based IoT platform that benefits both existing clients and new clients, capturing synergies between the companies’ and emerging technologies’ needs to increase operational efficiencies;

•        Leverage domain expertise to expand into new industry segments.    As we grow our industry and service area expertise and accumulate deep domain knowledge in the airport and cruise terminal industry verticals, we intend to leverage such experience and knowledge, and partner with top industry experts from other segments to extend our service offerings to the other verticals. In addition, we will continue to invest in research and development (“R&D”) in certain targeted segments, including hospitality and medical technology industries, to develop applications to address the specific needs of those segments;

•        Broaden our existing solutions and expand our customer base.    In addition to our project-based customized ERP products, we also are actively expanding our offerings to include subscription-based SaaS ERP to complement our current service portfolio which we believe will allow us to target a broader customer base through a recurring revenue model.

•        Attract, train, incentivize and retain talented professionals.    We believe our success greatly depends on our ability to attract, train, incentivize and retain talented professionals. We will continue to build our professional talent pool through our Talent Creation Program (“TCP”) and Talent Development Program (“TDP”) to ensure we can attract and retain professionals who have in-depth knowledge and understanding of the technologies we deploy and the industries in which we operate. We are discussing with local universities in Singapore to co-develop projects and engage talent internship with us. We will also sponsor competitions in the IT industry in Southeast Asia to promote our reputation among the young talents. We will also work with tertiary institutions to develop on campus hiring, bursary, and scholarship programs;

•        Drive efficiencies through ongoing improvements in operational excellence.    We strive to gain significant operating efficiencies by leveraging historical and ongoing investments in infrastructure, research and development, and human capital. We will continue to invest in our in-house tools to enhance our efficiencies in operations. On an integrated approach level, we will institute certification across all our process flow via ISO certification, BizSafe certification and Personal Data Protection Policy; and

•        Capture new growth opportunities through strategic alliances and acquisitions.    We plan to pursue selective alliances and acquisitions in industries where we have established technical capabilities and domain expertise. In particular, we are targeting companies within the enterprise software and digital infrastructure sectors. These strategic transactions will support our efforts to deepen customer engagement, broaden our service portfolio, and accelerate geographic expansion across Southeast Asia. No specific acquisition target has been identified as of the date of this prospectus.

Summary of Risk Factors

Investing in our Class A Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Class A Ordinary Shares. The main risks set forth below and others you should consider are discussed more fully in the section entitled “Risk Factors”, which you should read in its entirety.

Risks and uncertainties related to our business and industry include, but are not limited to, the following:

•        We have a limited operating history, making it difficult for you to evaluate our business and future prospects. If we are unable to manage our business and any fluctuations in our results of operations effectively, our business and growth prospects could be materially and adversely affected.

•        We are subject to risks associated with operating in the rapidly evolving Southeast Asia region, and we are therefore exposed to various risks inherent in operating and investing in the region (see page 12 of this prospectus).

•        Our ability to continue to develop and expand our service offerings to address emerging business demands and technological trends, including our ability to sell differentiated services, may impact our future growth. If we are not successful in meeting these business challenges, our business, financial condition, and results of operations may be materially and adversely affected (see page 13 of this prospectus).

•        Our business is dependent on certain major clients. For the six months ended December 31, 2024, four clients, Supertoy Trading Company Limited, SLV Trading Limited, Rosefinch Industry Company Limited, and Flourish Bright Limited, accounted for SGD 128,059 (USD 93,734), SGD 126,412 (USD 92,528), SGD 121,016 (USD 88,579) and SGD 80,961 (USD 59,261), representing 26.1%, 25.7%, 24.6% and 16.5%, of the Company’s total revenues, respectively. For the year ended June 30, 2024, one major client, Horse Force Limited, accounted for 79.3% of the Company’s total revenues. For the year ended June 30, 2023, one major client, SY Auto Parts and Hardware Trading accounted for 13.3% of the Company’s total revenues.

For the year ended June 30, 2022, three major clients, Payestation Pte Ltd., Australia Marine Services Pty Ltd. and Smorboll Pte Ltd. accounted for 48.7%, 16.5%, and 15.8%, respectively, of the Company’s total revenues. As of December 31, 2024, two clients, Horse Force Limited and Smorboll Pte Ltd., accounted for SGD 679,940 (USD 497,687) and SGD 372,720 (USD 272,815), representing 30.3% and 16.6%, respectively, of the Company’s total accounts receivable. As of June 30, 2024, five major clients, Horse Force Limited, Smorboll Pte Ltd, SY Auto Parts and Hardware Trading, 2H Technology Sdn Bhd, and YS Wong Enterprise accounted for 22.2%, 12.2%, 10.8%, 10.4%, and 10.4%, respectively, of the Company’s total accounts receivable. As of June 30, 2023, three major clients, Payestation Pte Ltd., SY Auto Parts and Hardware Trading, and Smorboll Pte Ltd. accounted for 16.5%, 13.6%, and 10.7%, respectively, of the Company’s total accounts receivable. As of June 30, 2022, two major clients, Payestation Pte Ltd. and Smorboll Pte Ltd. accounted for 74.6%, and 24.1%, respectively, of the Company’s total accounts receivable. Changes or difficulties in our relationships with our major clients may harm our business and financial results (see page 14 of this prospectus).

•        Our business is dependent on our collaboration with our vendors. Our vendor mainly are software development company and hardware suppliers. As of December 31, 2024, one vendor, Btoz Tech Pte Ltd, a software development company, accounted for SGD 267,500 (USD 195,799), which represents 90.3% of the Company’s accounts payable. For the six months ended December 31, 2024, one major supplier, Btoz Tech Pte Ltd, accounted for SGD 267,500 (USD 195,799) which represents 92.8% of the Company’s total purchases. As of June 30, 2024, one major vendor, PCA Group Sdn Bhd accounted for 81.5% of the Company’s accounts payable. For the year ended June 30, 2024, two major vendors, Appiclogy Pte Ltd and Tekun Hardware Pte Ltd, accounted for 66.4% and 32.4%, respectively, of the Company’s total purchases. For the year ended June 30, 2023, two major vendors, Appiclogy Pte Ltd and PCA Group Sdn Bhd accounted for 72.2% and 16.7%, respectively, of the Company’s accounts payable. For the year ended June 30, 2023, two vendors, Pangu Procurement Pte Ltd and Appiclogy Pte Ltd, accounted for 48.4% and 20.3%, respectively, of the Company’s total purchases. For the year ended June 30, 2022, two vendors, LYC Supply and Trading and Pangu Procurement Pte Ltd, accounted for 17.7% and 16.3%, respectively, of the Company’s total purchases. Changes or difficulties in our relationships with our major vendors may harm our business and financial results (see page 15 of this prospectus).

•        We are subject to privacy, data protection and information security laws in the jurisdictions in which we operate (see page 16 of this prospectus).

•        We might be required to use open-source software in providing services to our clients. There are risks associated with the use of open-source software that may have an adverse effect on our results of operations and financial condition (see page 18 of this prospectus).

Risks and uncertainties related doing business in Southeast Asia include, but are not limited to, the following:

•        Uncertainties with respect to the legal system in certain markets in Southeast Asia could adversely affect us (see page 19 of this prospectus).

•        It will be difficult to acquire jurisdiction and enforce liabilities against our officers, directors, and assets outside the United States (see page 20 of this prospectus).

Risks related to this offering and our Class A Ordinary Shares include, but are not limited to, the following:

•        Our dual class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial (see page 20 of this prospectus).

•        Our dual class share structure with different voting rights may adversely affect the value and liquidity of the Class A Ordinary Shares (see page 21 of this prospectus).

•        There has been no public market for our Class A Ordinary Shares prior to this offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you pay for them, or at all (see page 21 of this prospectus).

•        We do not intend to pay dividends for the foreseeable future (see page 21 of this prospectus).

•        The initial public offering price for our Class A Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile (see page 21 of this prospectus).

•        We are a “foreign private issuer” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects (see page 25 of this prospectus).

•        We are an “emerging growth company” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Class A Ordinary Shares less attractive to investors (see page 23 of this prospectus).

Corporate Structure

We are a holding company incorporated in the British Virgin Islands on November 17, 2021 under the British Virgin Islands Business Companies Act (Law Revision 2020) (the “BVI Act”). We conduct all our operations through RP Singapore, which was incorporated on January 1, 2015 under the laws of Republic of Singapore. On November 17, 2021, we acquired all the equity interest of RP Singapore via a certain share exchange agreement with Mr. Sai Bin Loi, who was the then owner of 100% of the equity interest of RP Singapore.

Increase of Authorized Shares, Forward Split and Reserve Split

On April 21, 2022, our shareholders and the board approved the Company’s amended and restated memorandum and articles of association to effectuate an increase of the authorized shares of our Company to unlimited shares and a forward split of the then issued and outstanding shares at a ratio of 1:1,600. The increase of authorized shares and the forward split became effective on April 21, 2022. On August 29, 2023, we implemented a 1.5625 for 1 reverse share split of our ordinary shares under the British Virgin Islands Law. As a result of the reverse split, the total of 25,000,000 issued and outstanding ordinary shares prior to the reverse split were decreased back to a total of 16,000,000 issued and outstanding Class A Ordinary Shares of $0.000625 each. The reverse split maintained our existing shareholders’ percentage ownership interests in our Company.

On April 7, 2025, our share capital was amended to be an unlimited number of ordinary shares divided into two classes, consisting of (i) an unlimited number of Class A Ordinary Shares, par value $0.000625 each, and (ii) 50,000,000 Class B Ordinary Shares, par value $0.000625 each. Each Class A Ordinary Share is entitled to one (1) vote on any matter on which action of the shareholders of the Company is sought while each Class B Ordinary Share is entitled to ten (10) votes. Holders of Class B Ordinary Shares will vote together with holders of Class A Ordinary Shares as one class. Class A Ordinary Shares are not convertible into Class B Ordinary Shares. Class B Ordinary Shares are convertible into Class A Ordinary Shares as a one for one basis. Holders of Class B Ordinary Shares are not entitled to receive dividends. On March 27, 2025, we issued 100,000 Class B Ordinary Shares to True Sage for cash at par.

The following diagram illustrates our corporate structure as of the date of this prospectus and upon completion of this offering based on a proposed number of 1,250,000 Class A Ordinary Shares being offered by us and 870,000 Class A Ordinary Shares offered by the Selling Shareholders. All percentages reflect the voting ownership interests instead of the equity interest held by each of our Shareholders given that each Class A Ordinary Share is entitled to one (1) vote and each Class B Ordinary Share is entitled to ten (10) votes. For more details on our corporate history, please refer to “Corporate History and Structure.”

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue for the last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012 (as amended by the Fixing America’s Surface Transportation Act of 2015), or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting and regulatory requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

•        may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

•        are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

•        are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•        are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

•        are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

•        are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•        will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements, regulatory restrictions and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and regulatory exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, herein referred to as the Securities Act occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our ordinary shares held by non-affiliates as of the last business day of our most recently completed second fiscal quarter (rendering us a “large accelerated filer”), or issue more than $1 billion in principal amount of non-convertible debt over a three-year period. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Foreign Private Issuer

We are a “foreign private issuer,” as defined in Rule 405 under the Securities Act and Rule 3b-4(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime.

As our Class A Ordinary Shares have been approved to be listed on Nasdaq, we are subject to the Nasdaq corporate governance listing standards. However, Nasdaq permits a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in British Virgin Islands which is our home country, may differ significantly from the Nasdaq corporate governance listing standards. For instance, we are not required to:

•        adhere to certain more stringent disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements applicable to U.S. domestic public companies;

•        have a majority of the board to be independent (although all of the members of the audit committee must be independent under the Exchange Act);

•        have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors;

•        have regularly scheduled executive sessions for non-management directors; or

•        have annual meetings and director election;

Following this offering, we expect to rely on home country practice to be exempted from certain of the corporate governance requirements of Nasdaq, such that a majority of the directors on our board of directors are not required to be independent directors, and we are not required to have a compensation committee or corporate governance committee comprised entirely of independent directors. See “Risk Factors — Risks Related to Our Ordinary Shares and this Offering — We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies” and “Risk Factors — Risks Related to Our Ordinary Shares and this Offering — As a company incorporated in the British Virgin Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing rules” on page 25 and 27 of this prospectus.

Implications of Being a Controlled Company

We are a “controlled company” as defined under Nasdaq Capital Market Marketplace Rule 5615(c) because one of our shareholders holds more than 50% of our voting power. As a result, for so long as we remain a controlled company as defined under those rules, we are exempt from, and our shareholders generally are not provided with the benefits of, some of the Nasdaq corporate governance requirements, including that:

•        a majority of our board of directors must be independent directors;

•        our compensation committee must be composed entirely of independent directors; and

•        our corporate governance and nomination committee must be composed entirely of independent directors.

Although we currently do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption after we complete this offering. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors after we complete this offering.

Additionally, pursuant to Nasdaq’s phase-in rules for newly listed companies, we have one year from the date on which we are first listed on Nasdaq to comply fully with the Nasdaq listing standards. We do not plan to rely on the phase-in rules for newly listed companies and will comply fully with the Nasdaq listing standards at the time of listing. (See “Risk Factors — Risks Relating to Being a Controlled Company”)

Corporate Information

Our principal executive offices are located at #04-09 Techplace II, 5008 Ang Mo Kio Ave 5, Singapore 569874, and our phone number is +65 6908 9825. Our registered office in the British Virgin Islands is located at Vistra Corporate Services Center, Wickhams Cay II, Road Town, Tortola. VG1110, British Virgin Islands. We maintain a corporate website at https://republicpower.net/. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc.

THE OFFERING

Class A Ordinary Shares offered by us	1,250,000 Class A Ordinary Shares
Price per Class A Ordinary Share	US$4.00 per Class A Ordinary Share
Class A Ordinary Shares offered by the Selling Shareholders

An aggregate 870,000 Class A Ordinary Shares (as to 207,700 Class A Ordinary Shares by True Sage, 37,500 Class A Ordinary Shares by Mr. Sai Bin Loi, 85,000 Class A Ordinary Shares by Mr. Chun Yin Yu, 41,600 Class A Ordinary Shares by Ms. Wai Shan Frances Waung, 128,200 Class A Ordinary Shares by Mr. Hon Kei Yeung, and 370,000 Class A Ordinary Shares by Breydales Limited)

Ordinary shares issued and outstanding prior to completion of this offering	16,000,000 Class A Ordinary Shares and 100,000 Class B Ordinary Shares
Ordinary shares outstanding immediately after this offering	17,250,000 Class A Ordinary Shares and 100,000 Class B Ordinary Shares
Listing	Our Class A Ordinary Shares have been approved for listing on the Nasdaq Capital Market.
Ticker symbol	“RPGL”
Transfer agent	Transhare Corporation
Use of proceeds

We estimate that the net proceeds to us from the Class A Ordinary Shares offered by us in the Offering will be approximately US$3,184,516, based on the initial public offering price of $4.00 per Class A Ordinary Share. We intend to use the net proceeds from this Offering for research and development, investment in marketing and branding, and other capital expenditures, recruitment of talented professionals, and general corporate purposes and possible future acquisitions and growth opportunities.

We will not receive any of the proceeds from the sale of the Class A Ordinary Shares being offered by the Selling Shareholders.

See “Use of Proceeds” on page 31 for more information.

Lock-up

We, our directors, officers and principal shareholders (except for the Class A Ordinary Shares offered by the Selling Shareholders pursuant to this prospectus and for Breydales Limited) have agreed, subject to certain exceptions, not to (i) offer or sell any Class A Ordinary Shares or any securities convertible into or exercisable or exchangeable for Class A Ordinary Shares; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any Class A Ordinary Shares or any securities convertible into or exercisable or exchangeable for Class A Ordinary Shares; (iii) complete any offering of debt securities of our Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of ordinary shares, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of Class A Ordinary Shares or such other securities, in cash or otherwise for a period of 180 days after the date of this prospectus.

Breydales Limited has agreed, subject to certain exceptions, to a 90-day lock-up period from the date of this prospectus, with respect to the Class A Ordinary Shares that it beneficially owns (except for the Class A Ordinary Shares offered by it pursuant to this prospectus), including the issuance of shares upon the exercise of convertible securities and options that may be currently outstanding or which may be issued. In addition, subject in each case to compliance with applicable securities law requirements, (i) if on any trading day the closing price of the Class A Ordinary Shares on Nasdaq is not less than 110% of the initial public offering price, Breydales Limited may effect open market sales only in an aggregate daily amount of Class A Ordinary Shares not exceeding 10% of the average daily volume as reported by Bloomberg, L.P. for the five trading days prior to each applicable trading day on which the sale occurs (the “5-Day ADV”); (ii) if on any trading day the closing price of the Class A Ordinary Shares on Nasdaq is not less than 120% of the initial public offering price, Breydales Limited may effect open market sales only in an aggregate daily amount of Class A Ordinary Shares not exceeding 20% of the 5-Day ADV; and (iii) if on any trading day the closing price of the Class A Ordinary Shares on Nasdaq is not less than 140% of the initial public offering price, the lock-up restrictions described herein shall no longer be applicable to Breydales Limited.

See “Underwriting” for more information.

Risk factors

The Class A Ordinary Shares offered hereby involve a high degree of risk, including the risk of loss of your entire investment. In addition, the company is an emerging growth company with limited operating history and revenues, which is dependent on the implementation of its business and growth strategies. You should read “Risk Factors,” beginning on page 12 for a discussion of factors to consider before deciding to invest in our Class A Ordinary Shares.

SUMMARY FINANCIAL DATA

The following tables summarize our selected consolidated financial data for the periods and as of the dates indicated. The summary consolidated statements of income for the years ended June 30, 2022, 2023 and 2024 and the summary consolidated balance sheet data as of June 30, 2022, 2023 and 2024 are derived from our consolidated financial statements, which have been prepared in accordance with U.S. GAAP and audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), and included elsewhere in this prospectus. The summary consolidated statements of income for the six months ended December 31, 2024 and 2023, and the summary consolidated balance sheet data as of December 31, 2024 and June 30, 2024 are derived from our unaudited interim condensed consolidated financial statements, which have been prepared in accordance with U.S. GAAP, and included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results that may be expected in the future. You should read this data together with our consolidated financial statements and related notes appearing elsewhere in this prospectus as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements appearing elsewhere in the prospectus.

Selected Statements of Operations Information:

	For the Six Months Ended December 31,
	2023	2024	2024
	SGD	SGD	USD
	(Unaudited)	(Unaudited)	(Unaudited)
Consolidated Statements of Income:
Operating revenues	635,350	490,977	359,374
Cost of revenues	(250,032)	(288,218)	(210,963)
Gross profit	385,318	202,759	148,411
Operating expenses	(975,806)	(1,325,715)	(970,367)
Loss from operations	(590,488)	(1,122,956)	(821,956)
Other expense, net	(144,834)	(44,676)	(32,701)
Income taxes expense	—	—	—
Net loss	(735,322)	(1,167,632)	(854,657)
Weighted average number of ordinary shares outstanding, basic and diluted	16,000,000	16,000,000	16,000,000
Loss per share, basic and diluted	(0.05)	(0.07)	(0.05)
	For the Years Ended June 30,
	2022	2023	2024	2024
	SGD	SGD	SGD	USD
Consolidated Statements of Income:
Operating revenues	4,465,134	5,022,071	685,820	506,066
Cost of revenues	(1,009,077)	(1,013,510)	(253,193)	(186,831)
Gross profit	3,456,057	4,008,561	432,627	319,235
Operating expenses	(1,411,788)	(2,501,641)	(1,673,280)	(1,234,710)
Income/(Loss) from operations	2,044,269	1,506,920	(1,240,653)	(915,475)
Other expense, net	(70,605)	(91,124)	(176,527)	130,259
Income taxes expense	(332,921)	(198,012)	3,622	2,673
Net income/(loss)	1,640,743	1,217,784	(1,413,558)	(1,043,061)
Weighted average number of Class A Ordinary Shares outstanding, basic and diluted	16,000,000	16,000,000	16,000,000	16,000,000
Earnings/(Loss) per share, basic and diluted	0.10	0.08	(0.09)	(0.07)

	As of June 30, 2024	As of December 31,
		2024	2024
	SGD	SGD	USD
		(Unaudited)	(Unaudited)
Summary Consolidated Balance Sheet Data
Total current assets	4,990,412	4,337,522	3,174,880
Total other assets	3,590,615	3,590,615	2,628,177
Property and equipment, net	78,687	2,292	1,678
Total assets	8,659,714	7,930,429	5,804,735
Total current liabilities	4,107,713	4,590,649	3,360,158
Total other liabilities	44,589	—	—
Total liabilities	4,152,302	4,590,649	3,360,158
Total shareholders’ equity	4,507,412	3,339,780	2,444,577
	As of June 30,
	2022	2023	2024	2024
	SGD	SGD	SGD	USD
Summary Consolidated Balance Sheet Data
Total current assets	3,226,609	5,372,289	4,990,412	3,682,417
Total other assets	3,499,773	3,515,993	3,590,615	2,649,510
Property and equipment, net	163,310	121,387	78,687	58,603
Total assets	6,889,692	9,009,669	8,659,714	6,389,990
Total current liabilities	2,123,251	3,032,733	4,107,713	3,031,076
Total other liabilities	63,255	55,966	44,589	32,902
Total liabilities	2,186,506	3,088,699	4,152,302	3,063,978
Total shareholders’ equity	4,703,186	5,920,970	4,507,412	3,326,012

RISK FACTORS

An investment in our Class A Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Class A Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Class A Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Class A Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business and Industry

We have a limited operating history, making it difficult for you to evaluate our business and future prospects. If we are unable to manage our business and any fluctuations in our results of operation effectively, our business and growth prospects could be materially and adversely affected.

We began our operation of providing customized software solutions through our wholly owned subsidiary RP Singapore in 2019 and has since seen the growth of our business. Our revenues for the year ended June 30, 2024, 2023 and 2022 were SGD 685,820, SGD 5,022,071, and SGD 4,465,134. We experienced a significant decrease (86.34%) in the most recent fiscal year. This decline was primarily attributable to the completion of several large-scale custom software development projects in prior years, without a corresponding pipeline of new projects in 2024. This was partially due to the reduced involvement of our former majority shareholder and chairman, Mr. Sai Bin Loi, who helped us secure high-value contracts in the years ended June 30, 2023 and 2022. On December 12, 2024, we completed a shareholder restructuring as Mr. Sai Bin Loi stepped down due to his elder age and reduced ability to remain actively involved in our operations. During this transition period, our business development capabilities were materially reduced as management’s attention was diverted to managing the ownership transition and related restructuring activities and we were unable to secure software development contracts with comparable value, while some existing clients reduced their annual budgets. In addition, in early 2024, companies in Singapore exhibited reluctance to invest in customized software development for digitalization due to economic uncertainty, particularly among small and medium-sized enterprises (SMEs). This reluctance was influenced by factors like rising business costs, especially manpower and rental costs, and uncertainty in customer demand. While the overall economy improved by the end of 2024, we believe some businesses focused on fortifying themselves rather than pursuing immediate growth plans. These factors had a major impact on our revenue generation. Consequently, our past financial performance, particularly our revenues for fiscal years 2022 and 2023, may not be indicative of our future operating results or financial performance. We may not be able to achieve or sustain profitability or positive cash flow from operations in future periods. Our ability to generate revenue and achieve profitability will depend on numerous factors, many of which are beyond our control, including market acceptance of our services, our ability to develop new client relationships, competitive dynamics in our industry, and our new majority shareholder’s ability to provide the resources and support necessary to enhance our business development capabilities.

As a result, you should consider our prospects in light of the costs, uncertainties, delays, and difficulties frequently encountered by companies with limited operating histories in competitive markets.

We are subject to risks associated with operating in the rapidly evolving Southeast Asia region, and we are therefore exposed to various risks inherent in operating and investing in the region.

For the years ended June 30, 2024, 2023 and 2022, we derived 100%, 100% and 100% of our revenue from our operations in countries located in Southeast Asia. We intend to continue to develop and expand our business and capacity in Southeast Asia with our current and potential clients. Our operations in Southeast Asia are subject to various risks related to the economic, political and social conditions of the countries in which we operate, including risks related to the following:

•        inconsistent regulations, licensing and legal requirements may increase our cost of operations among the countries in Southeast Asia in which we operate;

•        currencies may be devalued or may depreciate or currency restrictions or other restraints on transfer of funds may be imposed;

•        the effects of inflation within Southeast Asia generally and/or within any specific country in which we operate in Southeast Asia;

•        governments may impose new or more burdensome regulations, taxes or tariffs;

•        political changes may lead to changes in the business environments in which we operate;

•        economic downturns, political instability, civil disturbances, military conflict, terrorism and general security concerns in the countries in which either we or our clients operate may negatively affect our operations;

•        enactment or any increase in the enforcement of regulations related to personal data protection in the areas in which we operate that may incur compliance costs;

•        health epidemics (including the COVID-19 pandemic) may affect our operations and demand for our services; and

•        natural disasters like volcano and earthquakes may impact our operational sites severely.

Additionally, the laws in the countries in which we operate may change and their interpretation and enforcement may involve significant uncertainties that could limit the reliability of the legal protections available to us. We cannot predict the effects of future developments in the legal regimes in the countries in which we operate.

Our business is dependent on our ability to attract and retain highly skilled professionals.

Our business is people and skill-driven and, accordingly, our success depends on our ability to attract, develop, motivate, retain and effectively utilize highly skilled professionals in the field of software development in our offices in Singapore, among other places. We believe that there is significant competition for talented personnel with such skills in these geographic regions and that such competition is likely to continue for the foreseeable future. We compete for such talented personnel not only with other companies in our industry but also with companies in adjacent industries, such as financial services and technology generally.

Increased hiring and increasing worldwide competition for skilled personnel may lead to a shortage in the availability of suitable personnel in the locations where we operate and hire and, accordingly, we may not be able to retain or hire all of the personnel necessary to meet our ongoing and future business needs. In addition, any reductions in headcount for economic or business reasons, however temporary, could negatively affect our reputation as an employer and our ability to hire engineering personnel to meet our business requirements.

If we fail to attract and retain highly skilled engineering personnel, we may not have the necessary resources to properly staff projects, and the failure to successfully compete for such personnel could materially and adversely affect our ability to provide high quality services to our clients.

If we fail to attract and retain highly skill engineering personnel, more specifically in AI space given the recent emergence of AI technology, we may not be able to complete our Research and Development product, therefore causes delay or inability to offer new products and solutions to new customers.

These factors may, as a result, have a material adverse effect on our business, financial condition and results of operations.

Our ability to continue to develop and expand our service offerings to address emerging business demands and technological trends, including our ability to sell differentiated services, may impact our future growth. If we are not successful in meeting these business challenges, our business, financial condition and results of operations may be materially and adversely affected.

Our ability to implement solutions for our customers, incorporating new developments and improvements in software application and IOT technology that translate into productivity improvements for our customers, and our ability to develop software solutions and other new service offerings that meet current and prospective customers’ needs, as well as evolving industry standards, are critical to our success. The markets we serve are highly competitive and characterized by rapid technological change which has resulted in deflationary pressure in the price of services, which in turn can adversely impact our margins. Our competitors may develop solutions or services that make our offerings obsolete or may force us to decrease prices on our services, which can result in lower margins. Our ability to develop and implement up-to-date solutions utilizing new technologies that meet evolving customer needs in consulting, industry software and solutions, and application services markets, and in areas such as AI, in a timely or cost-effective manner, will impact our ability to retain and attract customers and our future revenue growth and earnings.

However, there can be no assurance that our existing and new service offerings can meet prospective customers’ needs and evolving industry standards. If we are unable to continue to execute our strategy and develop and expand our service offerings in a highly competitive and rapidly evolving environment, or if we are unable to commercialize such services and solutions and expand and scale them with sufficient speed and versatility, our growth, productivity objectives and profit margins could be adversely affected.

Software applications and IOT technological developments may materially affect the cost and use of these technology by our customers. Customers may delay spending under existing contracts and engagements and entering into new contracts while they evaluate new technologies. Such delays can negatively impact our results of operations if the pace and level of spending on new technologies by some of our customers is not sufficient to make up any shortfall from delays from other customers. Our growth strategy focuses on responding to these types of developments by driving innovation that will enable us to expand our services offering. If we do not sufficiently invest in new technology and adapt to industry developments, or evolve and expand our business at sufficient speed and scale, or if we do not make the right strategic investments to respond to these developments and successfully drive innovation, our business, financial condition and results of operations, as well as our services and solutions and our ability to develop and maintain a competitive advantage and to execute on our growth strategy could be adversely affected.

If we do not succeed in attracting new clients for our technology services and/or growing revenues from existing clients, we may not achieve our revenue growth goals.

We plan to significantly expand the number of clients we serve to diversify our client base and grow our revenues. As part of our growth strategy, we continue to invest in marketing and new business development opportunities. We are also developing a ERP products based on the core technologies and domain expertise we have accumulated from serving our clients over the years. The SaaS ERP products will have subscription-based pricing and shorter sales cycles. Currently, we are doing a pilot launch of the SaaS ERP products and expect to officially launch them in the first fiscal quarter of the fiscal year 2026. The addition of the SaaS ERP products will complement our current project-based customized ERP products and allow us to reach a broader customer base through a recurring revenue model.

While SaaS ERP product’s pricing is expected to be lower than that of our customized ERP products, the model enables us to reach a significantly broader customer base. The success of this new product will depend on our ability to rapidly acquire and retain a high volume of users to offset the lower per-customer revenue.

Additionally, we may enter into new market sectors where we have limited experience, which may require additional investments in marketing, sales capabilities, and product localization. Our ability to attract new clients and grow revenues from existing clients depends on multiple factors, including the quality and competitiveness of our services offerings, the effectiveness of our go-to-market strategy, and the strength of our competitors. If we are unable to successfully launch and scale our ERP SaaS product or expand into new customer segments, our future growth may be materially and adversely affected.

Our business is dependent on certain major clients and changes or difficulties in our relationships with our major clients may harm our business and financial results.

We had certain clients whose revenue individually represented 10% or more of our total revenue, or whose accounts receivable balances individually represented 10% or more of our total accounts receivable.

For the six months ended December 31, 2024, four clients, Supertoy Trading Company Limited, SLV Trading Limited, Rosefinch Industry Company Limited, and Flourish Bright Limited, accounted for 26.1%, 25.7%, 24.6% and 16.5%, of the Company’s total revenues, respectively. For the year ended June 30, 2024, one major client, Horse Force Limited accounted for 79.3% of the Company’s total revenues. For the year ended June 30, 2023, one major client, SY Auto Parts and Hardware Trading accounted for 13.3% of the Company’s total revenues. For the year ended June 30, 2022, three major clients, Payestation Pte Ltd., Australia Marine Services Pty Ltd., and Smorboll Pte Ltd. accounted for 48.7%, 16.5%, and 15.8%, respectively, of the Company’s total revenues. As of December 31, 2024, two clients, Horse Force Limited and Smorboll Pte Ltd., accounted for 30.3% and 16.6%, respectively, of the Company’s total accounts receivable. As of June 30, 2024, five major clients, Horse Force Limited, Smorboll Pte Ltd, SY Auto Parts and Hardware Trading, 2H Technology Sdn Bhd, and YS Wong Enterprise accounted for 22.2%, 12.2%, 10.8%, 10.4%, and 10.4%, respectively, of the Company’s total accounts receivable. As of June 30, 2023, three major clients, Payestation Pte Ltd., SY Auto Parts and Trading, and Smorboll Pte Ltd. accounted for 16.5%, 13.6%, and 10.7%, respectively, of the Company’s total accounts receivable. As of June 30, 2022, two major clients, Payestation Pte Ltd. and Smorboll Pte Ltd. accounted for 74.6%, and 24.1%, respectively, of the Company’s total accounts receivable.

If we cannot maintain long-term relationships with the major client or replace the major clients from period to period with equivalent clients, the loss of such sales could have an adverse effect on our business, financial condition and results of operations. In addition, some of our clients are also concentrated in certain highly regulated industries like airports and cruise terminals, that are, or may be, increasingly subject to governmental regulation, sanctions and intervention. Increased regulation, changes in existing regulation or increased governmental intervention in the industries in which our clients operate may adversely affect the growth of their respective businesses and therefore negatively impact our revenues. Any economic or political event or regulatory developments or worsening economic conditions affecting our clients could cause a reduction of the ability of our clients to purchase our services, which may adversely affect our business, financial condition and results of operations.

Our business is dependent on our collaboration with our vendors and changes or difficulties in our relationships with our vendors may harm our business and financial results.

Our business is substantially dependent on our collaboration with our vendors. We consider major vendors in each period to be those that accounted for more than 10% of overall purchases, or whose accounts payable balances individually represented 10% or more of our total accounts payable in such period. Our major vendors include third-party software development service providers and hardware suppliers, both of which are essential to our operations, as not all of our software applications are developed in-house. We maintain close collaborative relationships with these vendors while implementing clear business process segregation to safeguard each party’s trade secrets and client relationships If difficulties arise in our relationships with existing vendors or suppliers, we may be required to identify and engage alternative third parties. However, the time and effort involved in sourcing new vendors, establishing working relationships, and ensuring alignment with our operational standards may disrupt our business operations. Such disruptions could impact our ability to meet performance obligations to our customers and may adversely affect our financial results. As of December 31, 2024, one vendor, Btoz Tech Pte Ltd, accounted for 90.3% of the Company’s accounts payable. For the six months ended December 31, 2024, one major supplier, Btoz Tech Pte Ltd, accounted for 92.8% of the Company’s total purchases. As of June 30, 2024, one major vendor, PCA Group Sdn Bhd accounted for 81.5% of the Company’s accounts payable. For the year ended June 30, 2024, two major vendors, Appiclogy Pte Ltd and Tekun Hardware Pte Ltd, accounted for 66.4% and 32.4%, respectively, of the Company’s total purchases. For the year ended June 30, 2023, two major vendors, Appiclogy Pte Ltd and PCA Group Sdn Bhd accounted for 72.2% and 16.7%, respectively, of the Company’s accounts payable. For the year ended June 30, 2023, two major vendor, Pangu Procurement Pte Ltd. and Appiclogy Pte Ltd, accounted for 48.4% and 20.3%, respectively, of the Company’s total purchases. For the year ended June 30, 2022, two vendors, LYC Supply and Trading, Pangu Procurement Pte Ltd., accounted for 17.7% and 16.3%, respectively, of the Company’s total purchases. For the year ended June 30, 2022, one vendor, LYC Supply and Trading, accounted for 81% of the Company’s accounts payable.

Our vendors may fail to meet timelines or contractual obligations, which may adversely affect our business. RP Singapore generally enters into agreements with them without imposing any contractual obligations requiring them to maintain their relationships with us beyond the contractual term. Although we believe that relationships with our existing vendors are strong, there is no guarantee for future cooperation and there is no assurance that RP Singapore can maintain stable and long-term business relationships with any vendors. If a significant number of the industry vendors terminate or do not renew their agreements with RP Singapore and it is not able to replace these business partners on commercially reasonable terms in a timely manner or at all, our business, results of operations and financial condition would be materially and adversely affected.

Our independent registered public accounting firm expressed substantial doubt regarding our ability to continue as a going concern. Our ability to continue as a going concern requires that we obtain sufficient funding to finance our operations.

Our financial statements appearing at the end of this prospectus have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the ordinary course of business. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of these uncertainties related to our ability to operate on a going concern basis. The perception that we may not be able to continue as a going concern may cause others to choose not to deal with us due to concerns about our ability to meet our contractual obligations.

Our independent registered public accounting firm included an explanatory paragraph in its audit report on our financial statements as of and for the year ended June 30, 2024, stating that we did not have sufficient cash balance as of June 30, 2024, which raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern depends on our ability to raise additional capital. If we seek additional financing to fund our business activities in the future and there remains substantial doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding to us on commercially reasonable terms or at all. Further, if we cannot continue as a going concern, we may be forced to discontinue operations and liquidate our assets and may receive less than the value at which those assets are carried on our audited financial statements, which would cause holders of our Class A Ordinary Shares and our shareholders to lose all or a part of their investment.

We are subject to privacy, data protection and information security laws in the jurisdictions in which we operate.

Generally, personal information which is captured, selected and analyzed by our software is stored in our client’s proprietary systems to which our employees have user access. Although we have employed measures to protect against unauthorized access of such personal, confidential and proprietary information, as the complexity of information infrastructure continues to grow, the potential risk of security breaches and cyber-attacks increases. Such breaches can lead to shutdowns or system interruptions, and potential unauthorized disclosure of sensitive or confidential information which may result in potentially costly litigation. If any person, including any of our employees, penetrates our network security or otherwise mismanages or misappropriates sensitive or confidential client or customer data, we could be subject to significant fines for violating privacy or data protection and consumer laws or lawsuits from our clients or their customers for breaching contractual confidentiality provisions which could result in negative publicity, legal liability, loss of clients and damage to our reputation. We may be liable for any misappropriation of customers’ personal information which could also harm our relationship with our clients, and/or cause us to suffer financial losses and/or reputational harm. We may also be liable for damages in the case of such a security or network breach that results in an unauthorized or impermissible disclosure of client or customer data and information.

Under data protection and personal information laws, we are typically required to manage, utilize and store sensitive or confidential client and customer data in connection with the services we provide. In Singapore, under the Personal Data Protection Act 2012, No. 26 of 2012 of Singapore, we are also required to, among others, notify individuals of: the purposes for the collection, use or disclosure of their personal data prior to such collection, use or disclosure and obtain the consent of individuals for any collection, use or disclosure of their personal data.

Furthermore, we are subject to local data protection laws, consumer laws and/or “do not call list” regulations in most of the countries in which we operate, all of which may require us to make additional expenditures to ensure compliance with these regulations or future additional regulations. We also believe that we will be subject to additional such laws and regulations in the future that may be stricter than those currently in force. Although we take extensive efforts to comply with such applicable laws and regulations, failure or perceived failure by us to comply with rapidly evolving privacy and security laws, policies (including our own policies, which we may update from time to time), legal obligations or industry standards may result in governmental enforcement actions, litigation, fines and penalties or adverse publicity, could require us or our clients to change our or their business practices and could cause our clients to lose trust in us.

We seek to implement measures to protect sensitive and confidential client and customer data in accordance with client contracts and data protection laws and consumer laws. If any person, including any of our employees, penetrates our network security or otherwise mismanages or misappropriates sensitive or confidential client or customer data, we could be subject to significant fines for violating privacy or data protection and consumer laws or lawsuits from our clients or their customers for breaching contractual confidentiality provisions which could result in negative publicity, legal liability, loss of clients and damage to our reputation. We may be liable for any misappropriation of customers’ personal information which could also harm our relationship with our clients, and/or cause us to suffer financial losses and/or reputational harm.

We may also be subject to laws and regulations that restrict the flow of personal data across countries; such laws may constrain our activities and have an adverse impact on our business. Laws and regulations that impact our business, and particularly laws, regulations and other measures governments may take based on privacy and data protection concerns, are increasing in complexity, change frequently and at times conflict among the various jurisdictions where we do business.

We may also be liable for damages in the case of such a security or network breach that results in an unauthorized or impermissible disclosure of client or customer data and information. Any of the foregoing could adversely affect our business, financial condition and results of operations.

Our inability to protect our systems and data from continually evolving cybersecurity risks or other technological risks could affect our reputation among our clients and their customers and may expose us to liability.

In conducting our business, we process, and transmit sensitive business information and personal information about our clients, their customers and other parties. We have certain responsibilities to card networks and their member financial institutions for any failure, including the failure of our associated third parties, to protect this information.

We may be a target of malicious third-party attempts to identify and exploit system vulnerabilities and penetrate or bypass our security measures in order to gain unauthorized access to our networks and systems or those of our associated third parties. A successful attempt could lead to the compromise of sensitive, business, personal or confidential information. As a result, we proactively employ multiple barriers and controls at different layers of our systems to defend our systems against intrusion and attack and to protect the data we collect. However, we cannot be certain that these measures will continue to successfully counter all current and emerging technology threats that are designed to breach our systems in order to gain access to confidential information. We also rely on third party vendors for aspects of our cybersecurity strategy, such as to conduct security reviews and penetration tests, and there can be no assurance that the tests conducted by these vendors, or measures we take in response to such tests, will be effective at identifying or preventing any cybersecurity threat.

Our computer systems and the computer systems of our clients could be in the future subject to breach, and our data protection measures may not prevent unauthorized access. The techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and are often difficult to detect. Threats to our systems and our associated third parties’ systems can derive from human error, fraud or malice on the part of employees or third parties or may result from accidental technological failure. Computer viruses and other malware can be distributed and could infiltrate our systems or those of our associated third parties. In addition, denial of service or other attacks could be launched against us for a variety of purposes, including to interfere with our services or create a diversion for other malicious activities. Our defensive measures may not prevent downtime, unauthorized access or use of sensitive data. Further, while we carefully select third parties with which we associate, we do not control their actions. Any problems experienced by these third parties, including those resulting from breakdowns or other disruptions in the services provided by such parties or cyber-attacks and security breaches, could adversely affect our ability to service our clients or their customers or otherwise conduct our business.

Furthermore, the costs of systems and procedures associated with any protective measures that we are required to take by our clients may increase and could adversely affect our ability to compete effectively. Any failure to adequately enforce or provide these protective measures could result in liability, protracted and costly litigation, governmental and card network intervention and fines and, with respect to misuse of our clients’ information, lost revenue and reputational harm.

Our investment costs incurred in developing our new SaaS ERP products and platforms may not yield the intended results and can adversely impact our results of operations.

We are developing standardized SaaS ERP products based on the core technologies and domain expertise we have accumulated from serving our clients over the years. The SaaS ERP products will have subscription-based pricing and shorter sales cycles. Currently, we are doing a pilot launch of the SaaS ERP products and expect to officially launch them in the first fiscal quarter of the fiscal year 2026. The addition of the SaaS ERP products will complement our current project-based customized ERP products and allow us to reach a broader customer base through a recurring revenue model.

However, there is no assurance that our investment in this new product will result in successful commercialization, broad customer adoption, or a positive return on investment. The success of this product depends on a variety of factors, including market demand, pricing competitiveness, user experience, integration capabilities, and our ability to effectively market and support the product. If we fail to achieve customer buy-in or deliver the expected product performance, our growth prospects, competitive positioning, and financial results may be materially and adversely affected.

Software failures, breakdowns in the operations of our servers and communications systems or the failure to implement system enhancements could harm our business.

Our success depends on the efficient and uninterrupted operation of our servers and communications systems. A failure of our network or data gathering procedures could impede services. While our operations have disaster recovery plans in place, they might not adequately protect us. Despite any precautions we take, damage from fire, floods, hurricanes, power loss, telecommunications failures, computer viruses, break-ins, and similar events at our computer facilities could result in interruptions in the flow of data to our servers and from our servers to our clients. In addition, any failure by our computer environment to provide our required data communications capacity could result in interruptions in our service. In the event of a server failure, we could be required to transfer our client data collection operations to an alternative provider of server hosting services. Such a transfer could result in delays in our ability to deliver our products and services to our clients.

Additionally, significant delays in the planned delivery of system enhancements, improvements and inadequate performance of the systems once they are completed could damage our reputation and harm our business. Long-term disruptions in the infrastructure caused by events such as natural disasters, the outbreak of war, the escalation of hostilities and acts of terrorism, particularly involving cities in which we have offices, could adversely affect our business, financial condition and results of operations. To the extent that we suffer loss or damage that is not covered by insurance or that exceeds our insurance coverage, or are required to pay higher insurance premiums, our business, financial condition and results of operations could be materially and adversely affected.

We use open-source software in providing services to our clients. There are risks associated with the use of open-source software that may have an adverse effect on our results of operations and financial condition.

We use open-source software in providing services to our clients. Further, some of our clients may also be using open-source software on which some of our products and services may need to operate. There are significant benefits and risks associated with open-source software. If a company were to buy a commercial closed source solution for enterprise use, there is an elaborate procedure followed for finalizing and purchasing a product. This includes requirement analysis, defining acceptance criteria, evaluating the product, security considerations, etc. An open-source product, however, might not undergo this kind of evaluation. This could pose business and security risks and lead to some unanticipated costs and may have an adverse effect on our results of operations and financial condition.

Some open-source licenses contain requirements that we make available source code for modifications or derivative works we create based upon the type of open source software we use or grant other licenses to our intellectual property. If we combine our software with open-source software in a certain manner, we could, under certain open source licenses, be required to release or license the source code of our software to the public. From time to time, we may be subject to claims asserting ownership of, or demanding release of, the source code, the open source software and/or derivative works that were developed using such software, requiring us to provide attributions of any open source software incorporated into our distributed software, or otherwise seeking to enforce the terms of the applicable open source license. These claims could also result in litigation, require us to purchase a costly license or require us to devote additional research and development resources to re-engineer our software or change our products or services, any of which may have an adverse effect on our results of operations and financial condition.

We use AI and may use new technologies in our products, and challenges with properly managing their use by us or third parties could result in reputational harm, competitive harm, and legal liability, and adversely affect our results of operations.

We have incorporated and may continue to incorporate AI solutions and other new technologies into our products, and these applications have become and may become important in our operations over time.

AI also presents emerging ethical and legal issues and our use of AI may result in brand or reputational harm, competitive harm, or legal liability. The rapid evolution of AI, including proposed and future regulation of AI, could significantly impact our business and will require significant resources to develop, test and maintain our products to help us implement AI ethically and in a compliant manner in order to minimize unintended, harmful impacts.

The AI technologies we are incorporating into certain of our products and processes may present business, legal, and reputational risks.

We use and may continue to expand our use of AI technologies into certain of our products and processes. The use of AI has recently become the source of significant media attention and political debate. The introduction of AI technologies, into new or existing offerings may result in new or expanded risks and liabilities, including due to enhanced governmental or regulatory scrutiny, litigation, compliance issues, ethical concerns, confidentiality or security risks, as well as other factors that could adversely affect our business, reputation, and financial results. For example, AI technologies can lead to unintended consequences, including generating content that appears correct but is factually inaccurate, misleading or otherwise flawed, or that results in unintended biases and discriminatory outcomes, which could harm our reputation and business and expose us to liability. We may also not identify inaccurate information, which may expose us to liability. Laws, regulations or industry standards that develop in response to the use of AI may be burdensome or may significantly restrict the deployment of AI, particularly generative AI technologies, in our products or processes.

We use AI technologies from third parties, which may include open-source software. If we are unable to maintain rights to use these AI technologies on commercially reasonable terms, we may be forced to acquire or develop alternate AI technologies, which may limit or delay our ability to provide competitive offerings and may increase our costs. These AI technologies also may incorporate data from third-party sources, which may expose us to risks associated with data rights and protection, and may also lead to the unintended consequences of using AI discussed above. The intellectual property ownership and license rights surrounding AI technologies as well as data protection laws related to the use and development of AI are currently not fully addressed by courts or regulators. The use or adoption of AI technologies into our products may result in exposure to claims by third parties of copyright infringement or other intellectual property misappropriation, which may require us to pay compensation or license fees to third parties. The evolving legal, regulatory and compliance framework for AI technologies may also impact our ability to protect our own data and intellectual property against infringement.

We do not currently maintain insurance coverage, which exposes us to potential significant financial losses and operational disruptions.

We do not currently maintain any business insurance coverage. The lack of coverage exposes us to substantial financial risks, including professional liability from potential errors in our software development services, cyber security and data breach risks given our access to client systems and data, general business liability claims, key person risks related to loss of critical personnel, and property and equipment losses that could disrupt operations.

In the event any of these risks materialize, we would bear the full financial burden of defending against claims, paying settlements, and covering associated costs such as business interruption, data recovery, and asset replacement. Such expenses could be substantial and exceed our available cash resources, potentially requiring us to seek additional financing on unfavorable terms or threatening our ability to continue operations. Furthermore, our lack of insurance may limit our ability to secure new clients, particularly larger enterprises that typically require service providers to maintain adequate coverage, which could restrict our growth opportunities and competitive positioning.

We are exposed to foreign exchange risk arising from various currency exposures, primarily with respect to the Singapore Dollars and Indonesian Rupiah, and any volatility in these currencies could adversely affect our business, financial condition and results of operations.

We mainly operate in Singapore and Indonesia, which exposes us to the effects of fluctuations in currency exchange rates. We earn revenue denominated in Singapore Dollars and US Dollars. Fluctuations in foreign currency exchange rates will affect our financial results, which we report in Singapore Dollars. Furthermore, fluctuations in currency exchange rates may also affect the comparability of our financial results from period to period, as we convert our subsidiaries’ statement of financial position into Singapore Dollars from foreign currencies at the period-end exchange rate, and income and cash flow statements at average exchange rates for the year. We cannot assure you that movements in foreign currency exchange rates will not have a material adverse effect on our results of operations in future periods.

Risks Related to Doing Business in Southeast Asia

Uncertainties with respect to the legal system in certain markets in Southeast Asia could adversely affect us.

The interpretation and enforcement of laws and regulations involve uncertainties and inconsistencies. Since local administrative and court authorities and in certain cases, independent organizations, have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we may enjoy in many of the localities in which we operate. Moreover, local courts may have broad discretion to reject enforcement of foreign awards. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us.

It is possible that a number of laws and regulations may be adopted or construed to apply to us in Southeast Asia and elsewhere that could restrict our business segments. Scrutiny and regulation of the business segments in which we operate may further increase, and we may be required to devote additional legal and other resources to addressing these regulations. Changes in current laws or regulations or the imposition of new laws and regulations in Southeast Asia or elsewhere regarding our business segments may slow the growth of our business segments and adversely affect our business, financial condition, results of operations and prospects.

Developments in the social, political, regulatory and economic environment in the countries where we operate, may have a material and adverse impact on us.

Our business, prospects, financial condition and results of operations may be adversely affected by social, political, regulatory and economic developments in countries in which we operate. Such political and economic uncertainties include, but are not limited to, the risks of war, terrorism, nationalism, nullification of contract, changes in interest rates, imposition of capital controls and methods of taxation. We have considerable operations in Singapore, and negative developments in Singapore’s socio-political environment may adversely affect our business, financial condition, results of operations and prospects. Although the overall economic environment in Singapore and other countries where we operate appears to be positive, there can be no assurance that this will continue to prevail in the future.

It will be difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets outside the United States.

Substantially all of our assets are currently located outside of the United States. Additionally, except for one director nominee, the rest of our directors, director nominees, and officers reside outside of the United States, specifically in Singapore and Hong Kong. As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws. Moreover, we have been advised that Singapore does not have a treaty providing for the reciprocal recognition and enforcement of judgments of courts with the United States.

Natural events, wars, terrorist attacks and other acts of violence involving any of the countries in which we or our clients have operations could adversely affect our operations and client confidence.

Natural disaster events (such as volcanos, floods and earthquakes), terrorist attacks and other acts of violence or war may adversely disrupt our operations, lead to economic weakness in the countries in which they occur and affect worldwide financial markets, and could potentially lead to economic recession, which could have an adverse effect on our business, financial condition and results of operations. These events could adversely affect our clients’ levels of business activity and precipitate sudden significant changes in regional and global economic conditions and cycles. These events also pose significant risks to our people and to our business operations.

Risks Related to this Offering and our Class A Ordinary Shares

Our dual class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

Immediately after the completion of this offering, we will have 17,250,000 Class A Ordinary Shares and 100,000 Class B Ordinary Shares issued and outstanding. In respect of matters requiring the votes of shareholders, holders of Class A Ordinary Shares are entitled to one vote per share, while holders of Class B Ordinary Shares are entitled to ten (10) votes per share. We will sell Class A Ordinary Shares in this offering. Our Class B Ordinary Shares are convertible at any time by the holder thereof into Class A Ordinary Shares on a one-for-one basis, while Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Any future issuances of Class B Ordinary Shares may be dilutive to the voting power of holders of Class A Ordinary Shares. Any conversions of Class B Ordinary Shares into Class A Ordinary Shares may dilute the percentage ownership of the existing holders of Class A Ordinary Shares within their class of ordinary shares. Such conversions may increase the aggregate voting power of the existing holders of Class A Ordinary Shares. In the event that we have multiple holders of Class B Ordinary Shares in the future and certain of them convert their Class B Ordinary Shares into Class A Ordinary Shares, the remaining holders who retain their Class B Ordinary Shares may experience increases in their relative voting power.

Immediately following the completion of this offering, Mr. Hao Feng Ng, our Chairman, will beneficially own 10,113,267 Class A Ordinary Shares and 100,000 Class B Ordinary Shares, representing 64.42% of our total voting power. This is due to the disparate voting powers associated with our dual class share structure. As a result of the dual class share structure and the concentration of ownership, Mr. Ng will be able to determine the outcome of matters requiring shareholder approval, including those to be determined either by an ordinary resolution or a special resolution, such as decisions regarding change of directors, mergers, change of control transactions and other significant corporate actions. He may take actions that are not in the best interest of us or our other shareholders. In addition, no shareholder holding less than one third of all votes attaching to our issued and outstanding shares entitled to vote at our general meetings can requisition an extraordinary general meeting. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could have the effect of depriving our other shareholders of the opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of the Class A Ordinary Shares. This concentrated control will limit your ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of Class A Ordinary Shares may view as beneficial.

Our dual class share structure with different voting rights may adversely affect the value and liquidity of the Class A Ordinary Shares.

We cannot predict whether our dual class share structure with different voting rights will result in a lower or more volatile market price of the Class A Ordinary Shares, in adverse publicity, or other adverse consequences. Certain index providers have announced restrictions on including companies with multiple class share structures in certain of their indices. Because of our dual class structure, we will likely be excluded from these indices and other stock indices that take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from certain stock indices would likely preclude investment by many of these funds and could make the Class A Ordinary Shares less attractive to investors. In addition, several shareholder advisory firms have announced their opposition to the use of multiple class structure and our dual class structure may cause shareholder advisory firms to publish negative commentary about our corporate governance, in which case the market price and liquidity of the Class A Ordinary Shares could be adversely affected.

There has been no public market for our Class A Ordinary Shares prior to this offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you pay for them, or at all.

Prior to this offering, there has not been a public market for our Class A Ordinary Shares. Our Class A Ordinary Shares have been approved for listing on Nasdaq under the symbol “RPGL.” However, an active public market for our Class A Ordinary Shares may not develop or be sustained after the offering, in which case the market price and liquidity of our Class A Ordinary Shares will be materially and adversely affected.

The initial public offering price for our Class A Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

The initial public offering price for our Class A Ordinary Shares was determined by negotiations between us, the Selling Shareholders, and the Underwriter, and does not bear any relationship to our earnings, book value or any other indicia of value. We cannot assure you that the market price of our Class A Ordinary Shares will not decline significantly below the initial public offering price. The financial markets in the United States and other countries have experienced significant price and volume fluctuations in the last few years. Volatility in the price of our Class A Ordinary Shares may be caused by factors outside of our control and may be unrelated or disproportionate to changes in our results of operations.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Class A Ordinary Shares if the market price of our Class A Ordinary Shares increases.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Class A Ordinary Shares, the price of our Class A Ordinary Shares and trading volume could decline.

The trading market for our Class A Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Class A Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Class A Ordinary Shares and the trading volume to decline.

The market price of our Class A Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.

The initial public offering price for our Class A Ordinary Shares was determined through negotiations between the Underwriter, the Selling Shareholders, and us and may vary from the market price of our Class A Ordinary Shares following our initial public offering. If you purchase our Class A Ordinary Shares in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Class A Ordinary Shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our initial public offering. The market price of our Class A Ordinary Shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

•        actual or anticipated fluctuations in our revenue and other operating results;

•        the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

•        actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

•        announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

•        price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

•        lawsuits threatened or filed against us; and

•        other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, shareholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Class A Ordinary Shares.

In addition to the risks addressed above in “— The market price of our Class A Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price”, our Class A Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Upon the consummation of this offering, we will have a relatively small public float due to the relatively small size of this offering, the ownership percentage of our executive officers and directors, and greater than 5% shareholders. As a result of our small public float, our Class A Ordinary Shares may be less liquid and have greater stock price volatility than the shares of companies with broader public ownership. The rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares. This volatility may prevent you from being able to sell your securities at or above the price you paid for your securities. In addition, you may experience losses, which may be material, if the price of our Class A Ordinary Shares declines after this offering or if you purchase our Class A Ordinary Shares prior to any price decline.

We are an “emerging growth company” under the JOBS Act. As a result, we are subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies and our shareholders could receive less information than they might expect to receive from more mature public companies.

We are an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements as well as certain reduced corporate governance and other regulatory restrictions. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least $1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (iii) the date on which we have, during the preceding three year period, issued more than $1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which could occur if the market value of our ordinary shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Because we are subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies, our shareholders could receive less information than they might expect to receive from more mature public companies. We cannot predict if investors will find our ordinary shares less attractive if we elect to rely on these exemptions, or if taking advantage of these exemptions would result in less active trading or more volatility in the price of our ordinary shares.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

Upon completion of this offering, we will become a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and Nasdaq, impose various requirements on the corporate governance practices of public companies. As an “emerging growth company” pursuant to the JOBS Act, we may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with increased disclosure requirements.

As a “controlled company,” we are exempt from certain Nasdaq corporate governance requirements, which may result in our independent directors not having as much influence as they would if we were not a controlled company. We may also choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

Following this offering. we will be a “controlled company” as defined under the Nasdaq Capital Market Marketplace Rule 5615(c), because Mr. Ng, our Chairman, will control more than 50% of our then total voting power. Immediately following the completion of this offering, True Sage, a BVI holding entity that is wholly owned by Mr. Ng, will hold 10,113,267 Class A Ordinary Shares and 100,000 Class B Ordinary Shares, representing approximately 64.42% of our total voting power. As a result, for so long as we remain a controlled company as defined under those rules, we are exempt from, and our shareholders generally are not provided with the benefits of, some of the Nasdaq corporate governance requirements, including that:

•        a majority of the board of directors consist of independent directors,

•        the compensation of our officers be determined or recommended to our board of directors by a compensation committee that is comprised solely of independent directors and

•        that director nominees be selected or recommended to the board of directors by a majority of independent directors or a nominating committee comprised solely of independent directors. a majority of our board of directors must be independent directors;

We intend to take advantage of corporate governance exemptions available to controlled companies. As a result, you may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Our board of directors may decline to register transfers of Class A Ordinary Shares in certain circumstances.

Except in connection with the settlement of trades or transactions entered into through the facilities of a stock exchange or automated quotation system on which our Class A Ordinary Shares are listed or traded from time to time, our board of directors may, in its sole discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any share unless (i) the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (ii) the instrument of transfer is in respect of only one class of shares; (iii) the instrument of transfer is properly stamped, if required; (iv) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; (v) the shares conceded are free of any lien in favor of us; or (vi) a fee of such maximum sum as Nasdaq may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within one month after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

This, however, is unlikely to affect market transactions of the Class A Ordinary Shares purchased by investors in the public offering. Once the Class A Ordinary Shares have been listed, the legal title to such ordinary shares and the registration details of those Class A Ordinary Shares in the Company’s register of members will remain with DTC/Cede& Co. All market transactions with respect to those Class A Ordinary Shares will then be carried out without the need for any kind of registration by the directors, as the market transactions will all be conducted through the DTC systems.

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

Upon completion of this offering, we will be a publicly listed company in the United States. As a publicly listed company, we will be required to file periodic reports with the U.S. Securities and Exchange Commission upon the occurrence of matters that are material to our company and shareholders. In some cases, we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our company. Similarly, as a U.S.-listed public company, we will be governed by U.S. laws that our competitors, which are mostly private companies, are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public listing could affect our results of operations.

If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud.

Prior to this offering, we were a private company with limited accounting personnel. Furthermore, prior to this offering, our management has not completed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting.

Upon the completion of this offering, we will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or “Section 404”, will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F beginning with our first required annual report for the prior fiscal year after completion of this offering. In addition, if we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting on an annual basis.

Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a burden on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

In connection with the audits of our consolidated financial statements as of and for the years ended June 30, 2024, 2023 and 2022, we and our independent registered public accounting firm identified two material weaknesses in our internal control over financial reporting as well as other control deficiencies. As defined in standards established by the Public Company Accounting Oversight Board (United States), a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weakness identified related to (1) our lack of sufficient skilled personnel with U.S. GAAP knowledge and the SEC reporting knowledge for the purpose of financial reporting as well as the lack in formal accounting policies and procedures manual to ensure proper financial reporting in accordance with U.S. GAAP and SEC reporting requirements; and (2) our lack of an audit committee and internal audit function to establish formal risk assessment process and internal control framework.

Upon completion of this offering, we will be subject to the reporting and internal control requirements under U.S. federal securities laws, including Section 404 of the Sarbanes-Oxley Act of 2002. As a newly public company, we will implement a formal internal control framework designed to improve the accuracy and reliability of our financial reporting.

As of the date of this prospectus, we have taken the following remediate actions:

•        We have identified and appointed independent directors who will serve on our audit committee upon the effectiveness of the registration statement, of which this prospectus forms a part.

•        We have hired a Chief Financial Officer with audit and corporate financial reporting experience. The CFO currently oversees our finance function and has commenced the drafting and documentation of internal control policies, control matrices, and process narratives.

We plan to engage an external consulting firm to assist with the assessment, design and implementation of internal control procedures and accounting policy alignment, including internal reporting and risk assessment protocols in compliance with the standards applicable to U.S. public companies.

We anticipate completing our internal control remediation plan by December 2025. This plan includes documentation and implementation of entity-level and transactional controls, internal training, and final integration of automated processes. To date, we have not incurred material expenses related to the remediation efforts, as we continue to manage pre-IPO expenses prudently. We estimate that the total cost of implementing our internal control framework will be approximately USD 100,000, which covers consulting fees, software tools, and compliance-related activities.

We are a “foreign private issuer” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

We are a foreign private issuer and, as a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime.

As a foreign private issuer, we will also be exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. However, we will still be subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer differ from those imposed on U.S. domestic reporting companies, you should not expect to receive the same information about us and at the same time as the information provided by U.S. domestic reporting companies.

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of the securities exchange on which we list, and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business, brand and reputation and results of operations.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

We have broad discretion in the use of the net proceeds from our initial public offering and may not use them effectively.

To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from our initial public offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our initial public offering in a manner that does not produce income or that loses value, which would result in our receiving a going concern letter in future fiscal periods as well.

Shares eligible for future sale may adversely affect the market price of our Class A Ordinary Shares, as the future sale of a substantial amount of outstanding Class A Ordinary Shares in the public marketplace could reduce the price of our Class A Ordinary Shares.

The market price of our shares could decline as a result of sales of substantial amounts of our shares in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of our Class A Ordinary Shares. 17,250,000 Class A Ordinary Shares and 100,000 Class B Ordinary Shares will be outstanding immediately after this offering. All of the Class A Ordinary Shares sold in the offering will be freely transferable without restriction or further registration under the Securities Act. The remaining Class A Ordinary Shares will be “restricted securities” as defined in Rule 144. These shares may be sold in the future without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act. See “Shares Eligible for Future Sale.”

You will experience immediate and substantial dilution.

The initial public offering price of our Class A Ordinary Shares is substantially higher than the pro forma net tangible book value per Class A Ordinary Share. Assuming the completion of the firm commitment offering, if you purchase Class A Ordinary Shares in this offering, you will incur immediate dilution of approximately $3.67 in the pro forma net tangible book value per Class A Ordinary Share from the price per Class A Ordinary Share that you pay for the shares. Accordingly, if you purchase Class A Ordinary Shares in this offering, you will incur immediate and substantial dilution of your investment. See “Dilution.”

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under British Virgin Islands law.

The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under British Virgin Islands law are to a large extent governed by the common law of the British Virgin Islands. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary duties of our directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the British Virgin Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the British Virgin Islands. In addition, British Virgin Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of British Virgin Islands business companies like us have no general rights under British Virgin Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our current memorandum and articles of association if they are satisfied that it would be contrary to the Company’s interests to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but in such circumstances are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

Our existing shareholders will be able to sell their shares after the completion of this offering subject to restrictions under Rule 144 under the Securities Act, which could impact the trading price of our Class A Ordinary Shares.

There are 16,000,000 Class A Ordinary Shares and 100,000 Class B Ordinary Shares issued and outstanding as of the date of this prospectus. All of our directors and officers have agreed, subject to certain exceptions, not to sell, transfer, or dispose of, directly or indirectly, any of our Class A Ordinary Shares or securities convertible into or exercisable or exchangeable for our Class A Ordinary Shares for a period of 180 days after the date of this prospectus. Our existing shareholders prior to this offering may be able to sell their Class A Ordinary Shares under Rule 144 after the completion of this offering and following the expiration of any lock-up period applicable to them. See “Shares Eligible for Future Sale” below. Because these shareholders have paid a lower price per Class A Ordinary Share than participants in this offering, when they are able to sell their Class A Ordinary Shares under Rule 144, they may be more willing to accept a lower sales price than the IPO price, which could impact the trading price of our Class A Ordinary Shares following the completion of the offering, to the detriment of participants in this offering. Under Rule 144, before such shareholders can sell their shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of the Class A Ordinary Shares to be sold pursuant to Rule 144 pending the closing of this offering.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

Assumption about our future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

•        our ability to recover from the significant revenue decline experienced in fiscal 2024;

•        our plans to expand our client base and diversify our revenue sources;

•        the development, launch, and market acceptance of our SaaS ERP product;

•        our ability to compete effectively in our target markets;

•        our expectations regarding the support and resources to be provided by our new majority shareholder, True Sage;

•        our future financial performance, including revenue growth and profitability;

•        our ability to execute our growth, and expansion, including our ability to meet our goals;

•        current and future economic and political conditions;

•        our capital requirements and our ability to raise any additional financing which we may require;

•        our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business; and

•        other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe certain material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated under the laws of British Virgin Islands because there are certain benefits associated with being a British Virgin Islands business company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control of currency exchange control or currency restriction and the availability of professional and support services. The British Virgin Islands, however, has a less developed body of securities laws as compared to the United States and provides significantly less protection for investors than the United States.

Substantially all of our assets are located in Singapore. In addition, almost all of our directors and officers are nationals or residents of Republic of Singapore and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Forbes Hare, our counsel with respect to the laws of the British Virgin Islands, and Insights Law LLC, our counsel with respect to Singapore law, have advised us that there is uncertainty as to whether the courts of the British Virgin Islands or Singapore would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the British Virgin Islands or Singapore against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Forbes Hare, has further advised us that there is currently no statutory enforcement or treaty between the United States and the British Virgin Islands providing for enforcement of judgments. A judgment obtained in the United States, however, may be recognized and enforced in the courts of the British Virgin Islands at common law, without any re-examination on the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Commercial Division of the Eastern Caribbean Supreme Court in the British Virgin Islands, provided such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) is final; (iii) is not in respect of taxes, a fine or a penalty; and (iv) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy of the British Virgin Islands. Furthermore, it is uncertain that British Virgin Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Forbes Hare has informed us that there is uncertainty with regard to British Virgin Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the British Virgin Islands as penal or punitive in nature.

Insights Law LLC has advised us that there is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States will be recognized or enforced by the Singapore courts, and there is doubt as to whether the Singapore courts will enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. An in personam final and conclusive judgment in the federal or state courts of the United States under which a fixed or ascertainable sum of money is payable may generally be enforced as a debt in the Singapore courts under the common law as long as it is established that the Singapore courts have jurisdiction over the judgment debtor. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment is inconsistent with a prior local judgment that is binding on the same parties; (b) the enforcement of the foreign judgment would contravene the public policy of Singapore; (c) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (d) the foreign judgment was obtained by fraud; or (e) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law.

In particular, the Singapore Courts may potentially not allow the enforcement of any foreign judgment for a sum payable in respect of taxes, fines, penalties or other similar charges, including the judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States. In respect of civil liability provisions of the United States federal and state securities law which permit punitive damages against us and our directors or executive officers, we are unaware of any decision by the Singapore courts which has considered the specific issue of whether a judgment of a United States court based on such civil liability provisions of the securities laws of the United States or any state or territory of the United States is enforceable in Singapore.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately US$3,184,516 after deducting the estimated underwriting discounts and the estimated offering expenses payable by us and based upon an initial public offering price of US$4.00 per Class A Ordinary Share. We will not receive any amount of the proceeds from the sale of Class A Ordinary Shares by the Selling Shareholders.

We plan to use the net proceeds we receive from this offering for the following purposes:

•        20% for research and development;

•        20% for investment in marketing and branding, and other capital expenditures;

•        20% for recruitment of talented professionals; and

•        40% for general corporate purposes and possible future acquisitions and growth opportunities.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

We did not declare or pay any dividends for the years ended June 30, 2024, 2023 and 2022.

We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.

Subject to the BVI Act and our memorandum and articles of association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. There is no further British Virgin Islands statutory restriction on the amount of funds which may be distributed by us by dividend.

When considering the distribution of a dividend in the future, our Board will take into account, among other things, the following factors when deciding whether to propose a dividend and in determining the dividend amount: (a) operating and financial results; (b) cash flow situation; (c) business conditions and strategies; (d) future operations and earnings; (e) taxation considerations; (f) interim dividend paid, if any; (g) capital requirement and expenditure plans; (h) interests of shareholders; (i) statutory and regulatory restrictions; (j) any restrictions on payment of dividends; and (k) any other factors that our Board may consider relevant. The payment of dividends, in certain circumstances, may also be subject to the approval of our shareholders, the Companies Act and our Amended and Restated Memorandum and Articles of Association as well as any other applicable laws. Currently, we do not have any predetermined dividend distribution ratio and we may not declare any dividends for the foreseeable future.

If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Singapore subsidiary, RP Singapore.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2024:

•        on an actual basis; and

•        on a pro forma as adjusted basis to reflect the issuance and sale of 1,250,000 Class A Ordinary Shares by us in this offering at the initial public offering price of $4.00 per Class A Ordinary Share, after deducting the estimated discounts to the Underwriter and the estimated offering expenses payable by us.

You should read this capitalization table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	December 31, 2024
	Actual	Actual	Pro Forma
	SGD	USD	USD(1)
Shareholders’ Equity:
Share Capital
Class A Ordinary Shares, par value US$0.000625 per share; unlimited shares authorized; 16,000,000 shares issued and outstanding on an actual basis; 17,250,000 shares issued and outstanding on a pro forma, as adjusted basis Class B Ordinary Shares, par value US$0.000625 per share; 50,000,000 shares authorized; 100,000 shares issued and outstanding on both an actual and pro forma basis	13,453	9,847	10,628
Additional paid-in capital	986,547	722,110	3,905,845
Retained earnings	2,339,780	1,712,620	1,712,620
Total Shareholders’ Equity	3,339,780	2,444,577	5,629,093
Total Capitalization	3,339,780	2,444,577	5,629,093

____________

(1)      Reflects the sale of Class A Ordinary Shares in this offering at an initial public offering price of $4.00 per Class A Ordinary Share and after deducting the estimated underwriting discounts and estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we adjusted this information based on the actual initial public offering price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts, estimated offering expenses payable by us. We estimate that such net proceeds will be approximately $3,184,516.

DILUTION

If you invest in our Class A Ordinary Shares, your interest will be diluted for each Class A Ordinary Share you purchase to the extent of the difference between the initial public offering price per Class A Ordinary Share and our net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the initial public offering price per Class A Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Class A Ordinary Shares.

Our net tangible book value as of December 31, 2024, was US$1,848,439 or US$0.12 per Ordinary Share. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities and deferred offering cost. Dilution is determined by subtracting the as adjusted net tangible book value per Ordinary Share from the initial public offering price per Class A Ordinary Share and after deducting the estimated discounts and non-accountable expense allowance payable to the Underwriter and the estimated offering expenses payable by us.

Without taking into account any other changes in net tangible book value after December 31, 2024, other than to give effect to our sale of 1,250,000 Class A Ordinary Shares offered in this offering (excluding those sold by the Selling Shareholders) based on the initial public offering price of US$4.00 per Class A Ordinary Share after deduction of the estimated discounts and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2024, would have been US$5,629,093 or US$0.33 per outstanding Ordinary Share. This represents an immediate increase in net tangible book value of US$0.21 per Ordinary Share to the existing shareholders, and an immediate dilution in net tangible book value of US$3.67 per Ordinary Share to investors purchasing Class A Ordinary Shares in this offering. The as adjusted information discussed above is illustrative only. The following table illustrates such dilution:

Initial public offering price per Class A Ordinary Share	US$	4.00
Net tangible book value per Ordinary Share as of December 31, 2024	US$	0.12
Increase in net tangible book value per Ordinary Share attributable to payments by new investors	US$	0.21
Pro forma net tangible book value per Ordinary Share immediately after this offering	US$	0.33
Amount of dilution in net tangible book value per Ordinary Share to new investors in the offering	US$	3.67

The following table summarizes, on an as adjusted basis as of December 31, 2024, the differences between existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us, the total consideration paid and the average price per Ordinary Share before deducting the estimated discounts and the estimated offering expenses payable by us.

	Class A Ordinary Shares purchased		Total consideration			Average price per Class A Ordinary Share
	Number	Percent	Amount		Percent
Existing shareholders	16,000,000	92.75%	US$	731,957	12.77%	US$	0.05
New investors	1,250,000	7.25%	US$	5,000,000	87.23%	US$	4.00
Total	17,250,000	100.00%	US$	5,731,957	100.00%	US$	4.55

The pro forma information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Class A Ordinary Shares and other terms of this offering determined at pricing.

CORPORATE HISTORY AND STRUCTURE

Our Corporate History

Corporate Structure

We are a holding company incorporated in the British Virgin Islands on November 17, 2021 under the BVI Act. We conduct all our operations through RP Singapore, which was incorporated on January 1, 2015 under the laws of Republic of Singapore. On November 17, 2021, we acquired all the equity interest of RP Singapore via a certain share exchange agreement with Mr. Sai Bin Loi, who was the then owner of 100% of the equity interest of RP Singapore.

Increase of Authorized Shares, Forward Split and Reserve Split

On April 21, 2022, our shareholders and the board approved the Company’s amended and restated memorandum and articles of association to effectuate an increase of the authorized shares of our Company to unlimited shares and a forward split of the then issued and outstanding shares at a ratio of 1:1,600. The increase of authorized shares and the forward split became effective on April 21, 2022. On August 29, 2023, we implemented a 1.5625 for 1 reverse share split of our Class A Ordinary Shares under British Virgin Islands Law. As a result of the reverse split, the total of 25,000,000 issued and outstanding ordinary shares prior to the reverse split was decreased back to a total of 16,000,000 issued and outstanding Class A Ordinary Shares of $0.000625 each. The reverse split maintained our existing shareholders’ percentage ownership interests in our Company.

On April 7, 2025, our share capital was amended to be an unlimited number of ordinary shares divided into two classes, consisting of (i) an unlimited number of Class A Ordinary Shares, par value $0.000625 each, and (ii) 50,000,000 Class B Ordinary Shares, par value $0.000625 each. Each Class A Ordinary Share is entitled to one (1) vote on any matter on which action of the shareholders of the Company is sought while each Class B Ordinary Share is entitled to ten (10) votes. Holders of Class B Ordinary Shares will vote together with holders of Class A Ordinary Shares as one class. Class A Ordinary Shares are not convertible into Class B Ordinary Shares. Class B Ordinary Shares are convertible into Class A Ordinary Shares as a one for one basis. Holders of Class B Ordinary Shares are not entitled to receive dividends. On March 27, 2025, we issued 100,000 Class B Ordinary Shares to True Sage for cash at par.

The following diagram illustrates our corporate structure as of the date of this prospectus and upon completion of this offering based on a proposed number of 1,250,000 Class A Ordinary Shares being offered by us and 870,000 Class A Ordinary Shares offered by the Selling Shareholders. All percentages reflect the voting ownership interests instead of the equity interest held by each of our Shareholders given that each Class A Ordinary Share is entitled to one vote and each Class B Ordinary Share is entitled to ten (10) votes. For more details on our corporate history, please refer to “Corporate History and Structure.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

We are a provider of customized software solutions, consulting and technical support services, and peripheral hardware to large and small to medium corporate clients and government agencies based in Singapore and Malaysia, including but not limited to airports, cruise terminals and technology companies. Our customized software provides clients with real-time monitoring, efficient resources allocation, planning surveillance and threat detection. All of our clients are located in Southeast Asia. We currently generate most of our revenues from software development services, which represented 100% of total revenue in the six months ended December 31, 2024. For the six months ended December 31, 2024, our revenue were SGD 490,977 (USD 359,374). The software development services represented 100.0%, 90.3% and 71.1% of total revenue in fiscal years ended June 30, 2024, 2023 and 2022, respectively. The consulting and technical support services represented 0%, 2.7% and 28.9% of our revenue in fiscal years ended June 30, 2024, 2023 and 2022, respectively. The sale of hardware represented 0%, 7.1% and 0% of our revenue in fiscal years ended June 30, 2024, 2023 and 2022, respectively. For the years ended June 30, 2024, 2023 and 2022, our revenues were SGD 685,820, SGD 5,022,071 and SGD 4,465,134, respectively.

Key Factors Affecting Results of Operations

We believe the key factors affecting our financial condition and results of operations include the following:

Revenue Decline Resulting from Business Development Limitations

Our revenues have declined significantly in the most recent fiscal year, with total revenue for the year ended June 30, 2024 amounting to SGD 685,820, compared to SGD 5,022,071 in 2023 and SGD 4,465,134 in 2022. This decline was primarily attributable to the completion of several large-scale custom software development projects in prior years, without a corresponding pipeline of new projects in 2024. This was partially due to the reduced involvement of our former majority shareholder and chairman, Mr. Sai Bin Loi, who helped us secure high-value contracts in the years ended June 30, 2023 and 2022. On December 12, 2024, we completed a shareholder restructuring as Mr. Sai Bin Loi stepped down due to his elder age and reduced ability to remain actively involved in our operations. During this transition period, our business development capabilities were materially reduced as management’s attention was diverted to managing the ownership transition and related restructuring activities and we were unable to secure software development contracts with comparable value, while some existing clients reduced their annual budgets. In addition, in early 2024, companies in Singapore exhibited reluctance to invest in customized software development for digitalization due to economic uncertainty, particularly among small and medium-sized enterprises (SMEs). This reluctance was influenced by factors like rising business costs, especially manpower and rental costs, and uncertainty in customer demand. While the overall economy improved by the end of 2024, we believe some businesses focused on fortifying themselves rather than pursuing immediate growth plans. These factors had a major impact on our revenue generation. Consequently, our past financial performance, particularly our revenues for fiscal years 2022 and 2023, may not be indicative of our future operating results or financial performance. We may not be able to achieve or sustain profitability or positive cash flow from operations in future periods.

Strategic Shift Toward Productization and SaaS Development

Following the shareholder restructuring, we are also developing a ERP products based on the core technologies and domain expertise we have accumulated from serving our clients over the years. The SaaS ERP products will have subscription-based pricing and shorter sales cycles. Currently, we are doing a pilot launch of the SaaS ERP products and expect to officially launch them in the first fiscal quarter of the fiscal year 2026. The addition of the SaaS ERP products will complement our current project-based customized ERP products and allow us to reach a broader customer base through a recurring revenue model. While this transition is still underway and the new product has not yet been commercialized, we anticipate that the rollout of our SaaS ERP modules in future periods will position us to reach a broader client base and achieve more sustainable revenue growth. These efforts represent a long-term investment in technological innovation and are expected to contribute significantly to our financial performance in the coming fiscal years.

Strategic Acquisitions and Investments

We may selectively pursue acquisitions, investments, joint ventures and partnerships that we believe are strategic and complementary to our operations and technology. The business or financial performance of the companies in which we have invested as well as our ability to successfully integrate these investments with our existing business would impact our results of operations and financial conditions.

Critical Accounting Policies, Judgments and Estimates

Our financial statements and accompanying notes have been prepared in accordance with U.S. GAAP. The preparation of these financial statements and accompanying notes requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial condition and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. While our significant accounting policies are more fully described in Note 3 to the consolidated financial statements included elsewhere in this prospectus, we believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements.

Revenue recognition

Effective July 1, 2019, we adopted ASC Topic 606, Revenue from Contracts with Clients, which replaced ASC Topic 605, using the modified retrospective method of adoption. Results for the reporting period beginning after July 1, 2019 are presented under ASC Topic 606 while prior period amounts are not adjusted and continue to be presented under our historic accounting under ASC Topic 605. Our accounting for revenue remains substantially unchanged. There were no cumulative effect adjustments for service contracts in place prior to July 1, 2019. The effect from the adoption of ASC Topic 606 was not material to our consolidated financial statements.

The five-step model defined by ASC Topic 606 requires us to (1) identify our contracts with clients, (2) identify our performance obligations under those contracts, (3) determine the transaction prices of those contracts, (4) allocate the transaction prices to our performance obligations in those contracts and (5) recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised goods or services are transferred to the client in an amount that reflects the consideration expected in exchange for those goods or services.

We applied practical expedient when sales taxes were collected from clients, meaning sales tax is recorded net of revenue, instead of cost of revenue, which are subsequently remitted to governmental authorities and are excluded from the transaction price. We do not offer rights of refund of previously paid or delivered amounts, rebates, rights of return or price protection. In all instances, we limit the amount of revenue recognized to the amounts for which it has the right to bill our clients.

For the six months ended December 31, 2024, we derived revenues from software development services, we did not derive revenue from consulting and technical services, and product sales. For the year ended June 30, 2024, we derived revenues from one source, software development services, we did not derived revenue from consulting and technical services, and product sales. For the year ended June 30, 2023, we derived revenues from three sources: (1) revenue from software development services, (2) revenue from consulting and technical support services, and (3) revenue from product sales. For the year ended June 30, 2022, we derived revenues from two sources: (1) revenue from software development services, and (2) revenue from consulting and technical support services. Our contracts with clients do not contain cancelable and refund-type provisions.

(1) Software development services

Revenue from Software Development

The contract is typically fixed priced and does not provide any post contract client support or upgrades. We design software based on clients’ specific needs which require us to perform services including design, development, and integration. These services also require significant production and customization. Upon delivery of the services, client acceptance is generally required. We assess that software development services is considered as one performance obligation as the clients do not obtain benefit for each separate service. The duration of the development period is short, usually less than one year.

From September 01, 2024 onwards, in certain software development contract, we provide complementary support services for 12 months following completion of the project. However, any feature upgrade, system scaling and ongoing maintenance will require service fee from clients.

Our software development service revenues are generated from contracts with government or related agencies, state-owned enterprises, and commercial enterprises. The contracts contain negotiated billing terms which generally include multiple payment phases throughout the contract term and a portion of contract amount usually is billed upon the completion of the related projects. Pursuant to the contract terms, we have enforceable rights on payments for the work performed.

Our revenues from software development contracts are generally recognized over time as our performance creates or enhances the project controlled by the clients and the control is transferred continuously to our clients. We use an input method based on cost incurred as we believe that this method most accurately reflects our progress toward satisfaction of the performance obligation, which usually takes less than one year. Under this method, we could appropriately measure the fulfillment of a performance obligation. Assumptions, risks and uncertainties inherent in the estimates used to measure progress could affect the amount of revenues, receivables and deferred revenues at each reporting period.

Incurred costs include all direct material, labor and subcontract costs, and those indirect costs related to application development performance, such as indirect labor, supplies, and tools. Cost-based input method requires us to make estimates of revenues and costs to complete the service. In making such estimates, significant judgment is required to evaluate assumptions related to the costs to complete the application development, including materials, labor, and other system costs. Our estimates are based upon the professional knowledge and experience of our engineers and project managers to assess the contract’s schedule, performance, and technical matters. We have adequate cost history and estimating experience, with respect to which management believes it can reasonably estimate total development costs. If the estimated costs are greater than the related revenues, we recognize the entire estimated loss in the period the loss becomes known and can be reasonably estimated. Changes in estimates for software development services include but are not limited to cost forecast changes and change orders. The cumulative effect of changes in estimates is recorded in the period in which the revisions to estimates are identified and the amounts can be reasonably estimated. To date, we have not incurred a material loss on any contracts. However, as a policy, provisions for estimated losses on such engagements will be made during the period in which a loss becomes probable and can be reasonably estimated. If contract modifications result in additional goods or services that are distinct from those transferred before the modification, they are accounted for prospectively as if we entered into a new contract. If the goods or services in the modification are not distinct from those in the original contract, sales and gross profit are adjusted using the cumulative catch-up method for revisions in estimated total contract costs and contract values.

In certain software development service arrangements, we sell equipment to be customized and integrated with the developed software. We assess the customized equipment and service are interdependent and highly interrelated. In these cases, we control the customized equipment before it is transferred to the clients. We have the right to direct the suppliers and control the goods or assets transferred to our clients. Thus, we consider that we should recognize revenue as a principal in the gross amount of consideration to which we are entitled in exchange for the customized equipment delivered.

(2) Consulting and technical support services

Revenue from consulting and technical support services is primarily comprised of fixed-fee contracts, which require us to provide professional consulting and technical support services over contract terms beginning on the commencement date of each contract, which is the date our service is made available to clients. Billings to the clients are generally on a monthly or quarterly basis over the contract term, which is typically 1 to 12 months. The consulting and technical support services contracts typically include a single performance obligation. The revenue from consulting and technical support services is recognized over the contract term as clients receive and consume benefits as such services are provided.

(3) Product sales

We engage in the sale of medical equipment, hardware and related accessories. We typically enter into contracts with our client where the rights of the parties, including payment terms, are identified and sales prices to the clients are fixed with no separate sales rebate, discount, or other incentive and no right of return exists on sales of inventory. Our performance obligation is to deliver products according to contract specifications. We recognize product revenue at a time when the control of products is transferred to clients.

Revenue includes reimbursements of travel and out-of-pocket expenses, with equivalent amounts of expense recorded in cost of revenue.

Practical Expedient and Exemptions

We do not disclose the value of unsatisfied performance obligations within one year by applying the right to invoice practical expedient provided by ASC 606-10-55-18.

Recent Accounting Pronouncements

See the discussion of the recent accounting pronouncements contained in Note 3 to the consolidated financial statements, “Summary of Significant Accounting Policies.”

Key Components of Our Results of Operations

Revenues

For the six months ended December 31, 2024 and 2023, we derived revenues from one source: software development services, we did not derive revenue from consulting and technical services, and product sales. For the years ended June 30, 2024, 2023 and 2022, we derived revenues from three sources: (1) software development services, (2) consulting and technical support services, and (3) product sales.

We are focusing on developing software and solutions equipped with our core technologies in big data analytics, AI and IoT applications.

Our breakdown of revenues for the six months ended December 31, 2024 and 2023, respectively, is summarized below:

	For the Six Months Ended December 31,
	2023	2024	2024
	SGD	SGD	USD
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues
Software development service	635,350	490,977	359,374
Total revenues	635,350	490,977	359,374

Our breakdown of revenues for the years ended June 30, 2024, 2023 and 2022, respectively, is summarized below:

	For the Years Ended June 30,
	2022	2023	2024	2024
	SGD	SGD	SGD	USD
Revenues
Software development service	3,175,165	4,532,571	685,820	506,066
Consulting and technical support services	1,289,969	133,100	—	—
Product sales	—	356,400	—	—
Total revenues	4,465,134	5,022,071	685,820	506,066

Cost of Revenues

Our cost of revenues consists primarily of personnel costs (including salaries and benefits) for employees associated with technical support and subcontractors, professional services organizations, third party license fees, allocable overhead, and depreciation of related property and equipment.

Our breakdown of cost of revenues for the six months ended December 31, 2024 and 2023, respectively, is summarized below:

	For the Six Months Ended December 31,
	2023	2024	2024
	SGD	SGD	USD
	(Unaudited)	(Unaudited)	(Unaudited)
Cost of revenues
Software development service	250,032	288,218	210,963
Total cost of revenues	250,032	288,218	210,963

Our breakdown of cost of revenues for the years ended June 30, 2024, 2023 and 2022, respectively, is summarized below:

	For the Years Ended June 30,
	2022	2023	2024	2024
	SGD	SGD	SGD	USD
Cost of revenues
Software development service	876,177	719,460	253,193	186,831
Consulting and technical support services	132,900	131,400	—	—
Product sales	—	162,650	—	—
Total revenues	1,009,077	1,013,510	253,193	186,831

Operating expenses

Operating expenses include selling and marketing, general and administrative and research and development expenses. Selling expenses are mainly salary and benefits expenses for our sales team and related travel expenses. General and administrative expenses are mainly salary and benefits of management, professional fees, services fees, rental and other operating expenses attributable to general and administrative activities. Research and development expenses are salary and benefits for in-house software engineers and payments made to outside subcontractors.

Results of Operations

Results of Operations for the Six Months Ended December 31, 2024 and 2023

Our consolidated results of operations for the six months ended December 31, 2024 and 2023 are summarized below:

	For the six months Ended December 31,
	2023	2024	2024	Variance	Change
	SGD	SGD	USD	SGD	%
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	635,350	490,977	359,374	(144,373)	(22.7)%
Cost of Revenues	(250,032)	(288,218)	(210,963)	(38,186)	15.3%
Gross profit	385,318	202,759	148,411	(182,559)	(47.4)%
General and administrative expenses	(859,215)	(205,715)	(150,575)	653,500	(76.1)%
Research and development expenses	(116,591)	(1,120,000)	(819,792)	(1,003,409)	860.6%
Total Operating Expenses	(975,806)	(1,325,715)	(970,367)	(349,909)	35.9%
Loss from operations	(590,488)	(1,122,956)	(821,956)	(532,468)	90.2%
Other expenses, net	(144,834)	(44,676)	(32,701)	100,158	(69.2)%
Loss before provision for income taxes	(735,322)	(1,167,632)	(854,657)	(432,310)	(58.8)%
Provision for income taxes	—	—	—	—	—%
Net loss	(735,322)	(1,167,632)	(854,657)	(432,310)	(58.8)%

Six Months Ended December 31, 2024 Compared to Six Months Ended December 31, 2023

Revenues

For the six months ended December 31, 2024, our total revenue was SGD 490,977 (USD 359,374), compared to SGD 635,350 for the same period in 2023, representing a decrease of SGD 144,373 (USD 105,675), or 22.7%. This decline was primarily due to the stage of completion of our ongoing projects. During the six-month period ended December 31, 2024, the Company underwent shareholder restructuring and implemented cost-cutting measures, which resulted in slower project progress compared to the prior period. Consequently, this led to a reduction in recognized revenue. Revenues for both periods were primarily derived from software development services.

Cost of Revenues

Our cost of revenues increased by SGD 38,186, or 15.3%, from SGD 250,032 for the six months ended December 31, 2023, to SGD 288,218 (USD 210,963) for the six months ended December 31, 2024. The increase was primarily due to the outsourcing of development work to third-party suppliers during this period. This strategic shift was part of our effort to reduce fixed operational costs by downsizing our in-house development team.

Gross Profit

Our gross profit declined by SGD 182,559, from SGD 385,318 for the six months ended December 31, 2023, to SGD 202,759 (USD 148,411) for the six months ended December 31, 2024. Our overall gross margins were 41.3% and 60.6% for the six-month periods ended December 31, 2024 and 2023, respectively. The decline in gross margin primarily reflects a strategic shift in our development model implemented during a broader shareholder and management restructuring initiative. Historically, we maintained an in-house software development team, incurring fixed monthly personnel costs. However, as project delivery timelines extended and milestone-based customer payments were delayed, this model introduced working capital pressures and increased short-term liquidity risk. In response, we transitioned in July 2024 to a project-based outsourcing model using established third-party development partners. These vendors are paid based on delivery milestones, which allows us to better align our cost structure with project revenue recognition and reduce fixed overhead exposure. While outsourcing carries higher unit costs in the short term, it enhances our ability to manage cash flow and maintain operational flexibility. Looking ahead, we expect to hire developers in-house and reduce reliance on external vendors as we strengthen our customer base and expand across commercially attractive sectors. We anticipate that by December 2025, we will have built a robust in-house team of developers with projected improvements in gross margins as internal capabilities are re-established.

Operating Expenses

For the six months ended December 31, 2024, we incurred SGD 1,325,715 (USD 970,367) in operating expenses, representing an increase of SGD 349,909, or 35.9%, from SGD 975,806 for the six months ended December 31, 2023, primarily due to increases in general research and development expenses.

General and administrative expenses primarily consisted of salary and compensation expenses relating to our accounting, human resources and executive office personnel, and included rental expenses, depreciation expenses, office overhead, professional service fees and travel and transportation costs. General and administrative expenses decreased by SGD 653,500, or 76.1%, from SGD 859,215 for the six months ended December 31, 2023 to SGD 205,715 (USD 150,575) for the six months ended December 31, 2024. The decrease was mainly due to a decrease in wages and salary SGD192,058, a decrease of director’s fee expense of approximately SGD 288,000, entertainment expenses amount to SGD64,498 and other general administrative expenses amount to SGD108,944. As a percentage of revenues, general and administrative expenses were 41.90% and 135.23% of our total revenue in the six months ended December 31, 2024 and 2023, respectively. The percentage of revenues for general and administrative expenses was lower for the six months ended December 31, 2024, due to the decrease staff headcount and other operating expenses.

Research and development expenses primarily consisted of compensation and benefit expenses relating to our research and development personnel and other expenses relating to our research and development activities. Research and development expenses increased by SGD 1,003,409 from SGD 116,591for the six months ended December 31, 2023 to SGD1,120,000 (USD819,792) for the six months ended December 31, 2024, representing 228.12% and 18.35% of our total revenues for the six months ended December 31, 2024 and 2023, respectively. We expect to continue to invest in research and development. We expect that our ability to effectively utilize our research and development capabilities significantly affects our results of operations in the future.

Other expenses, net

Other expenses primarily consisted of interest income net of interest expense, the exchange gain and loss, and other income and expenses. Our net other expense was approximately SGD 44,676 (USD 32,701) for the six months ended December 31, 2024, compared with a net other expense of approximately SGD 144,834 for the six months ended December 31, 2023. Other expenses incurred for the six months ended December 31, 2024 included an interest expense SGD 34,295(USD 25,102), write off of renovation carrying amount SGD 14,177 (USD 10,377) and offset by an income from disposal of automobile in an amount of SGD 3,797 (USD 2,779). For the six months ended December 31, 2023, other expenses included an interest expense of SGD 187,864, finance expense of SGD 19,830, offset by other income amount to SGD58,171. The decrease in finance and interest expenses was due to there is no new borrowing facilities obtained during the six months ended December 31, 2024.

Income (loss) before provision for income taxes

As a result of the foregoing, our loss before provision for income taxes increased by SGD 432,310, or 58.8%, from SGD 735,322 for the six months ended December 31, 2023 to loss before provision for income taxes SGD 1,167,632 (USD 854,657) for the six months ended December 31, 2024.

Provision for income taxes

For six months ended December 31, 2024 and 2023, we did not need to allocate provision for income taxes as the Company is operating at loss for these periods. Deferred tax assets resulting from net operating losses and other temporary differences have not been recognized in the accompanying financial statements. This is due to the uncertainty surrounding the Company’s ability to generate sufficient future taxable income to utilize these potential benefits. In accordance with ASC 740, a deferred tax asset is only recognized when it is more likely than not that the asset will be realized. As of December 31, 2024 and 2023, management has concluded that such a determination cannot be made, and therefore, a full valuation allowance has been applied.

Net income (loss)

As a result of the foregoing, our net loss increased by approximately 55.4% to a loss of SGD 1,167,632 (USD 854,657) for the six months ended December 31, 2024 from a loss of SGD735,322 for the six months ended December 31, 2023.

Results of Operations

Results of Operations for the Years Ended June 30, 2024 and 2023

Our consolidated results of operations for the years ended June 30, 2024 and 2023 are summarized below:

	For the Years Ended June 30,
	2023	2024	2024	Variance	Change
	SGD	SGD	USD	SGD	%
Revenues	5,022,071	685,820	506,066	(4,336,251)	(86.3)%
Cost of revenues	(1,013,510)	(253,193)	(186,831)	760,317	(75.0)%
Gross profit	4,008,561	432,627	319,235	(3,575,934)	(89.2)%
Selling and marketing expenses	(104,423)	—	—	104,423	(100.0)%
General and administrative expenses	(2,310,297)	(1,556,688)	(1,148,678)	753,609	(32.6)%
Research and development expenses	(86,921)	(116,592)	(86,032)	(29,671)	34.1%
Total Operating Expense	(2,501,641)	(1,673,280)	(1,234,710)	828,361	(33.1)%
Income from operations	1,506,920	(1,240,653)	(915,475)	(2,747,573)	(182.3)%
Other expense, net	(91,124)	(176,527)	(130,259)	(85,403)	93.7%
Income/(loss) before provision for income taxes	1,415,796	(1,417,180)	(1,045,734)	(2,832,976)	(200.1)%
Provision for income taxes	(198,012)	3,622	2,673	201,634	(101.8)%
Net income/(Loss)	1,217,784	(1,413,558)	(1,043,061)	(2,631,342)	(216.1)%

Revenues

For the year ended June 30, 2024, our total revenue was SGD 685,820 (USD 506,066) as compared to SGD 5,022,071 for the year ended June 30, 2023. Our total revenue decreased by SGD 4,336,251 (USD 3,199,713), or 86.3%. The overall decrease in total revenue was primarily attributable to a decrease of SGD 3,846,751, SGD133,100 and SGD 356,400, in revenue from software development services, consulting and technical support services and product sales respectively.

For the year ended June 30, 2024, our software development service revenue was SGD 685,820 (USD 506,066) as compared to SGD 4,532,571 for the year ended June 30, 2023. The decrease in software development service revenue was SGD 3,846,751 or 84.9%. In 2023, we have significantly increased our software development contract portfolio by securing agreements with a more extensive array of clients. The decline in our software development service revenue was primarily attributable to the completion of several large-scale custom software development projects in prior years, without a corresponding pipeline of new projects in 2024. This was partially due to the reduced involvement of our former majority shareholder and chairman, Mr. Sai Bin Loi, who helped us secure high-value contracts in the years ended June 30, 2023 and 2022. On December 12, 2024, we completed a shareholder restructuring as Mr. Sai Bin Loi stepped down due to his elder age and reduced ability to remain actively involved in our operations. During this transition period, our business development capabilities were materially reduced as management’s attention was diverted to managing the ownership transition and related restructuring activities and we were unable to secure software development contracts with comparable value, while some existing clients reduced their annual budgets. In addition, in early 2024, companies in Singapore exhibited reluctance to invest in customized software development for digitalization due to economic uncertainty, particularly among small and medium-sized enterprises (SMEs). This reluctance was influenced by factors like rising business costs, especially manpower and rental costs, and uncertainty in customer demand. While the overall economy improved by the end of 2024, we believe some businesses focused on fortifying themselves rather than pursuing immediate growth plans. These factors had a major impact on our revenue generation.

For the year ended June 30, 2024, we did not generate any consulting and technical support service revenue as compared to SGD 133,100 for the year ended June 30, 2023, representing a decrease of SGD 133,100 or 100.0%. We did not secure any consulting and technical support service contract in the year ended June 30, 2024. This is due to our existing clients requiring service in software development instead of consulting and technical support services. Nonetheless, we retain robust technical expertise in data analysis-related consulting and technical support. our intention is to persistently invest in long-term growth in this field, allowing us to offer more technical consulting services to our customers when opportunities arise.

For the year ended June 30, 2024, we did not generate any product sales revenue. For the year ended June 30, 2023, we generated SGD 356,400 in product sales revenue. The decrease in product sales revenue was mainly due to the fact that we did not deliver any customized hardware products to our clients, furthermore, we did not secure any product-related contract with our clients. In the fiscal year 2023, we have delivered customized hardware products to one of our clients. We will continue to monitor industry demands and assess the need for customized hardware products. With our retained expertise in customized hardware solutions and strong connections with hardware suppliers, we are well-positioned to respond quickly, and secure revenue contracts should the demand arise.

Cost of Revenues

Our cost of revenues decreased by SGD 760,317 or 75.0% from SGD 1,013,510 for the year ended June 30, 2023 to SGD 253,193 (USD 186,831) for the year ended 2024. This decrease is mainly attributed to a decrease in revenue generated from service contracts secured by the Company. In 2024, the Company has implemented cost cutting measures, including staff lay off, outsourcing software development work to external IT companies. In the year ended June 30, 2024, we did not incur any cost of revenue from consulting and technical support. This represented a reduction of SGD 131,400 (USD 96,960) or 100% from the year ended June 30, 2023. This was because Company focused its efforts on providing software development services.

Gross Profit

Our gross profit decreased by SGD 3,575,934, from SGD 4,008,561 for the year ended June 30, 2023 to SGD 432,627 (USD 319,235) during the year ended June 30, 2024. The decrease was attributed to a decline in new sales contracts secured during the year, as well as delays in ongoing projects, as clients adopted a wait-and-see approach amid economic uncertainty. The decrease in gross profit margin was primarily due to rising labor and material costs, driven by macroeconomic factors.

Our gross profit and gross profit margin from our major revenue streams are summarized as follows:

	For the Years ended June 30,			Variance Amount %
	2023	2024	2024
	SGD	SGD	USD
Software development service
Gross profit	3,813,111	432,627	319,235	(3,380,484)
Gross margin	84.1%	63.1%	63.1%	(88.7)%
Consulting and technical support services
Gross profit	1,700	—	—	(1,700)
Gross margin	1.3%	—%	—	(100)%
Product sales
Gross profit	193,750	—	—	(193,750)
Gross margin	54.4%	—%	—%	(100)%
Total
Gross profit	4,008,561	432,627	319,235	(3,575,934)
Gross margin	79.8%	63.1%	63.1%	(89.2)%

Gross profit for software development services decreased by SGD 3,380,484 or 88.7% from SGD 3,813,111 in the year ended June 30, 2023 to SGD 432,627 (USD 319,235) in the year ended June 30, 2024 mainly due to the decrease in overall software development revenue and increase in cost of revenue from software development revenue. Gross profit margin for the years ended June 30, 2024 and 2023 was 63.1% and 84.1%, respectively. The decrease in gross margin was primarily attributed to rising human capital costs and a decline in revenue from minimally customized and ready-to-sell software solutions. Additionally, sales contract revenue declined in the year ended June 30, 2024, as clients were reluctant to invest heavily in IT solutions due to uncertainty in the macroeconomic environment.

Gross profit for consulting and technical support services decreased by SGD 1,700 or 100% from SGD 1,700 in the year ended June 30, 2023 to nil in the year ended June 30, 2024, which was mainly because we have strategically shifted our focus to software development contracts that does not involve consulting and technical supports since the year ended June 30, 2023, therefore our revenue and gross profit for consulting and technical support have significantly reduced. Gross profit margin for the years ended June 30, 2024 and 2023 was nil and 1.3%, respectively.

Gross profit for product sales decreased by SGD 193,750 or 100% from SGD 193,750 in the year ended June 30, 2023 to nil in the year ended June 30, 2024, which was due to the fact that we have not completed any project of customized hardware products to our clients in fiscal year 2024. Clients adopted a wait-and-see approach amid economic uncertainty, reluctant to invest in asset-heavy solutions. As a result, gross profit margin for product sales for the year ended June 30, 2024 was nil, a decrease of 100% from 54.4% in the year ended June 30, 2023.

Operating Expenses

For the year ended June 30, 2024, we incurred SGD 1,673,280 (USD 1,234,710) in operating expenses, representing a decrease of SGD 828,361 or 33.1%, from SGD 2,501,641 for the year ended June 30, 2023, primarily due to the implementation of cost-cutting measures, such as staff layoffs, leading to a significant decrease in general and administrative expenses.

Selling and marketing expenses primarily consisted of salary and compensation expenses relating to our sales and marketing personnel, and included other expenses relating to our sales and marketing activities. Selling and marketing expenses decreased by SGD 104,423 or 100.0%, from SGD 104,423 for the year ended June 30, 2023 to nil for the year ended June 30, 2024. The decrease was mainly due to reduction of sales team as they did not meet the sales target set by the Company. At the same time, the Company underwent shareholder restructuring in the second half of the financial year, during which the hiring was frozen. Selling expenses accounted for nil and 2.1% of total revenue for the years ended June 30, 2024 and 2023, respectively.

General and administrative expenses primarily consisted of salary and compensation expenses relating to our accounting, human resources and executive office personnel, and included rental expenses, depreciation expenses, office overhead, professional service fees and travel and transportation costs. General and administrative expenses decreased by SGD 753,609 or 32.6%, from SGD 2,310,297 for the year ended June 30, 2023 to SGD 1,556,688 (USD 1,148,678) for the year ended June 30, 2024. The decrease was mainly due to a decrease in professional service fee, salary and other office expense as cost-cutting measures have been in place. As a percentage of revenues, general and administrative expenses were 227.0% and 46.0% of our total revenue in the years ended June 30, 2024 and 2023, respectively. Driven by the implementation of cost-cutting measures, the company reduced the number of administrative staff, leading to lower overall staff salaries. Additionally, reductions in company welfare and spending ceilings for general administrative expenses contributed to the overall cost savings.

Research and development expenses primarily consisted of compensation and benefit expenses relating to our research and development personnel and other expenses relating to our research and development activities. Research and development expenses increase by SGD 29,671 from SGD 86,921 for the year ended June 30, 2023 to SGD 116,592 (USD 86,032) for the year ended June 30, 2024, representing 17.0% and 1.7% of our total revenues for the years ended June 30, 2024 and 2023, respectively. The increase is driven by the need to develop innovative software solutions that respond to the current macroeconomic environment, allowing us to address clients’ pain points and secure contracts. As advancements in AI technology continue at a rapid pace, we anticipate ongoing investment in research and development. Our ability to effectively leverage our R&D capabilities will play a crucial role in shaping our future operational results.

Other expenses, net

Other income (expense) primarily consists of interest income net of interest expense, the exchange gain and loss, and other income and expenses. Our net other expense was approximately SGD 176,527 (USD 130,259) in the year ended June 30, 2024, compared with a net other expense of approximately SGD 91,124 in the year ended June 30, 2023. Other expenses incurred for the year ended June 30, 2024 included an exchange gain in an amount of SGD 1,535 (USD 1,133), a finance expense in an amount of SGD 34,830 (USD 25,701), an interest expense in an amount of SGD 210,987 (USD 155,687), and offset by government grant and miscellaneous income in an amount of SGD 67,755 (USD49,996). Other expenses incurred for the year ended June 30, 2023 included an exchange loss in an amount of SGD 4,080, a finance expense in an amount of SGD 72,591, an interest expense in an amount of SGD 103,814, and offset by government grant and miscellaneous income in an amount of SGD 89,361.

Income(loss) before provision for income taxes

As a result of the foregoing, our income before provision for income/(loss) taxes decreased by SGD 2,832,976, or 200.0%, from income of SGD 1,415,796 for the fiscal year ended June 30, 2023 to a loss of 1,417,180 for the fiscal year ended June 30, 2024.

Provision for income taxes

Our income tax expenses decreased by SGD 201,634, or 102.0%, from SGD 198,012 for the year ended June 30, 2023 to deferred income tax with 3,622 for the year ended June 30, 2024. Under the Inland Revenue Authority of Singapore (IRAS), RP Singapore is generally subject to income tax at a rate of 17%.

Net income

As a result of the foregoing, our net income decreased by approximately 216.1% to a loss of SGD 1,413,558 (USD 1,043,061) in the fiscal year ended June 30, 2024 from a profit of SGD 1,217,784 for the fiscal year ended June 30, 2023.

Results of Operations for the Years Ended June 30, 2023 and 2022

Our consolidated results of operations for the years ended June 30, 2023 and 2022 are summarized below:

	For the Years Ended June 30,
	2022	2023	2023	Variance	Change
	SGD	SGD	USD	SGD	%
Revenues	4,465,134	5,022,071	3,713,726	556,937	12.5%
Cost of revenues	(1,009,077)	(1,013,510)	(749,471)	(4,433)	0.4%
Gross profit	3,456,057	4,008,561	2,964,255	552,504	16.0%
Selling and marketing expenses	(155,976)	(104,423)	(77,219)	51,553	(33.1)%
General and administrative expenses	(1,108,153)	(2,310,297)	(1,708,421)	(1,202,144)	108.5%
Research and development expenses	(147,659)	(86,921)	(64,277)	60,738	(41.1)%
Total Operating Expenses	(1,411,788)	(2,501,641)	(1,849,917)	(1,089,853)	77.2%
Income from operations	2,044,269	1,506,920	1,114,338	(537,349)	(26.3)%
Other expenses, net	(70,605)	(91,124)	(67,384)	(20,519)	29.1%
Income before provision for income taxes	1,973,664	1,415,796	1,046,954	(557,868)	(28.3)%
Provision for income taxes	(332,921)	(198,012)	(146,426)	134,909	(40.5)%
Net income	1,640,743	1,217,784	900,528	(422,959)	(25.8)%

The balances in the consolidated result of operation for the year ended and as of June 30, 2023, were translated from SGD into USD are solely for the convenience of the readers, at the rate of USD1.00=SGD1.3523, representing the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on June 30, 2023.

Revenues

For the year ended June 30, 2023, our total revenue was SGD 5,022,071 (USD 3,713,726) as compared to SGD 4,465,134 for the year ended June 30, 2022. Our total revenue increased by SGD 556,937 (USD 411,844), or 12.5%. The overall increase in total revenue was primarily attributable to an increase of SGD 1,357,406 and SGD 356,400, in revenue from software development services and product sales respectively; but offset by a decrease of SGD 1,156,869 in consulting and technical support services.

For the year ended June 30, 2023, our software development service revenue was SGD 4,532,571 (USD 3,351,750) as compared to SGD 3,175,165 for the year ended June 30, 2022. The increase in software development service revenue was SGD 1,357,406 or 42.8%. In 2022, we have acquired a limited number of software development contracts from a handful of major clients. However, in 2023, we have significantly increased its software development contract portfolio by securing agreements with a more extensive array of clients. This strategic move has substantially diminished our reliance on a few major clients and reflects its successful diversification of the client base.

We plan to continue to expand our ability to provide our software development service by investing in software development and client support to address the business needs of local markets and continuous growth of these services. In addition, by providing software development services, we gain extensive understanding and knowledge of each client’s unique business needs, often resulting in opportunities for us to cross-sell our consulting and technical support services.

For the year ended June 30, 2023, our consulting and technical support service revenue was SGD 133,100 (USD 98,425) as compared to SGD 1,289,969 for the year ended June 30, 2022, representing a decrease of SGD 1,156,869 or 89.7%. In 2022, we successfully secured two major contracts involving consulting and technical support services, which were fulfilled within the fiscal year ending on June 30, 2022. In contrast, in 2023, we shifted our emphasis toward software development contracts that did not include consulting and technical support obligations. This change resulted in a reduction in revenue generated from this income stream. The transition towards a stronger emphasis on software development is driven by our analysis of current customer needs and budgets within the post-COVID-19 economic climate. Nonetheless, we retain robust technical expertise in data analysis-related consulting and technical support. our intention is to persistently invest in long-term growth in this field, allowing us to offer more technical consulting services to our customers when opportunities arise.

For the year ended June 30, 2023, our product sales revenue was SGD 356,400 (USD 263,551). For the year ended June 30, 2022, we did not generate any product sales revenue. The increase in product sales revenue was mainly due to the fact that we have delivered some customized hardware products to one of our clients in fiscal year 2023. However, in fiscal year 2022, we had not completed any contract that involves customized hardware product. We will continue to expand the scope of our services and enhance the features and functionalities of our software and improve our marketing efforts, and thus we expect our sale of products revenue will grow with an expanded offering and increasing market awareness.

Cost of Revenues

Our cost of revenues decreased by SGD 4,433 or 0.4% from SGD 1,009,077 for the year ended June 30, 2022 to SGD 1,013,510 (USD 749,471) for the year ended June 30, 2023, which was mainly attributable to a decrease of SGD 156,717 in cost of revenue from software development services. In 2023, despite the increase in software development revenue compared to 2022, we successfully reduced our cost of revenue associated with software development. This is attributed to our successful retention of technical engineering talent, effective resource management, and the delivery of high-quality products to our customers. Consequently, we achieved improved results with lower cost of revenue compared to the fiscal year 2022. Our cost of revenue from consulting and technical support services was approximately SGD 131,400 (USD 97,168) in the year ended June 30, 2023, representing a decrease of SGD 1,500 from SGD 132,900 in the year ended June 30, 2022. Our cost of revenue from consulting and technical support services decreased due to the fact that we have less consulting and technical support contract for the fiscal year 2023 compared to fiscal year 2022. Our cost of revenue from product sales was SGD 162,650 (USD 120,277) in the year ended June 30, 2023, representing an increase of SGD 162,650 from nil in the year ended June 30, 2022. The increase was due to the fact that in fiscal year 2023 we have customized hardware product in one of our contracts. However, in fiscal year 2022, we do not have any contract that involved customized hardware product.

Gross Profit

Our gross profit increased by SGD 552,504, from SGD 3,456,057 for the year ended June 30, 2022 to SGD 4,008,561 (USD 2,964,255) during the year ended June 30, 2023. The increase was mainly due to the increase in software development service revenues and product sales revenue during the year ended June 30, 2023, even though there is a decrease in consulting and technical support revenues. For the years ended June 30, 2023 and 2022, our overall gross margin was 79.8% and 77.4%, respectively. The increase in gross margin can be attributed to our strategic shift towards software development contracts, in which we possess expert knowledge. Simultaneously, our adept cost management in this domain has played a pivotal role.

Our gross profit and gross profit margin from our major revenue streams are summarized as follows:

	For the Years ended June 30,			Variance Amount %
	2022	2023	2023
	SGD	SGD	USD
Software development service
Gross profit	2,298,988	3,813,111	2,819,724	1,514,123
Gross margin	72.4%	84.1%		65.9%
Consulting and technical support services
Gross profit	1,157,069	1,700	1,257	(1,155,369)
Gross margin	89.7%	1.3%		(99.9)%
Product sales
Gross profit	—	193,750	143,274	193,750
Gross margin	—%	54.4%		100%
Total
Gross profit	3,456,057	4,008,561	2,964,255	552,504
Gross margin	77.4%	79.8%		16.0%

Gross profit for software development services increased by SGD 1,514,123 or 65.9% from SGD 2,298,988 in the year ended June 30, 2022 to SGD 3,813,111 (USD 2,819,724) in the year ended June 30, 2023 mainly due to the increase in overall software development revenue and decrease in cost of revenue from software development revenue. Gross profit margin for the years ended June 30, 2023 and 2022 was 84.1% and 72.4%, respectively. The increase in gross margin can be primarily attributed to our delivery of comprehensive solutions to clients and the successful completion of multiple software development contracts, which expanded our client base during the fiscal year ending on June 30, 2023. These solutions and projects have been developed and deployed utilizing the foundation of our previously technical know-how, resulting in a substantial reduction in development cost.

Gross profit for consulting and technical support services decreased by SGD 1,155,369 or 99.9% from SGD 1,157,069 in the year ended June 30, 2022 to SGD 1,700 (USD 1,257) in the year ended June 30, 2023, which was mainly because we have strategically shifted our focus to software development contract that does not involve consulting and technical supports, therefore our revenue and gross profit for consulting and technical support have significantly reduced. Gross profit margin for the years ended June 30, 2023 and 2022 was 1.3% and 89.7%, respectively.

Gross profit for product sales increased by SGD193,750 or 100% from nil in the year ended June 30, 2022 to SGD 193,750 in the year ended June 30, 2023, which was due to the fact that we have not completed any project involved providing customized hardware product to our client in fiscal year 2022. However, we have completed one project that involved customized hardware product in fiscal year 2023. As a result, gross profit margin for the year ended June 30, 2023 was 54.4%, an increase of 100% from nil in the year ended June 30, 2022.

Operating Expenses

For the year ended June 30, 2023, we incurred SGD 2,501,641 (USD 1,849,917) in operating expenses, representing an increase of SGD 1,089,853 or 77.2%, from SGD 1,411,788 for the year ended June 30, 2022, primarily due to significant increase in general and administrative expenses.

Selling and marketing expenses primarily consisted of salary and compensation expenses relating to our sales and marketing personnel, and also included other expenses relating to our sales and marketing activities. Selling and marketing expenses decreased by SGD 51,553 or 33.1%, from SGD 155,976 for the year ended June 30, 2022 to SGD 104,423 (USD 77,219) for the year ended June 30, 2023. The decrease was mainly due to the decrease in salary and benefit expenses for our sales team. Selling expenses accounted for 2.1% and 3.5% of total revenue for the years ended June 30, 2023 and 2022, respectively.

General and administrative expenses primarily consisted of salary and compensation expenses relating to our accounting, human resources and executive office personnel, and included rental expenses, depreciation expenses, office overhead, professional service fees and travel and transportation costs. General and administrative expenses increased by SGD 1,202,144 or 108.5%, from SGD 1,108,153 for the year ended June 30, 2022 to SGD 2,310,297 (USD 1,708,421) for the year ended June 30, 2023. The increase was mainly due to an increase in professional service fee, salary and other office expense. As a percentage of revenues, general and administrative expenses were 46.0% and 24.8% of our total revenue in the years ended June 30, 2023 and 2022, respectively. Driven by developing our business, hiring more employees and offering competitive packages to retain our high caliber employees for business growth.

Research and development expenses primarily consisted of compensation and benefit expenses relating to our research and development personnel and other expenses relating to our research and development activities. Research and development expenses decreased by SGD 60,738 from SGD 147,659 for the year ended June 30, 2022 to SGD 86,921 (USD 64,277) for the year ended June 30, 2023, representing 1.7% and 3.3% of our total revenues for the years ended June 30, 2023 and 2022, respectively. The decrease is a result of the fact that the majority of the projects completed in the fiscal year 2023 drew upon our expertise gained from previous projects, eliminating the need for research and development expenses during the year. However, we expect to continue to invest in research and development and our ability to effectively utilize our research and development capabilities significantly affect our results of operations in the future.

Other expenses, net

Other income (expense) primarily consists of interest income net of interest expense, the exchange gain and loss, and other income and expenses. Our net other expense was approximately SGD 91,124 (USD 67,384) in the year ended June 30, 2023, compared with a net other expense of approximately SGD 70,605 in the year ended June 30, 2022.

Other expenses incurred for the year ended June 30, 2023 included an exchange loss in an amount of SGD 4,080 (USD 3,017), a finance expense in an amount of SGD 72,591 (USD 53,680), an interest expense in an amount of SGD 103,814 (USD 76,768), and offset by government grant and miscellaneous income in an amount of SGD 89,361 (USD66,081). Other expenses incurred for the year ended June 30, 2022 included an exchange loss in an amount of SGD 1,651, a finance expense in an amount of SGD 2,018, an interest expense in an amount of SGD 56,257, and other expense in an amount of SGD 13,907, offset by lease income in an amount of SGD 3,228.

Income before provision for income taxes

As a result of the foregoing, our income before provision for income taxes decreased by SGD 557,868, or 28.3%, from SGD 1,973,664 for the fiscal year ended June 30, 2022 to SGD 1,415,796 (USD 1,046,954) for the fiscal year ended June 30, 2023.

Provision for income taxes

Our income tax expenses decreased by SGD 134,909, or 40.5%, from SGD 332,921 for the year ended June 30, 2022 to SGD 198,012 (USD 146,426) for the year ended June 30, 2023. Under the Inland Revenue Authority of Singapore (IRAS), RP Singapore is generally subject to income tax at a rate of 17%.

Net income

As a result of the foregoing, our net income decreased by approximately 25.8% to SGD 1,217,784 (USD 900,528) in the fiscal year ended June 30, 2023 from SGD 1,640,743 for the fiscal year ended June 30, 2022.

LIQUIDITY AND CAPITAL RESOURCES

Overview

The consolidated financial statements included in this prospectus have been prepared on a going concern basis, which assumes that the Company will be able to continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. As of December 31, 2024, our total current assets were SGD 4,337,552 (USD 3,174,880), while total current liabilities amounted to SGD 4,590,649 (USD 3,360,159). The Company incurred net losses for the six months ended December 31, 2024, reflecting a decline in revenue as a result of undergoing a restructuring process. Our previous majority shareholder, Chairman, and Director, due to advanced age and inability to continue actively supporting the Company’s operations, sold his shares to our new majority shareholder, True Sage International Limited. Following this, Mr. Hao Feng Ng was appointed as the new Director and Chairman. The six months ended December 31, 2024 represented a transition period for the Company. As of June 30, 2024, our total current assets amounted to SGD 4,990,412 (USD3,682,417), while total current liabilities stood at SGD 4,107,713 (USD3,031,076). The Company has experienced net losses in the fiscal year 2024, reflecting a decline in revenue due to macroeconomic conditions and shifts in client demand. However, we are implementing a structured financial strategy to ensure continued operations.

Recent Shareholder Restructuring and Financial Support

The Company has recently undergone a shareholder restructuring, which was completed on December 12, 2024. The previous majority shareholder and chairman, Mr. Sai Bin Loi, who had previously provided financial support to the Company, has stepped down from his position of Chairman due to his elder age and inability to remain actively involved in operations. On December 12, 2024, pursuant to a share transfer agreement, as amended by a deed of variation dated January 8, 2025, Mr. Loi sold 10,449,167 ordinary shares of the Company to True Sage for a consideration of USD450,000. On January 11, 2025, True Sage sold 128,200 ordinary shares of the Company to Hon Kei Yeung, for a consideration of HKD 2,000,000 (approximately US$257,000). On March 27, 2025, the Company issued 100,000 Class B Ordinary Shares to True Sage for cash at par. Following the above-mentioned restructuring, through True Sage, Mr. Ng became a controlling shareholder of the Company, who beneficially owns 10,320,967 Class A Ordinary Shares and 100,000 Class B Ordinary Shares, representing 66.59% of the total voting power as of the date of this prospectus.

This transition ensures the Company has the necessary resources to continue its business activities. Furthermore, following the restructuring, the Company has successfully secured new projects, which will contribute to revenue growth and enhance financial stability.

The new shareholder, True Sage, has committed to financially supporting the Company to meet both operational and financial obligations in a management comfort letter addressed to the independent auditor of the Company, in connection with the auditor’s assessment of the Company’s ability to continue as a going concern. The commitment includes:

(i)     True Sage will provide continuous financial support to the Company to settle its outstanding debts, and it will not demand repayment from the Company until all the external financial obligations of the Company have been satisfied.

(ii)    True Sage has the ability and resources to provide financial support to the Company for operational needs.

Current Financial Position and Going Concern Considerations

The Company’s independent auditor has raised substantial doubt about our ability to continue as a going concern. In response, we have developed a three-pronged strategy to strengthen our financial position and secure the necessary resources to operate for at least the next twelve months.

Liquidity Strategy and Action Plans

To address liquidity concerns and demonstrate our financial viability, the Company is executing the following measures:

1.      Capital Raising Initiatives

•        We are actively exploring financing opportunities, including equity financing and strategic investments, to strengthen our liquidity position.

•        We are in discussions with potential investors regarding possible funding options.

•        Contingency plans include securing bridge financing or convertible debt instruments to ensure uninterrupted operations.

2.      Revenue Expansion & Client Diversification

•        The Company is leveraging its expertise in software development and consulting to secure long-term contracts with enterprise clients.

•        We are developing a new subscription-based product, leveraging on the current generative AI product API and our in-house solutions, targeting the industries in which we have expertise. This will create more revenue streams for the Company.

•        Following our shareholder restructuring, the Company has secured multiple new projects, ensuring a steady revenue stream.

3.      Cost Optimization & Operational Efficiency

•        We have initiated cost-reduction measures, including operational restructuring and strategic expense management, to improve cash flow.

•        After implementing cost-cutting measures, our operating costs have been reduced to approximately SGD 25,000 (USD18,299) per month.

•        We have relocated to a smaller office, with administrative staff working remotely to reduce overhead costs.

•        We are actively recovering long-outstanding accounts receivable, and to date, we have successfully collected SGD 2,010,000 (USD 1,471,234), representing 66% of our total accounts receivable for the six months period ended December 31, 2024.

•        We have managed to negotiate monthly payment plans with our outstanding creditors to ensure a structured approach to liability management.

•        Negotiation of vendor agreements to secure better payment terms and reduce capital expenditure requirements.

•        Optimizing workforce allocation to enhance efficiency while lowering overhead costs. We have adopted a project-based payment model for our overseas developers, allowing us to better manage cash flow and allocate resources effectively.

Based on our current financial strategy, we anticipate generating sufficient cash flow through:

•        Ongoing financing discussions to secure necessary working capital.

•        Projected revenue growth driven by new contracts and expansion efforts.

•        Reduction in operating expenses through cost restructuring.

•        Continued collection of outstanding receivables and structured creditor payment plans to maintain liquidity.

We believe that our existing cash and cash equivalents, anticipated cash raised from financings, and expected cash flow from operations will be sufficient to meet our capital requirements for a minimum period of 12 months from the date of this prospectus. This assessment is based on our current financial projections, including revenue expectations, cost management strategies, and anticipated funding sources.

While we acknowledge that unforeseen circumstances or changes in market conditions could impact our liquidity, we remain committed to monitoring our financial health and will take necessary actions to secure additional financing if needed. In the event of unforeseen circumstances that disrupt the above-mentioned financial projection and strategies, the Company believes it possesses adequate capital resources to sustain planned operations for a minimum of 12 months from the date of this prospectus with the current available capital resources.

Cash Flows Analysis

For the Six Months Ended December 31, 2024, and 2023

The following table sets forth a summary of our cash flows for the periods indicated:

	For the six months ended December 31
	2023	2024	2024
	SGD	SGD	USD
	(Unaudited)	(Unaudited)	(Unaudited)
Net cash used in operating activities	(94,297)	(94,390)	(69,089)
Net cash provided by (used in) investing activities	—	—	—
Net cash provided by financing activities	91,970	107,699	78,830

Cash used in operating activities:

For the six months ended December 31, 2024, net cash used in operating activities of SGD 94,390 (USD 69,089) primarily resulted from the net loss of SGD 1,167,632 (USD 854,657) as adjusted for non-cash items and change in operating activities. Adjustments for non-cash items consisted of depreciation of property and equipment SGD 14,941 (USD 55,919), asset written off SGD 14,177 (USD 10,377), and gain on early termination of lease SGD 3,796 (USD 2,779). Changes in operating assets and liabilities mainly included a decrease in accounts receivables SGD 823,551 (USD 602,804), a decrease in prepayment SGD2,648 (USD1,938), an increase in account payable SGD 267,500 (USD 195,798) and increase in other payables and accrued liabilities by SGD 116,136 (USD 85,007). This is offset by an increase in other current asset SGD 160,000 (USD 117,113), a decrease in tax payable SGD 1,915 (USD 1,401).

For the six months ended December 31, 2023, net cash used in operating activities of SGD 94,297 (USD 71,475) primarily resulted from the net loss of SGD 735,322 (USD 557,358) as adjusted for non-cash items and change in operating activities. Adjustments for non-cash items consisted of depreciation of property and equipment SGD 22,693 (USD 17,201), provision for doubtful accounts SGD 24,723 (USD 18,739). Changes in operating assets and liabilities mainly included a decrease in account receivable SGD 1,780,557 (USD 1,349,623), an increase in other payables and accrued liabilities SGD 1,063,502 (USD 806,111), and a decrease in short-term deposit SGD 230,000 (USD 174,335). This is offset by an increase in prepayment SGD 2,270,320 (USD1,720,852), a decrease in account payable SGD 110,194 (USD 83,525), and a decrease in tax payable SGD 99,936 (USD 75,749).

Cash provided by (used in) investing activities:

For the six months ended December 31, 2024 and 2023, net cash used in investing activities are nil and nil, respectively.

Cash provided by financing activities:

For the six months ended December 31, 2024, net cash provided by financing activities, SGD 107,699 (USD 78,830) was comprised of proceeds from financial institute loans SGD 415,289 (USD 303,973) and proceeds from director loan to the Company SGD 190,350 (USD 139,328), offset by repayment to financial institute loans SGD 428,888 (USD 313,928), repayment to director loan SGD 67,781 (USD 49,613) and finance lease payments to our lessor SGD 1,271 (USD 930).

For the six months ended December 31, 2023, net cash provided by financing activities SGD 91,970 (USD 69,711) was comprised of increase in deferred IPO costs SGD 145,382 (USD 110,197), repayment of financial institution loans SGD 246,228 (USD 186,635), repayment of director loans SGD 225,896 (USD 171,224) and finance lease payments to our lessor SGD 3,689 (USD 2,796), offset by proceeds from financial institutions SGD 332,515 (USD 252,039) and proceeds from director loan SGD 380,650 (USD288,524).

The following table sets forth a summary of our working capital as of December 31, 2024 and June 30, 2024:

	As of June 30, 2024	As of December 31,
		2024	2024
	SGD	SGD	USD
		(Unaudited)	(Unaudited)
Current assets	4,990,412	4,337,522	3,174,880
Current liabilities	4,107,713	4,590,649	3,360,158
Working capital	882,699	(253,127)	(185,279)

Current assets as of December 31, 2024 was SGD 4,337,522 (USD 3,174,880). Out of this balance, we had cash in an amount of SGD 25,137 (USD 18,399) of which approximately SGD 25,000 (USD18,299) was denominated in Singapore Dollars, and SGD 137 (USD 100) denominated in United States Dollars. The current asset balance also included the following: accounts receivable, net SGD 1,795,593 (USD 1,314,297), inventories SGD 54,986 (USD40,247), short-term deposits SGD 2,301,806 (USD 1,684,824) and other current assets, net SGD160,000 (USD117,113).

Current liabilities as of December 31, 2024 was SGD 4,590,649 (USD 3,360,158). This amount was composed of accounts payable SGD 296,316 (USD 216,891), other payables and accrued liabilities SGD 444,168 (USD 325,112), loan payable — financial institution loans SGD 1,669,302 (USD 1,221,857), amount due to director SGD 524,256 (USD 383,733), and taxes payable SGD 1,656,607 (USD1,212,565).

Current assets as of June 30, 2024, was SGD 4,990,412(USD 3,682,417). Out of this balance, we had cash in an amount of SGD 11,828 (USD 8,728) of which approximately SGD 11,692 (USD 8,628) was denominated in Singapore Dollars, and SGD 136 (USD 100) denominated in United States Dollars. The current asset balance also included the following: accounts receivable, net SGD 2,619,144 (USD 1,932,662), prepayments SGD 2,648 (USD 1,954), short-term deposits SGD 2,301,806 (USD 1,698,499), and inventories SGD 54,986 (USD 40,574).

Current liabilities as of June 30, 2024 was SGD 4,107,713 (USD 3,031,076). This amount was composed of accounts payable SGD 28,816 (USD 21,264), loans payable to financial institution SGD 1,682,900 (USD 1,241,810), other payables and accrued liabilities SGD 328,033 (USD 242,055), finance lease obligation, current portion SGD 7,755 (USD 5,722), taxes payable, SGD 1,658,521 (USD 1,223,820), loans from director SGD 401,688 (USD 296,405).

We have commenced a strategy to raise debt and equity. However, there can be no certainty that these additional financings will be available on acceptable terms or at all. If management is unable to execute this plan, there would likely be a material adverse effect on our business. All of these factors raise substantial doubt about our ability to continue as a going concern. The unaudited interim condensed consolidated financial statements for the six months ended December 31, 2024 and 2023 have been prepared on a going concern basis and do not include any adjustments to reflect the possible future effects on the recoverability and classifications of assets or the amounts and classifications of liabilities that may result from our inability to continue as a going concern.

For the Years Ended June 30, 2024 and 2023

The following table sets forth a summary of our cash flows for the periods indicated:

	For the years ended June 30
	2022	2023	2024	2024
	SGD	SGD	SGD	USD
Net cash provided by/(used in) operating activities	760,136	(249,128)	(1,467,687)	(1,083,003)
Net cash provided by/(used in) investing activities	914,557	(6,802)	—	—
Net cash (used in)/provided by financing activities	(1,655,524)	236,593	1,475,541	1,088,799

Net cash provided by/(used in) operating activities:

For the year ended June 30, 2024, net cash used in operating activities of SGD 1,476,687 (USD 1,083,003) primarily resulted from the net loss of SGD 1,413,558 (USD 1,043,061) as adjusted for non-cash items and change in operating activities. Adjustments for non-cash items consisted of depreciation of property and equipment, SGD 42,700 (USD 31,508), provision for doubtful accounts, SGD 420,793 (USD 310,503), and provision for deferred tax asset SGD3,622 (USD 2,673). Changes in operating assets and liabilities mainly included a decrease in prepayment SGD 175 (USD 128) due to a small decrease in the prepaid rental, an increase in short term deposit SGD 1,866,250 (USD 1,377,103) due to deposit paid to supplier for revenue project purchase, a decrease in accounts payable SGD 111,871 (USD 82,549), a decrease in other payables and accrued liabilities SGD 351,780 (USD 259,578) and a decrease in taxes payable SGD 99,287 (USD 73,263). The net cash inflow was partially offset by an increase in accounts receivable of SGD 1,835,013 (USD 1,354,053) due to extended settlement from our clients; and a decrease in related party deposits SGD 80,000 (USD 59,032).

For the year ended June 30, 2023, net cash used in operating activities of SGD 249,128 (USD 184,226) primarily resulted from the net income of SGD 1,217,784 (USD 900,528) as adjusted for non-cash items and change in operating activities. Adjustments for non-cash items consisted of depreciation of property and equipment, SGD 48,725 (USD 36,031), provision for doubtful accounts, SGD 24,723 (USD 18,282), and provision for deferred tax SGD3,622 (USD 2,678). Changes in operating assets and liabilities mainly included a decrease in prepayment SGD 10,677 (USD 7,895) due to re-classification to deposits and accrual of prepaid rental, a decrease in other assets SGD 6,483 (USD 4,794), a decrease in accounts payable of SGD 79,249 (USD 58,603), an increase in other payables and accrued liabilities SGD 405,697 (USD 300,005) and an increase in taxes payable SGD 319,310 (USD 236,124). The net cash inflow was partially offset by an increase in accounts receivable of SGD 1,807,488 (USD 1,336,603) due to extended settlement from our clients; an increase in inventories SGD 54,986 (USD 40,661), and an increase in short-term deposits SGD 344,426 (USD 254,696).

For the year ended June 30, 2022, net cash provided by operating activities of SGD 760,136 (USD 546,743) primarily resulted from the net income of SGD 1,640,743 (USD 1,180,136) as adjusted for non-cash items and change in operating activities. Adjustments for non-cash items consisted of depreciation of property and equipment, SGD 43,593 (USD 31,355), an increase in provision for doubtful accounts, SGD 22,122 (USD 15,912), an increase in inventory provision SGD 13,120 (USD 9,437) an increase in deferred tax benefit provision, SGD232 (USD167). Changes in operating assets and liabilities mainly included a decrease in prepayment SGD 572,500 (USD 411,782) due to refund of uncompleted services, a decrease in deposits to related party SGD 740,344 (USD 532,507), an increase in accounts payable SGD 219,936 (USD 158,193), an increase in other payables and accrued liabilities SGD 244,933 (USD 176,173) and an increase in taxes payable SGD 413,980 (USD 297,763). The net cash inflow was partially offset by an increase in accounts receivable of SGD 3,069,349 (USD 2,207,689) due to extended settlement from our clients; and increase in short-term deposits of SGD 82,018 (USD 58,993).

Net cash provided by (used in) investing activities:

For the year ended June 30, 2024, net cash used in investing activities is nil.

For the year ended June 30, 2023, net cash used in investing activities, SGD 6,802 (USD 5,030) was comprised of purchase of property and equipment of SGD 6,802 (USD 5,030).

For the year ended June 30, 2022, net cash provided by investing activities, SGD 914,557 (USD 657,812) was comprised of purchase of property and equipment of SGD 32,360 (USD 23,276). The cash outflow was offset by the repayment of loans from third parties in the amount of SGD 840,000 (USD 604,186), repayment of amount due from a director SGD 100,000 (USD 71,927) and repayment of loans from related party SGD 6,917 (USD 4,975).

Net cash (used in)/provided by financing activities:

For the year ended June 30, 2024, net cash provided by financing activities, SGD 1,475,541 (USD 1,088,799) was comprised of deferred IPO cost SGD 154,622 (USD 114,095), repayment to financial institutions SGD 256,228 (USD 189,070), repayment of finance lease SGD 7,452 (USD 5,499), repayment of amount due to director SGD 328,896 (USD 242,692). The cash outflow was offset by proceeds from financial institution SGD 1,616,985 (USD 1,193,171) and proceeds from director SGD 605,754 (USD 446,984).

For the year ended June 30, 2023, net cash provided by financing activities, SGD 236,593 (USD 174,956) was comprised of deferred IPO cost SGD 16,220 (USD 11,994), repayment to financial institutions SGD 323,500 (USD 239,222), repayment of finance lease SGD 7,160 (USD 5,295), repayment to related party SGD 115,000 (USD 85,040), repayment of amount due to director SGD 60,000 (USD 44,369). The cash outflow was offset by proceeds from financial institution SGD 523,642 (USD 387,223) and proceeds from the related party SGD 50,000 (USD 36,974), and proceeds from director SGD 184,831 (USD 136,679).

For the year ended June 30, 2022, net cash used in financing activities, SGD 1,655,524 (USD 1,190,767) was comprised of repayment of amount due to a director SGD 59,042 (USD 42,467), deferred IPO cost SGD 643,602 (USD 462,923), repayment to financial institutions SGD 688,000 (USD 494,857), repayment of finance lease SGD 6,880 (USD4,948), and dividend payments SGD 1,133,000 (USD 814,932). The cash outflow was offset by proceeds from financial institution SGD 810,000 (USD 582,608) and proceeds from the related party SGD 65,000 (USD 46,752).

The following table sets forth a summary of our working capital as of June 30, 2024 and 2023:

	As of June 30,
	2022	2023	2024	2024
	SGD	SGD	SGD	USD
Current assets	3,226,609	5,372,289	4,990,412	3,682,417
Current liabilities	2,123,251	3,032,733	4,107,713	3,031,076
Working capital	1,103,358	2,339,556	882,699	651,341

Current assets as of June 30, 2024, was SGD 4,990,412 (USD 3,682,417). Out of this balance, we had cash in an amount of SGD 11,828 (USD 8,728) of which approximately SGD 11,692 (USD 8,628) was denominated in Singapore Dollars, and SGD 136 (USD 100) denominated in United States Dollars. The current asset balance also included the following: accounts receivable, net SGD 2,619,144 (USD 1,932,662), prepayments SGD 2,648 (USD 1,954), short-term deposits SGD 2,301,806 (USD 1,698,499), and inventories SGD 54,986 (USD 40,574).

Current liabilities as of June 30, 2024 was SGD 4,107,713 (USD 3,031,076). This amount was composed of accounts payable SGD 28,816 (USD 21,264), loans payable to financial institution SGD 1,682,900 (USD 1,241,810), other payables and accrued liabilities SGD 328,033 (USD 242,055), finance lease obligation, current portion SGD 7,755 (USD 5,722), taxes payable, SGD 1,658,521 (USD 1,223,820), loans from director SGD 401,688 (USD 296,405).

Current assets as of June 30, 2023 was SGD 5,372,289 (USD 3,972,705). Out of this balance, we had cash in an amount of SGD 3,974 (USD 2,939) of which approximately SGD 2,582 (USD 1,909) was denominated in Singapore Dollars, and SGD 1,392 (USD 1,030) denominated in United States Dollars. The current asset balance also included the following: accounts receivable, net SGD 4,874,950 (USD 3,604,932), prepayments SGD 2,823 (USD 2,088), short-term deposits SGD 435,556 (USD 322,085), and inventories SGD 54,986 (USD 40,661).

Current liabilities as of June 30, 2023 was SGD 3,032,733 (USD 2,242,648). This amount was composed of accounts payable SGD 140,687 (USD 104,035), loans payable to financial institution SGD 322,142 (USD 238,218), other payables and accrued liabilities SGD 679,813 (USD 502,709), finance lease obligation, current portion SGD 7,452 (USD 5,511), taxes payable, SGD 1,757,808 (USD 1,299,865), loans from director SGD 124,831 (USD 92,310).

Current assets as of June 30, 2022 was SGD 3,226,609 (USD 2,320,800). Out of this balance, we had cash in an amount of SGD 23,311 (USD 16,767) of which approximately SGD 22,138 (USD 15,923) was denominated in Singapore Dollars, and SGD 1,173 (USD 844) denominated in United States Dollars. The current asset balance also included the following: accounts receivable, net SGD 3,092,185 (USD 2,224,113), prepayments SGD 13,500 (USD 9,710), short-term deposits SGD 91,130 (USD 65,547), and other receivable, net SGD 6,483 (USD 4,663).

Current liabilities as of June 30, 2022 was SGD 2,123,251 (USD 1,527,189). This amount was composed of accounts payable SGD 219,936 (USD 158,193), loans payable to related party SGD 65,000 (USD 46,752), loans payable to financial institution SGD 122,000 (USD 87,751), other payables and accrued liabilities SGD 274,116 (USD 197,163), finance lease obligation, current portion SGD 7,160 (USD 5,150) and taxes payable, SGD 1,435,039 (USD 1,032,180).

We have commenced a strategy to raise debt and equity. However, there can be no certainty that these additional financings will be available on acceptable terms or at all. If management is unable to execute this plan, there would likely be a material adverse effect on our business. All of these factors raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements for the years ended June 30, 2023 and 2022 have been prepared on a going concern basis and do not include any adjustments to reflect the possible future effects on the recoverability and classifications of assets or the amounts and classifications of liabilities that may result from our inability to continue as a going concern.

Capital Expenditures

We have not made any capital expenditures for the six months ended December 31, 2024 and 2023.

We made capital expenditures of nil, SGD 6,802 and SGD 32,360 for the years ended June 30, 2024, 2023 and 2022, respectively. In these periods, our capital expenditures were mainly used for purchases of office equipment and furniture. We will continue to make capital expenditures to meet the expected growth of our business.

Commitments and Contingencies

In the normal course of business, we are subject to loss contingencies, such as legal proceedings and claims arising out of our business, that cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC No. 450-20, “Loss Contingencies”, we will record accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

Contractual Obligations

As of December 31, 2024, the Company do not have contractual obligations commitment. As the Company has terminated the motor vehicle lease and did not renew the long-term office lease, therefore, the future minimum payment under certain of our contractual obligations is nil.

As of June 30, 2024, the future minimum payments under certain of our contractual obligations were as follows:

		Payments Due In
	Total SGD	Less than 1 year	1 – 2 years	3 – 5 years	Thereafter
Contractual obligations
Finance lease obligation	59,057	9,708	9,708	29,124	10,517
Total	59,057	9,708	9,708	29,124	10,517
		Payments Due In
	Total USD	Less than 1 year	1 – 2 years	3 – 5 years	Thereafter
Contractual obligations
Finance lease obligation	43,579	7,164	7,164	21,491	7,760
Total	43,579	7,164	7,164	21,491	7,760

Future Financings

We may sell our Class A Ordinary Shares in order to fund our business growth. Issuances of additional shares will result in dilution to existing shareholders. There is no assurance that we will achieve sales of the equity securities or arrange for debt or other financing to fund our growth in case it is necessary, or if we are able to do so, there is no guarantee that existing shareholders will not be substantially diluted.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

Future Financings

We may issue new Class A Ordinary shares in order to fund our business growth. Issuances of additional shares will result in dilution to existing shareholders. There is no assurance that we will achieve sales of the equity securities or arrange for debt or other financing to fund our growth in case it is necessary, or if we are able to do so, there is no guarantee that existing shareholders will not be substantially diluted.

Quantitative and Qualitative Disclosure about Market Risk

For the Six Months Ended December 31, 2024, and 2023

Concentration of credit risk

Financial instruments that potentially expose us to concentrations of credit risk consist primarily of cash and accounts receivable. We place our cash and cash equivalents with financial institutions with high credit ratings and quality.

Accounts receivable primarily comprise of amounts receivable from the service clients. To reduce credit risk, we perform on-going credit evaluations of the financial condition of these service clients. We establish a provision for doubtful accounts based upon estimates, factors surrounding the credit risk of specific service clients and other information.

Concentration of clients and vendors

Concentration of clients

For the six months ended December 31, 2024, four clients, Supertoy Trading Company Limited, SLV Trading Limited, Rosefinch Industry Company Limited, and Flourish Bright Limited, accounted for 26.1%, 25.7%, 24.6% and 16.5% of the Company’s total revenues, respectively. For the six months ended December 31, 2023, one major client, Horse Force Limited, accounted for 85.6% of the Company’s total revenues.

As of December 31, 2024, two clients, Horse Force Limited and Smorboll Pte Ltd., accounted for 30.3% and 16.6%, respectively, of the Company’s total accounts receivable. As of December 31, 2023, five clients, Horse Force Limited, Smorboll Pte. Ltd., Sy Auto Parts and Hardware Trading, 2H Technology Sdn Bhd, and YS Wong Enterprise, accounted for 22.0%, 12.0%, 10.7%, 10.3% and 10.3%, respectively, of the Company’s total accounts receivable.

Concentration of vendors

For the six months ended December 31, 2024, one major supplier, Btoz Tech Pte Ltd, accounted for 92.8% of the Company’s total purchases. For the six months ended December 31, 2023, two major vendors, Appiclogy Pte Ltd and Tekun Hardware Pte Ltd, accounted for 66.4% and 32.4%, respectively, of the Company’s total purchases. As of December 31, 2024, one vendor, Btoz Tech Pte Ltd, accounted for 90.3% of the Company’s accounts payable. As of December 31, 2023, one vendor, PCA Group Sdn Bhd, accounted for 81.5% of the Company’s accounts payable.

For the Years Ended June 30, 2024, 2023 and 2022

Concentration of credit risk

Financial instruments that potentially expose us to concentrations of credit risk consist primarily of cash and accounts receivable. We place our cash and cash equivalents with financial institutions with high credit ratings and quality.

Accounts receivable primarily comprise of amounts receivable from the service clients. To reduce credit risk, we perform on-going credit evaluations of the financial condition of these service clients. We establish a provision for doubtful accounts based upon estimates, factors surrounding the credit risk of specific service clients and other information.

Concentration of clients and vendors

Concentration of clients

As of June 30, 2024, five major clients, Horse Force Limited, Smorboll Pte Ltd, SY Auto Parts and Hardware Trading, 2H Technology Sdn Bhd, YS Wong Enterprise accounted for 22.2%, 12.2%, 10.8%, 10.4% and 10.4% respectively, of the Company’s total accounts receivable. As of June 30, 2023, three clients accounted for 16.5%, 13.6% and 10.7%, respectively, of the Company’s total accounts receivable. As of June 30, 2022, two major clients accounted for 74.6% and 24.1%, respectively, of the Company’s total accounts receivable.

For the year ended June 30, 2024, one major client, Horse Force Limited accounted for 79.3% of the Company’s total revenues. For the year ended June 30, 2023, one client Sy Auto Parts and Hardware Trading accounted for 13.3% of the Company’s total revenues. For the year ended June 30, 2022, three major clients, Payestation Pte Ltd., Australia Marine Services Pty Ltd. and Smorboll Pte Ltd. accounted for 48.7%, 16.5%, and 15.8% respectively, of the Company’s total revenues.

Concentration of vendors

As of June 30, 2024, one major vendor, PCA Group Sdn Bhd accounted for 81.5% of the Company’s accounts payable. For the year ended June 30, 2024. As of June 30, 2023, two major vendors, Appiclogy Pte Ltd and PCA Group Sdn Bhd, accounted for 72.2% and 16.7% of the Company’s accounts payable respectively. As of June 30, 2022, one major vendor, LYC Supply and Trading, accounted for 81.0% of the Company’s total accounts payable.

For the year ended June 30, 2024, two major vendor, Appiclogy Pte Ltd and Tekun Hardware Pte Ltd, accounted for 66.4% and 32.4%, respectively, of the Company’s total purchases. For the year ended June 30, 2023, two major vendor, Pangu Procurement Pte. Ltd. and Appiclogy Pte. Ltd., accounted for 48.4% and 20.3% of the Company’s total purchases. For the year ended June 30, 2022, two vendors, LYC Supply and Trading, Pangu Procurement Pte. Ltd., accounted for 17.7% and 16.3%, respectively, of the Company’s total purchases.

Our vendors generally can be divided into two categories: software development service providers and hardware vendors.

To manage operational costs, since June 2024, we have outsourced a portion of our software development activities to third-party service providers, particularly following a recent shareholder restructuring that involved downsizing our in-house development team. We typically enter into service agreements that are project based and with a fixed price that outline the scope of work, delivery schedules, payment terms, warranty and support, and the ownership of intellectual property developed under the agreements.

For hardware procurement, we do not generally enter into long-term agreements. Instead, we purchase the hardware from vendors through individual purchase orders on an as-needed basis. These purchase orders set forth the product specifications, pricing, and delivery terms, but do not impose continuing obligations on the parties beyond each transaction.

INDUSTRY

The accelerated digitization of processes and business models now make consumers and enterprises more digitally connected than ever before. Emerging technologies today drive change and at the same time also ensure resilience. The rapid pace at which technology is changing and the need for highly-skilled technology professionals are driving businesses and governmental agencies to rely on third parties to realize their strategic technology objectives. In this digital age, enterprises and governmental agencies are increasingly focused on understanding existing users’ needs and leveraging technology in new ways to meet those needs through the use of digital products and services which includes conceptualizing, designing, personalizing, prototyping, developing and delivering new digital experiences and products.

Industry Overview: IT and Software Development in Southeast Asia and Singapore (2021 – 2024)

The IT and software development sector in Southeast Asia has experienced significant growth, driven by digital transformation initiatives and increasing demand for cloud services, AI solutions, and enterprise software. Below are market growth projections, digital transformation trends, and adoption rates in the region, with a focus on software development, DevOps, and IT services.

Market Growth Projections

•        Southeast Asia IT Spending:    The IT spending market in Southeast Asia is projected to grow by USD 22.39 billion from 2021 to 2025, registering a CAGR of 6% during this period.

•        Singapore AI Market:    Singapore’s AI market is anticipated to reach USD 4.64 billion by 2030, growing at an annual rate of 28.10%.

IT SPENDING MARKET IN SOUTHEAST ASIA 2021-2025
Market growth will ACCELERATE at a CAGR of
6%
Incremental growth ($B)
22.39
2020
2025
The market is FRAGMENTED with several players occupying the market
Growth Contributed by SINGAPORE
31%
Growth for 2021
4.52%
17000+ Reports covering niche topics. Read them at
technavio

Source: https://www.prnewswire.com/news-releases/it-spending-market-in-southeast-asia-to-grow-by-usd-22-39-bn- from-2021-to-2025technavio-301399443.html

https://iclg.com/briefing/22430-an-update-on-the-current-and-projected-impacts-of-artificial-intelligence-ai-on-the-fintech-landscape-in-singapore-and-around-the-world-in-2025

Digital Transformation Trends

Southeast Asia’s digital economy continues to expand, propelled by the adoption of cloud technologies, AI, and e-commerce solutions. The region’s internet economy is forecasted to grow from USD 194 billion to over USD 330 billion by 2025, with Indonesia leading the market.

Internet economy size in Southeast Asia in 2023, by country (in billion U.S. dollars)

Indonesia
Thailand
Vietnam
Philippines
Malaysia
Singapore
82
36
30
24
23
22
0
10
20
30
40
50
60
70
80
90
100
Market value in billion U.S. dollars

Source: https://www.trade.gov/southeast-asia-region-forecast

AI Adoption and Enterprise Software Trends

The integration of AI into enterprise software solutions, such as data analytics, CRM, and cloud automation tools, is accelerating. Singapore’s AI in media and entertainment market generated USD 308.8 million in 2022 and is expected to reach USD 2,517.5 million by 2030, reflecting a CAGR of 30%.

Industry Opportunities and Future Outlook

Despite global economic uncertainties, the IT and software development sector in Southeast Asia continues to present substantial opportunities. The region’s emphasis on digital transformation is driving strong demand for enterprise software, cloud solutions, and AI technologies. According to Astute Analytica, the SME software market in Southeast Asia was valued at approximately USD 7 billion in 2023, with expectations to reach USD 12.9 billion by 2032, reflecting strong growth in adoption of cloud-based enterprise solutions.

Government-led initiatives across the region are further bolstering this trend, with countries such as Singapore pushing for widespread digitalization through projects like Smart Nation and extensive support for cloud and AI technologies. In addition, Southeast Asia’s push towards e-commerce, fintech, and supply chain optimization has created strong demand for customized ERP, CRM, and data analytics solutions.

Source: https://www.astuteanalytica.com/industry-report/southeast-asia-sme-software-market

BUSINESS

Our Business

We are a provider of customized ERP software solutions, consulting and technical support services, and peripheral hardware to large and SME clients and government agencies based in Singapore and Malaysia. We historically focused on delivering customized ERP systems for airports, cruise terminals, technology companies. Starting in the fiscal year 2024, we have expanded our client base to various industries, including trading, logistics, and property management. Our customized software provides general ERP functions including accounting, procurement, and workflow automation capabilities, real-time monitoring, efficient resources allocation, as well as specialized ERP functions including planning surveillance and threat detection.

We offer customized ERP related software and relevant consulting and technical support services and product sales, catered to each client’s specific needs. One of our key strengths is our ability to fulfill complex requirements by using artificial intelligence (“AI”) for prediction and applying algorithm, modules, and plugins to select and analyze operational data captured. We are uniquely positioned in the customization software sector with our ability to further deploy sensors, controls and other hardware and integrate the hardware to provide an Internet of Things (“IoT”) connectivity with an autonomous or semiautonomous outcome. Because our core algorithm and modules are pluggable, we are able to quickly develop software for clients in different industries and complete the customization in a much shorter period.

In addition, we are developing standardized software-as-a-service (“SaaS”) ERP products based on the core technologies and domain expertise we have accumulated from serving our clients over the years. The SaaS ERP products will have subscription-based pricing and shorter sales cycles. Currently, we are doing a pilot launch of the SaaS ERP products and expect to officially launch them in the first fiscal quarter of the fiscal year 2026. We believe the addition of the SaaS ERP products will complement our current project-based customized ERP products and allow us to reach a broader customer base through a recurring revenue model.

Our revenues have declined significantly in the most recent fiscal year, with total revenue for the year ended June 30, 2024 amounting to SGD 685,820, compared to SGD 5,022,071 in 2023 and SGD 4,465,134 in 2022. This decline was primarily attributable to the completion of several large-scale custom software development projects in prior years, without a corresponding pipeline of new projects in 2024. This was partially due to the reduced involvement of our former majority shareholder and chairman, Mr. Sai Bin Loi, who helped us secure high-value contracts in the years ended June 30, 2023 and 2022. On December 12, 2024, we completed a shareholder restructuring as Mr. Sai Bin Loi stepped down due to his elder age and reduced ability to remain actively involved in our operations. During this transition period, our business development capabilities were materially reduced as management’s attention was diverted to managing the ownership transition and related restructuring activities and we were unable to secure software development contracts with comparable value, while some existing clients reduced their annual budgets. In addition, in early 2024, companies in Singapore exhibited reluctance to invest in customized software development for digitalization due to economic uncertainty, particularly among small and medium-sized enterprises (SMEs). This reluctance was influenced by factors like rising business costs, especially manpower and rental costs, and uncertainty in customer demand. While the overall economy improved by the end of 2024, we believe some businesses focused on fortifying themselves rather than pursuing immediate growth plans.

We have customized a software for a cruise terminal client, using big data analytics technology and IoT applications, to enhance operational efficiency and elevate passenger experience within the bustling environment of cruise terminals. We leveraged the seamless integration of our software and IoT devices such as count sensors and CCTV cameras to enable real-time monitoring of passenger traffic flow. Our data analytics tools in the software system provided valuable information of the passenger demographics, including race and general age group, empowering our client to make informed predictions regarding passenger profiles and preferences. Through reliable prediction of passenger demographics and traffic flow patterns, our software solution facilitated strategic allocation of the ground staff resources, resulting in reduced wait times and enhanced service quality of the cruise ships.

We have also customized a sophisticated trolley management system for an airport client, utilizing advanced AI image recognition technology, which was developed based on open-source AI frameworks. Our system boasts the capability to accurately discern and quantify the trolleys at designated locations throughout the airport premises. Interfacing with real-time flight information systems, our software intelligently allocates luggage trolleys based on demand patterns associated with arriving and departing flights. Our software solution incorporated a notification system, empowering airport management with timely insights regarding trolley availability and distribution.

While our rely on open-source AI frameworks to develop our AI models, we specialize in adapting and refining these modules to meet the specific requirements of our clients. This tailored approach allows us to deliver solutions that are precisely aligned with the needs and objectives of each client. Furthermore, we prioritize the confidentiality and security of AI usage and data. All AI usage and data are securely stored within our clients’ databases designed to safeguard the integrity and privacy of their information.

Drawing from the experience and expert knowledge garnered through our custom projects, we are currently developing our proprietary AI algorithm for facility management. At the time of this prospectus, this endeavor is in its preliminary development phase. As we navigate this initial stage, our team maintains a steadfast commitment to ensuring that our AI algorithm aligns with, and ultimately exceeds, the evolving requirements of the facility management sector.

Our Growth Strategies

We have developed and intend to implement the following strategies to expand and grow our business:

•        Solidify our industry position by gaining additional market share.    By continuing to deliver high quality services and customized software solutions, we intend to pursue additional revenue opportunities from our existing clients. We will also continue to promote our comprehensive services and solutions to attract new clients in the same industries of our existing clients, so we can leverage our deep domain knowledge and expertise. Furthermore, we will continue to invest in a cloud-based IoT platform that improves our operational efficiencies and therefore benefits both our existing clients and new clients;

•        Leverage domain expertise to expand into new industry segments.    As we grow our industry and service area expertise and accumulate deep domain knowledge in the airport and cruise terminal industry verticals, we intend to leverage such experience and knowledge, and partner with top industry experts from other segments to extend our service offerings to the other verticals. In addition, we will continue to invest in R&D in certain targeted segments, including but not limited to the hospitality and medical technology industries, to develop applications to address the specific needs of those segments;

•        Our existing solutions and expand our customer base.    In addition to our project-based customized ERP products, we also are actively expanding our offerings to include subscription-based SaaS ERP to complement our current service portfolio and will allow us to target a broader customer base through a recurring revenue model.

•        Attract, train, incentivize and retain talented professionals.    We believe our success greatly depends on our ability to attract, train, incentivize and retain talented professionals. We will continue to build our professional talent pool through our TCP and TDP to ensure we can attract and retain professionals who have in-depth knowledge and understanding of the technologies we deploy and the industries in which we operate. We are discussing with local universities in Singapore to co-develop projects and engage talent internship with us. We will also sponsor competitions in the IT industry in Southeast Asia to promote our reputation among the young talents. We will also work with tertiary institutions to develop on campus hiring, bursary and scholarship programs;

•        Drive efficiencies through ongoing improvements in operational excellence.    We strive to gain significant operating efficiencies by leveraging historical and ongoing investments in infrastructure, research and development, and human capital. On an integrated approach level, we will institute certifications across all our process flow via ISO certification, and BizSafe certification, all of which help us build a structured workflow for our operation. We will continue to invest in our in-house tools to enhance our efficiencies in operations; and

•        Capture new growth opportunities through strategic alliances and acquisitions.    We will continue to pursue selective alliances and acquisitions in order to enhance our industry-specific technology and service delivery capabilities by building up acquisitions, collaborations and integrating targeted companies. We will continue to identify and assess opportunities to enhance our abilities to better serve our clients. We will focus on enhancing our technology capabilities, deepening our penetration into key clients, expanding our portfolio of service offerings and expanding our operations geographically in Southeast Asia.

Our Competitive Strengths

The market for IT services is highly competitive and we expect competition to intensify. In Singapore, our major competitors in the system integrator space include ST Engineering and NCS which are both more established and larger than us.

However, we believe the following key strengths differentiate us from our competitors and will continue to contribute to our growth and success:

•        Our scalable technology.    Our core algorithms, modules and plugins, which select and analyze operational data captured, are highly scalable across industries with minimal production cost. We customize the software solutions which contain our core algorithms, modules and plugins in accordance with the specific needs of each client. This cost-saving approach will help us to achieve higher operating margins as we increase the number of our clients;

•        Our deep domain knowledge and specialization in selected industry verticals.    We have deep domain knowledge and expertise in industry verticals including airports and cruise terminals. We leverage footprint and network of highly-talented IT professionals to provide comprehensive capabilities in software development services and consulting services. We believe that our robust emerging technology capabilities and solid track record of execution enable us to drive digital transformation for our clients; and

•        Our comprehensive offering.    We provide comprehensive service offerings including the DevOps IT solutions, sale of peripheral hardware, and consulting and technical support services as well as other services. As a result, we are able to generate revenue from a wide range of clientele.

Our Services and Products

Software development and customization services and product sales

We develop customized software based on clients’ specific needs. Before we are engaged, we provide consultation to the clients to understand their needs and requirements and provide a preliminary proposal to address their needs. Once the proposals are accepted by our clients, we then design, develop, test and install the software for clients. The contract is typically project-based with a fixed price. Our form of software development service agreement will provide the scope of work and development timeline for each client’s project, as well as the milestones for payment. The duration of the development period is relatively short, usually less than one year.

We generally do not provide any post contract support or upgrade. However, to increase our competitiveness, we start to provide complementary support services for 12 months following completion of the project starting on September 1, 2025. The clients can request for ongoing maintenance, feature upgrade and system scaling at additional fees.

We offer project management in connection with our software products. Our project management services include consultation, design, development, and testing. We also sell equipment and related accessories to clients who acquired our customized software. Before the installation of the equipment, we deliver the equipment or instruct the supplier to deliver the hardware to the clients.

In addition, we are developing SaaS ERP products based on the core technologies and domain expertise we have accumulated from serving our clients over the years. The SaaS ERP products will have subscription-based pricing and shorter sales cycles. Currently, we are doing a pilot launch of the SaaS ERP products and expect to officially launch them in the first fiscal quarter of the fiscal year 2026. We believe the addition of the SaaS ERP products will complement our current project-based customized ERP products and allow us to reach a broader customer base through a recurring revenue model.

Consulting and technical support services

We provide training to the client’s personnel and technical support services to clients according to fixed-fee contracts in connection with software development with the client who acquired customized software from us. Usually the term of the contract is one year. We also provide stand-alone IT consulting services based on our expertise in these industry segments to some clients.

For the six months ended December 31, 2024 and the year ended June 30, 2024, our revenues were all generated from software development services. For the year ended June 30, 2023, we derived revenues from three sources: (1) software development services, (2) consulting and technical support services, and (3) product sales. For the year ended June 30, 2022, we derived revenues from two sources: (1) software development services, and (2) consulting and technical support services.

Clients

Our clients include large corporations, SMEs and government agencies based in Southeast Asia. By serving both large corporations and small to medium enterprises, we are more aware of the issues faced during the different stages of company growth and better positioned to address a wide range of concerns.

Suppliers

Our suppliers generally can be divided into two categories: software development service providers and hardware suppliers.

To manage operational costs, since June 2024, we have outsourced a portion of our software development activities to third-party service providers, particularly following a recent shareholder restructuring that involved downsizing our in-house development team. While outsourcing remains a cost-efficient solution, we are committed to gradually rebuilding and investing in our internal development capabilities to support long-term growth and development. We typically enter into service agreements that are project based and with a fixed price. The agreements outline the scope of work, delivery schedules, payment terms, warranty and support, and the ownership of intellectual property developed under the agreements. These services are primarily provided in connection with the development of customized software solutions for our clients. The duration of the development period is relatively short, usually less than one year. Our service suppliers were not required to provide any post contract support or upgrade.

For hardware procurement, we do not generally enter into long-term agreements. Instead, we purchase the hardware from suppliers through individual purchase orders on an as-needed basis. These purchase orders set forth the product specifications, pricing, and delivery terms, but do not impose continuing obligations on the parties beyond each transaction.

Sales and Marketing

Generally, our customized software is sold to the clients, who may be project owners or the general contractors, via bidding. We provide a proposal to the project owners or the general contractors who then will decide whether to select us based on the quality and price of our proposal. We follow local government bidding announcements and participate in public bidding. Upon winning a contract through bidding, we enter into contracts with the project owner according to the corresponding bidding process. In some cases, we are also approached and engaged by the general contractors who win the bid and we, as subcontractors, assist the general contractor to develop and deliver the final products.

Currently, we have a cost-efficient referral system to market our services and solutions. Given the deep domain knowledge in each industry segment we serve, we are able to impress the clients and as such many of our clients are willing to introduce us to their industry peers. We intend to expand our business development team by hiring members with backgrounds or network specific to the industry in which our potential clients operate and thus may market our services and products to a more targeted audience. We plan to hire sales consultants in Malaysia in the future.

Research and Development

R&D is an integral part of our continued growth. In order to serve our clients’ needs better, we focus on exploring and studying emerging technologies and how to best integrate them into our existing and new solutions.

Currently, we are utilizing emerging technologies and tools to enhance our project delivery capability and efficiency. For instance, we applied the DevOps methodology and tools in our project delivery process and platform. This methodology has greatly enhanced development, operational efficiency and project quality. We are able to pinpoint the client’s issues and focus on capturing and analyzing data from clients quickly without having the need to set up expensive hardware leveraging on cloud native applications developed by us. The DevOps methodology has greatly improved our project delivery timeline and client satisfaction and the client is able to now walk through his data with us and be engaged with facts before embarking on customization. As a result, we have expanded our technological capabilities, improved efficiency of project delivery, and enhanced our solutions offerings, which drive new revenue opportunities and improve our core competencies.

Employees

We believe human resource management and planning is important to support our growth. Therefore, we are committed to effectively recruiting, training, developing, and retaining our human capital. We will, however, align our staffing requirements based on the specific needs of each project. This adjustment aims to enhance operational efficiency and minimize redundancy in human resources. As of June 30, 2024, we have 8 employees. Our technical capability are in software skills in Java, .Net, C, C++, python, mobile development, testing tools, android or IOS app, big data.

None of our employees are represented by a labor union or collective bargaining agreements. We consider our employee relations to be good. We believe that attracting and retaining highly experienced associates and sales and marketing personnel is a key to our success. In addition, we believe that we maintain a good working relationship with our employees and we have not experienced any significant labor disputes or any difficulty in recruiting staff for our operations.

The following table sets forth the numbers of our employees categorized by function as of the date of this prospectus:

As of the date of this prospectus
Function:
Finance	2
Technical Service	3
Sales Department	2
Research and Development	1
Operation and Maintenance	1
Total	9

Intellectual Property

We rely on a combination of copyright, trade secret laws, confidentiality procedures and contractual provisions with our employees, contractors and others to protect our proprietary know-how. Our success depends in part upon our ability to obtain, maintain and enforce proprietary protection for our products, technology, and know-how, to operate without infringing the proprietary rights of others, and to prevent others from infringing our proprietary rights.

We intend to continue to assess regularly opportunities for seeking intellectual property protection for those aspects of our technology, designs and methodologies that we believe provide a meaningful competitive advantage. However, our ability to do so may be limited until such time as we are able to generate cash flow from operations or otherwise raise sufficient capital to continue to invest in our intellectual property. If we are unable to so invest in our intellectual property, our ability to protect it or prevent others from infringing on our proprietary rights may be impaired.

Data privacy/data protection

We are committed to protecting the clients’ data security during the course of development. Generally, our clients have their own IT infrastructure where data is hosted on their premises and therefore are not accessible to us without authorization.

We are subject to a number of foreign and domestic laws and regulations relating to data privacy and data protection in the jurisdictions in which we operate our business, including but not limited to the Personal Data Protection Act 2012 of Singapore (the “PDPA”), which generally requires organizations to give notice and obtain consents prior to collection, use or disclosure of personal data (being data, whether true or not, about an individual who can be identified from that data or from that data and other information to which organizations have or are likely to have access), and to provide individuals with the right to access and correct (any error or omission in) their own personal data. Organizations have mandatory obligations to assess if the data breaches they suffer are notifiable data breaches and are required to notify the Singapore Personal Data Protection Commission (“PDPC”) and the affected individuals where the data breach is of a certain severity (where the data breach results in, or is likely to result in significant harm to the affected individual, and/or is, or is likely to be of significant scale). The PDPA was last amended by the Personal Data Protection (Amendment) Act 2020 (the “Amendment Act”), which is only partially in force. As of the date of this prospectus, key portions of the Amendment Act not yet in force include a requirement for organizations to transfer personal data of an individual (that is held in electronic form) to a different organization where requested by the individual (generally referred to as “data portability”). Please see “Regulations” starting on page 67 of this prospectus for more information.

Insurance

We currently do not have any business insurance, directors and officers liability insurance or group comprehensive life insurance for employees, property insurance, business interruption insurance, or general third-party liability insurance. See “Risk Factors — Risks Related to Our Business and Industry — We do not currently maintain insurance coverage, which exposes us to potential significant financial losses and operational disruptions.”

Seasonality

We do not have a seasonal business cycle.

Legal Proceedings

From time to time, we are involved in litigation or other legal proceedings incidental to our business. We are not currently a party to any litigation the outcome of which, if determined adversely to us, would individually or in aggregate be reasonably expected to have a material adverse effect on our business, operating results, cash flows or financial condition.

REGULATIONS

We currently operate our business in Singapore and Indonesia and plan to expand our business into other Southeast Asia countries. This section summarizes the principal laws related to our business and operations.

Singapore

The PDPA generally requires organizations to give notice and obtain consents prior to collection, use or disclosure of personal data (being data, whether true or not, about an individual who can be identified from that data or from that data and other information to which organizations have or are likely to have access), and to provide individuals with the right to access and correct (any error or omission in) their own personal data. Organizations have mandatory obligations to assess if the data breaches they suffer are notifiable data breaches, and are required to notify the PDPC and the affected individuals where the data breach is of a certain severity (where the data breach results in, or is likely to result in significant harm to the affected individual, and/or is, or is likely to be of significant scale). The PDPA also imposes various baseline obligations on organizations in connection with permitted uses of, accountability for, the protection of, the retention of, and overseas transfers of, personal data. In addition, the PDPA requires organizations to check “Do-Not-Call” registries prior to sending marketing messages (whether in sound, text, visual or other forms) addressed to Singapore telephone numbers (or other telephone numbers as may be prescribed), through voice calls, fax, text messages or other means.

The PDPA creates various offenses in connection with the improper use and/or disclosure of personal data, certain methods of collecting personal data and certain failures to comply with the requirements under the PDPA. These offences may be applicable to organizations, their officers and/or their employees. Offenders are liable on conviction to fines and/or imprisonment. The PDPA also creates a right of private action, pursuant to which the Singapore courts may, upon such persons’ application, grant damages, injunctions, declarations and such other relief the courts deem fit to persons who suffer loss or damages directly as a result of contraventions of certain requirements under the PDPA.

The PDPA was last amended by the Personal Data Protection (Amendment) Act 2020 (the “Amendment Act”), which is only partially in force as of the date of this prospectus. Since October 1, 2022, the maximum financial penalty for the breaches of PDPA have been increased. The financial penalty cap which may be imposed on organizations for breaches under the PDPA has increased from the previously fixed SGD1 million, to 10% of the organization’s annual turnover in Singapore for organizations with annual local turnover exceeding SGD10 million, whichever is higher. As of the date of this prospectus, key portions of the Amendment Act which are not yet in force include a requirement for organizations to transfer personal data of an individual (that is held in electronic form) to a different organization where requested by the individual (generally referred to as “data portability”).

The Employment of Foreign Manpower Act 1990 provides that no person shall employ a foreign employee unless the foreign employee has a valid work pass. Work passes are issued by the Controller of Work Passes.

The Employment Act 1968 (the “Singapore EA”) prescribes certain minimum conditions of service that employers are required to provide to their employees, including (i) minimum days of statutory annual and sick leave; (ii) paid public holidays; (iii) statutory protection against wrongful dismissal; (iv) provision of key employment terms in writing; and (v) statutory maternity leave and childcare leave benefits. In addition, certain statutory protections relating to overtime and hours of work are prescribed under the Singapore EA, but only apply to limited categories of employees, such as (i) non-workman employee (other than a workman or a person employed in a managerial or an executive position) who receives a basic salary of up to SGD2,600 a month (excluding any other payment, supplement or allowance however described); and (ii) a workman employee (whose work involves mainly manual labour) who receives a basic salary of up to S$4,500 a month.

Other employment-related benefits which are prescribed by law include (i) contributions to be made by an employer to the Central Provident Fund, under the Central Provident Fund Act 1953 in respect of each employee who is a citizen or permanent resident of Singapore; (ii) the provision of statutory maternity, paternity, childcare and adoption leave benefits (in each case subject to the fulfilment of certain eligibility criteria) under the Child Development Co-Savings Act 2001; (iii) statutory protections against dismissal on the grounds of age, and statutory requirements to offer re-employment to an employee who attains the prescribed minimum retirement age, under the Retirement and Re-employment Act 1993; and (iv) statutory requirements relating to work injury compensation, and workplace safety and health, under the Work Injury Compensation Act 2019 and the Workplace Safety and Health Act 2006, respectively.

British Virgin Islands

Regulations related to the British Virgin Islands Data Protection Act, 2021

The Data Protection Act, 2021 (the “BVI DPA”) came into force in the British Virgin Islands on 9 July 2021. The BVI DPA establishes a framework of rights and duties designed to safeguard individuals’ personal data, balanced against the need of public authorities, businesses and organizations to collect and use personal data for lawful purposes. The BVI DPA is centered around seven data protection principles (the General Principle, the Notice and Choice Principle, the Disclosure Principle, the Security Principle, the Retention Principle, the Data Protection Principle and the Access Principle) which require that:

•        personal data must not be processed without consent unless specific conditions are met and must not be transferred outside the British Virgin Islands, unless there is proof of adequate data protection safeguards or consent from the data subject;

•        Where consent has been given to processing of personal data, the data subject may at any time withdraw his or her consent;

•        a data controller must inform a data subject of specific matters, for instance the purposes for which it is being collected and further processed;

•        personal data must not be disclosed for any purpose other than the purpose for which it was to be disclosed at the time of collection or a purpose directly related thereto or to any party other than a third party of a class previously notified to the data subject;

•        a data controller shall, when processing personal data, take practical steps to protect personal data from loss, misuse, modification, unauthorized or accidental access or disclosure, alteration or destruction;

•        personal data must not be kept for longer than is necessary for the purpose;

•        personal data must be accurate, complete, not misleading and kept up to date; and

•        a data subject must be given access to his or her own personal data and be able to correct that data where it is inaccurate, incomplete, misleading or not up to date, except where a request for such access or correction is refused under the BVI DPA.

The BVI DPA imposes specific obligations on data controllers, including the duty to (i) apply the data protection principles; and (ii) respond in a timely fashion to requests from data subjects in relation to their personal data.

The Information Commissioner is the regulator responsible for the proper functioning and enforcement of the BVI DPA. Offences under the BVI DPA include,

•        processing sensitive personal data in contravention of the BVI DPA;

•        willfully obstructing the Information Commissioner or an authorized officer in the conduct of his or her duties and functions;

•        willfully disclosing personal information in contravention of the BVI DPA; and

•        collecting, storing or disposing of personal information in a manner that contravenes the BVI DPA. Offences committed under the BVI DPA may result in fines (up to US$500,000 in certain cases) or imprisonment. Further, a data subject who suffers damage or distress as a result of their data being processed in contravention of the DPA may institute civil proceedings in the British Virgin Islands courts.

There is no minimum statutorily prescribed wage in Singapore. Singapore employment law also does not prescribe any mandatory annual wage supplement, bonus payments or severance payments to be provided by an employer to its employees. Any such payment to be made to an employee (including as to frequency and amount) is at the discretion of the employer. An employer and its employee are generally free to agree on a notice period for termination of employment. If the employment contract does not provide for a notice period, the employer must adhere to the minimum notice periods stipulated in the Singapore EA. The Singapore EA confers a statutory right on either party to terminate the employment relationship immediately without waiting for the expiry of the notice period by paying salary in lieu of notice.

Indonesia

Data Privacy

Minister of Communication and Informatics’ (“MOCI”) Regulation No. 20 of 2016 regarding Personal Data Protection in Electronic Systems, dated November 7, 2016 (“MOCI Reg. 20/2016”), imposes certain requirements on electronic system providers to ensure the proper processing of personal data. As PT Grab Teknologi Indonesia and PT Kudo Teknologi Indonesia collects personal data of customers, partners and other third parties, these entities are also subject to MOCI Reg. 20/2016. These obligations include obtaining proper prior consent from the data subject before personal data is collected, processed, shared, accessed, disclosed, transferred or erased. In case of non-compliance with the foregoing obligations, MOCI may impose administrative sanctions, i.e., verbal warning, written warning, temporary suspension of business activities and/or announcement of noncompliance in the MOCI’s online website.

Under Government Regulation No. 71 of 2019 regarding the Organization of Electronic Systems and Transactions, dated October 10, 2019 (“GR 71/2019”), electronic system providers are required to notify the personal data owner of any breach involving such owner’s personal data. Failure to comply with the notification obligation under GR 71/2019 may subject the relevant electronic system provider to administrative sanctions in the form of written warnings, fines, temporary suspension of parts of or the entire components or services of an Electronic System, termination of access (such as access blocking, account closure, and/or content removal), and/or removal from the list of registered electronic system providers.

Regulations on Competition

Business competition and monopolistic practices in Indonesia are generally regulated under Law No. 5 of 1999 regarding Prohibition of Monopolistic Practices and Unfair Competition, dated March 5, 1999, as amended by the Omnibus Law (the “Competition Law as amended”). Pursuant to the Competition Law as amended, business actors in Indonesia are prohibited from, among other things, (i) entering into anti-competitive agreements or engaging in conduct that results in oligopoly and/or oligopsony, price-fixing and resale price maintenance, market allocations, boycotts, vertical integration or closed agreements; (ii) engaging in actions such as monopoly, monopsony or market control; and (iii) abusing dominant positions. There are two types of standards of proof recognized under the Competition Law, depending on the provision thereof, namely the “rule of reason” and “illegal per se.” The “rule of reason” requires the assessment of the anti-competitive effects of the business activity, while “illegal per se” provides that a violation exists insofar as all elements provided under the Competition Law are met.

The Business Competition Supervisory Commission (Komisi Pengawas Persaingan Usaha (“KPPU”)) has the authority to supervise the implementation of the Competition Law. The KPPU is an independent institution that reports to the President of the Republic of Indonesia. Further, transactions that meet certain thresholds set forth in the Competition Law and KPPU regulations must be reported post factum to the KPPU within 30 business days of the date the transaction is legally effective. The KPPU has the authority to substantively review whether the transaction is in violation of the Competition Law, which may then be subjected to certain structural and/or behavioral remedies.

Pursuant to the Competition Law, and as further elaborated by Government Regulation No. 44 of 2021 regarding Implementation of Prohibition of Monopolistic Practices and Unfair Competition, dated February 2, 2021, non-compliance with the Competition Law could subject the offending party to administrative sanctions imposed by the KPPU. These administrative sanctions are annulment of the relevant agreement, order of cessation of the prohibited action, unwinding of the relevant transaction, payment of compensation, and administrative fine. The administrative fine is a minimum of IDR1 billion (approximately $69,000) and a maximum of (i) 50% of the net profit received by the perpetrator in the relevant market during the period in which the non-compliance persists, (ii) 10% of the total sales in the relevant market during the period in which the non-compliance persists or (iii) IDR25 billion (approximately $1.7 million), which applies only for failure to report a notifiable transaction to the KPPU in a timely manner.

Malaysia

Regulation on Data Protection

Personal Data Protection Act 2010 of Malaysia (“Malaysia PDPA”)

The Malaysia PDPA governs the processing of personal data in commercial transactions in Malaysia to protect personal data of common interest and to ensure information security, network reliability and integrity and is enforced by the Personal Data Protection Commissioner.

The Malaysia PDPA enunciates 7 fundamental principles of data protection (the General Principle, the Notice and Choice Principle, the Disclosure Principle, the Security Principle, the Retention Principle, the Data Integrity Principle and the Access Principle) which data users are required to adhere to during the processing of personal data within Malaysia. The overarching principle in the Malaysia PDPA (as expounded under the General Principle) provides that a data user is prohibited from processing a data subject’s personal data without his/her consent, unless such processing is necessary for, among others, the performance of a contract to which the data subject is the party. Such principles are applicable to persons (i.e. data users) who engage in the processing of personal data, whether independently or jointly with others, and possess the authority to control or authorize the said processing (with the exception of processors).

Non-compliance by a data user of any of the fundamental principles constitutes an offense under the Malaysia PDPA and in the event of conviction, the data user is liable to a fine not exceeding RM300,000 (approximately $65,000) or imprisonment for a term not exceeding two (2) years or both. Non-compliance of other provisions of the Malaysian PDPA may also lead to other financial penalties, imprisonment terms or both. The Malaysian Personal Data Protection Commissioner also has broad powers to order the data user to comply with the provisions of the Malaysia PDPA.

Transferring of personal data to places outside Malaysia

A data user is prohibited from transferring any personal data of a data subject to a location outside of Malaysia, unless it falls under any of the exceptions outlined in Section 129(3) of the Malaysian PDPA, including where the data subject has provided his/her consent to the transfer.

Non-compliance with Section 129 of the Malaysia PDPA constitutes an offense. In the event of conviction, the data user may be subject to a fine not exceeding RM300,000 (approximately $65,000) or imprisonment for a period not exceeding two (2) years, or both.

General Code of Practice of Personal Data Protection (“Malaysia PDPA Code”)

The Malaysia PDPA Code sets out the best practices for a data user to assist the data user in meeting the requirements under the Malaysia PDPA when undertaking a commercial transaction.

Section 29 of the Malaysia PDPA provides that the Malaysia PDPA Code carries the force of law. Non-compliance of the Malaysia PDPA Code constitutes an offence and can lead up to a fine of up RM100,000 (approximately $22,000), imprisonment for a maximum term of 1 year, or both.

MANAGEMENT

Set forth below is information concerning our directors, executive officers and other key employees.

The following individuals are members of the Board and executive management of the Registrant.

Name	Age	Position(s)
Hao Feng Ng	42	Chairman of the Board and Director
Ziyang Long	37	Chief Executive Officer and Director
Chak Ming Wong	37	Chief Financial Officer
Jeffrey Stagg	63	Independent Director
Siu Wan Lo	34	Independent Director
Chun Yu Tso	38	Independent Director

The following is a brief biography of each of our executive officers and directors.

Hao Feng Ng

Mr. Ng has served as a director and the Chairman of the Board of the Company since December 12, 2024. Mr. Ng was an IT manager of Hanson Motors Management Limited from 2021 to 2024, where he was responsible for the overall IT systems of the company including maintenance, sourcing software, and hardware solutions, along with negotiating terms and executing contracts with external vendors. Prior to that, Mr. Ng was a director at Black Wood Production from 2013 to 2024, where he was responsible for business development in marketing, advertising, and printing, including the identification and evaluation of business opportunities. Mr. Ng has acquired a professional vocation certificate in B.C.C in Computerized Pre-Pressed Techniques in 2001.

Ziyang Long

Mr. Long has served as the Chief Executive Officer (“CEO”) of the Company since December 2021 and became a director of our Company on December 12, 2024. From December 2021 to June 2022, Mr. Long also served as the interim Chief Financial Officer (“CFO”) of the Company. Mr. Long joined RP Singapore in September 2020 and has acted as the CEO of RP Singapore since then. He has extensive experiences in entrepreneur management, accounting, and financial reporting in different industries, including food and beverages, blockchain, and education technology. He has served as the finance manager of RP Singapore from September 2020 to present. Prior to that, he was the director and the owner of Accouncity Pte. Ltd., responsible for the operation and overseeing the outsourcing of the accounting and book-keeping business of such company. From 2018 to 2021, he served on the board of directors of FRV Solutions Pte. Ltd. Mr. Long obtained his bachelor’s degree of Science (Hon) in Accounting and Finance from London School of Economics and Political Science in 2013.

Chak Ming Wong

Mr. Wong was appointed as the Chief Financial Controller of our Company on February 1, 2025. Mr. Wong is a member of the Hong Kong Institute of Certified Public Accountants. He has served as the finance manager at iDDY.AI since August 2016, leading the financial operation and risk management at this company. Prior to that, Mr. Wong worked at Sequoia Capital as the finance manager from May 2015 to August 2016, and at Wells Fargo Bank as finance manager from March 2012 to February 2015. He embarked on his professional journey as an auditor at KPMG Hong Kong, starting from February 2019 to January 2012. Mr. Wong’s career is distinguished by his adept skill in navigating the financial landscapes of diverse sectors, proving him to be a valuable leader in corporate finance. Mr. Wong earned his Bachelor of Business Administration with Honors in Accountancy from Hong Kong Polytechnic University in 2009. He also obtained his Master of Business Administration from the university of Hong Kong in 2016.

Jeffrey Stagg

Mr. Stagg has served as an independent director of our Company since October 2025. Mr. Stagg has more than 20 years of experience in IT and telecommunication. Currently, Mr. Stagg servers as the CEO and president of S&S Equipment Holdings, Inc., a company engaged in the equipment, offshore and onshore Oil & Gas business, industrial marine, and Petroleum trading fields. Prior to that, he was a sales director at Hydrasat LLC, a firm that specializes in helping clients optimize their IT from April 2012 to July 2020. Mr. Stagg earned his bachelor’s degree of Science in Electrical Engineering from University of Louisiana.

Siu Wan Lo

Ms. Lo has served as an independent director of our Company since October 2025. Mr. Lo has vast experience in supervising dealings in securities, asset management and providing investment advice. Presently, Ms. Lo is a Responsible Officer at Sunhigh Financial Holdings Limited, where she is engaged in supervising and monitoring the dealings in securities, handling the subscription and redemption of assets and managing daily operations. Prior to that, Ms. Lo was a Responsible Officer (from August 2022 to March 2025) and Responsible Officer (from March 2019 to August 2022) at I Win Security Limited and Bluemount Securities Limited and Bluemount Asset Management Limited respectively, where she was responsible for supervising the dealings in securities, managing investment accounts, monitoring day-to-day trading activities, and offering investment advisory services. Ms. Lo was an Account Manager at Central Wealth Securities Investment Limited and Central Wealth Futures Limited from October 2016 to March 2019, where she was engaged in supervising investment accounts to ensure legal compliance, assisting the investigation of trading discrepancies and making margin calls. Ms. Lo obtained a Bachelor of Arts degree in Marketing and Public Relations from the Hong Kong Polytechnic University — School of Professional Education and Executive Development in 2012, and an associate degree in Marketing from the Hong Kong Polytechnic University — Hong Kong Community College in 2010.

Chun Yu Tso

Mr. Tso has served as an independent director of our company since October 2025. Mr. Tso is a member of the Hong Kong Institute of Certified Public Accountants. He has acted as the finance manager of Hip Hing Loong Stage Engineering Co. Ltd since May 2016, overseeing the operation of the finance department. Prior to this, Mr. Tso worked as an auditor at KPMG Hong Kong for six years. He has extensive experience in financial accounting, auditing, taxation, company secretarial matter and corporate finance, especially in mergers, acquisitions and corporate restructuring. Mr. Tso earned his Bachelor of Business Administration with Honors in Accountancy from Hong Kong Polytechnic University in 2010.

Family Relationships

None of the directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board of Directors

Our board of directors consists of five directors as of the date of this prospectus. The NASDAQ Capital Market corporate governance rules require that a majority of an issuer’s board of directors must consist of independent directors. We have a majority of independent directors serving on our board of directors.

Duties of Directors

Under British Virgin Islands law, our directors owe fiduciary duties both at common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, our directors also have a duty to exercise the care, diligence and skills that a reasonable director would exercise in comparable circumstances, taking into account without limitation the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our memorandum and articles of association or the BVI Act. See “Description of Share Capital — Differences in Corporate Law” for additional information on our directors’ fiduciary duties under British Virgin Islands law. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association. We have the right to seek damages if a duty owed by our directors is breached.

The functions and powers of our board of directors include, among others:

•        appointing officers and determining the term of office of the officers;

•        authorizing the payment of donations to religious, charitable, public, or other bodies, clubs, funds, or associations as deemed advisable;

•        exercising the borrowing powers of the company and mortgaging the property of the company;

•        executing checks, promissory notes, and other negotiable instruments on behalf of the company; and

•        maintaining or registering a register of mortgages, charges, or other encumbrances of the company.

Terms of Directors and Executive Officers

Each of our directors holds office until a successor has been duly elected and qualified unless the director was appointed by the board of directors, in which case such director holds office until the next following annual meeting of shareholders at which time such director is eligible for re-election. All of our executive officers are appointed by and serve at the discretion of our board of directors.

Qualification

There is currently no shareholding qualification for directors, although a shareholding qualification for directors may be fixed by our shareholders by ordinary resolution.

Executive Compensation

For the year ended June 30, 2024, the aggregate cash compensation accrued for the Company’s executive officers as a group was nil. The compensation to Mr. Ziyang Long for the period starting on July 1, 2023 is being deferred to be paid on the first month following the closing of this offering. The Company does not separately set aside any amounts for pensions, retirement or other benefits for our executive officers, other than pursuant to relevant statutory requirements.

Employment Agreements with Named Executive Officers

We have entered into employment agreements with each of our executive officers prior to the effective date of the registration statement of which this prospectus forms a part, the form which is filed as Exhibit 10.3 to the registration statement of which this prospectus forms a part.

On December 1, 2021, we entered into an employment agreement with Mr. Ziyang Long, who acts as our CEO. Pursuant to such agreement, he shall receive a monthly base salary of SGD 1,400, and is also eligible for bonus, benefits and reasonable expenses reimbursement. Under the employment agreement, Mr. Long works as our CEO and the term is annual basis, which automatically renews for additional one-year terms unless either party provides a written notice one (1) month prior to the termination date, or otherwise proposes to renegotiate the terms of the employment with the other party within three (3) months prior to the expiration of the applicable term. We can also terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or grossly negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties.

Compensation of Directors

For the fiscal year ended June 30, 2025, we have not paid cash compensation to our directors for their services as directors of the Company. However, our subsidiary, RP Singapore, paid cash compensation of SGD 48,963 (approximately US$38,496) to its directors for their respective services rendered to the subsidiary.

We have entered into letter agreements with each of our directors, the form which is filed as Exhibit 10.4 to the registration statement. Under these agreements, we agreed to indemnify our directors against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director of our company.

Committees of the Board of Directors

We have established three committees under the board of directors: an audit committee, a compensation committee and a nominating and corporate governance committee. We adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee.    Our audit committee consists of Mr. Jeffrey Stagg, Ms. Siu Wan Lo, and Mr. Chun Yu Tso. Mr. Chun Yu Tso serves as the chairman of our audit committee. We have determined that Mr. Jeffrey Stagg, Ms. Siu Wan Lo, and Mr. Chun Yu Tso qualify as independent directors as defined in Section 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3 under the Securities Exchange Act. Our board also has determined that Chun Yu Tso qualifies as an audit committee financial expert within the meaning of the SEC rules or possesses financial sophistication within the meaning of the rules of Nasdaq. The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things:

•        appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

•        reviewing with the independent auditors any audit problems or difficulties and management’s response;

•        discussing the annual audited financial statements with management and the independent auditors;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

•        reviewing and approving all proposed related party transactions;

•        meeting separately and periodically with management and the independent auditors; and

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee.    Our compensation committee consists of Mr. Jeffrey Stagg, Ms. Siu Wan Lo, and Mr. Chun Yu Tso. Mr. Jeffrey Stagg serves as the chairman of our compensation committee. We have determined that Mr. Jeffrey Stagg, Ms. Siu Wan Lo, and Mr. Chun Yu Tso qualify as independent directors as defined in Section 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3 under the Securities Exchange Act. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee is responsible for, among other things:

•        reviewing and recommending to the board with respect to the total compensation package for our most senior executive officers;

•        approving and overseeing the total compensation package for our executives other than the most senior executive officers;

•        reviewing and recommending to the board with respect to the compensation of our directors;

•        reviewing periodically and approving any long-term incentive compensation or equity plans;

•        selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

•        reviewing programs or similar arrangements, annual bonuses, and employee pension and welfare benefit plans.

Nominating and Corporate Governance Committee.    Our nominating and corporate governance committee consists of Mr. Jeffrey Stagg, Ms. Siu Wan Lo, and Mr. Chun Yu Tso. Ms. Siu Wan Lo serves as the chairperson of our nominating and corporate governance committee. Mr. Jeffrey Stagg, Ms. Siu Wan Lo, and Mr. Chun Yu Tso qualify as independent directors as defined in Section 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3 under the

Securities Exchange Act. The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee is responsible for, among other things:

•        identifying and recommending nominees for election or re-election to our board of directors or for appointment to fill any vacancy;

•        reviewing annually with our board of directors its current composition in light of the characteristics of independence, age, skills, experience and availability of service to us;

•        identifying and recommending to our board the directors to serve as members of committees;

•        advising the board periodically with respect to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to our board of directors on all matters of corporate governance and on any corrective action to be taken; and

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Code of Business Conduct and Ethics

Our board of directors adopted a code of business conduct and ethics, which is applicable to all of our directors, officers and employees. We will post our code of business conduct and ethics publicly available on our website.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of the Class A Ordinary Shares offered in this offering for

•        each of our director, director nominees and executive officers who beneficially own our ordinary shares; and

•        each person known to us to own beneficially more than 5% of our Class A Ordinary Shares or Class B Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all ordinary shares shown as beneficially owned by them. For the purpose of voting power, each Class A Ordinary Share entitles the holder to one vote and each Class B Ordinary Share entitles the holder to ten (10) votes on any matter or which action of the shareholders of our Company is sought. Holders of Class B Ordinary Shares will vote together with holders of Class A Ordinary Shares as one class. Percentage of beneficial ownership of each listed person prior to this offering is based on 16,000,000 Class A Ordinary Shares and 100,000 Class B Ordinary Shares outstanding as of the date of this prospectus. Percentage of beneficial ownership of each listed person after this offering is based on 17,250,000 Class A Ordinary Shares and 100,000 Class B Ordinary Shares outstanding immediately after the completion of this offering.

Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of 5% or more of our Class A Ordinary Shares or Class B Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that any such person have voting or investment power with respect to securities. In computing the number of ordinary shares beneficially owned by a person listed below and the percentage ownership of such person, ordinary shares underlying options, warrants, or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person.

	Ordinary Shares Beneficially Owned Prior to this Offering				Ordinary Shares Beneficially Owned After this Offering
	Total Class A Ordinary Shares	Total Class B Ordinary Shares	Percentage of Total Ordinary Shares	Percentage of Votes Held Prior to this Offering	Class A Ordinary Shares		Class B Ordinary Shares	Percentage of Votes Held After this Offering
Directors and Executive Officers*
Hao Feng Ng(1)	10,320,967	100,000	64.73%	66.59%	10,113,267	(2)	100,000	60.89%
Ziyang Long	—	—	—	—	—		—	—
Chak Ming Wong	—	—	—	—	—		—	—
Jeffrey Stagg	—	—	—	—	—		—	—
Siu Wan Lo	—	—	—	—	—		—	—
Chun Yu Tso	—	—	—	—	—		—	—
All directors and executive officers as a group:	10,320,967	100,000	64.73%	66.59%	10,113,267		100,000	60.89%

5% Shareholders:
True Sage(1)	10,320,967	100,000	64.73%	66.59%	10,113,267	(2)	100,000	60.89%
Breydales Limited(3)	1,160,000	—	7.20%	6.82%	790,000		—	4.33%

____________

*        Unless otherwise indicated, the business address of each of the individuals is #04-09 Techplace II, 5008 Ang Mo Kio Ave 5, Singapore 569874.

(1)      True Sage is a British Virgin Islands business company wholly owned by Mr. Hao Feng Ng, our Chairman. Its registered address is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. Its business address is Flat B, 2/F., Block 3 Provident Centre, 25 Wharf Road, North Point, Hong Kong. It holds 10,320,967 Class A Ordinary Shares and 100,000 Class B Ordinary Shares as of the date of this prospectus. Each Class B Ordinary Share is entitled to ten (10) votes on any matter on which action of the shareholders of the Company is sought.

(2)      True Sage will sell 207,700 Class A Ordinary Shares through the Underwriter pursuant to this prospectus.

(3)      These shares are held by Breydales Limited, a British Virgin Islands business company 100% owned by its sole shareholder, Ching Shyang Koh. Its registered address is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG 1110, British Virgin Islands.

SELLING SHAREHOLDERS

The following table sets forth the name of the Selling Shareholders, the number of Class A Ordinary Shares owned by them immediately prior to the date of this prospectus and the number of Class A Ordinary Shares to be offered by them pursuant to this prospectus. The table also provides information regarding the beneficial ownership of our Class A Ordinary Shares by the Selling Shareholders as adjusted to reflect the assumed sale of all of the shares offered under this prospectus.

Percentage of beneficial ownership before this offering is based on 16,000,000 Class A Ordinary Shares outstanding as of the date of this prospectus. Beneficial ownership is based on information furnished by the Selling Shareholders. Unless otherwise indicated and subject to community property laws where applicable, the Selling Shareholders named in the following table have, to our knowledge, sole voting and investment power with respect to the shares beneficially owned by them. Except as disclosed in the footnotes below, none of the Selling Shareholders or any natural person that controls any of the Selling Shareholders, have had a material relationship with the Company or any of its predecessors or affiliates within the past three years.

The Selling Shareholders are not a broker dealer or an affiliate of a broker dealer. The Selling Shareholders are going to enter into an underwriting agreement with us and the Underwriter for the sale of an aggregate of 870,000 Class A Ordinary Shares. The table below assumes that the Selling Shareholders will sell all of the Class A Ordinary Shares offered for sale stated to be sold.

Name of Selling Shareholders	Class A Ordinary Shares Beneficially Owned Prior to Offering	Maximum Number of Class A Ordinary Shares to be Sold Pursuant to the Public Offering Prospectus	Number of Class A Shares owned After Offering	Percentage of Votes Held After Offering
True Sage(1)	10,320,967	207,700	10,113,267	60.89%
Sai Bin Loi(2)	37,500	37,500	0	0.00%
Chun Yin Yu(3)	85,000	85,000	0	0.00%
Wai Shan Frances Waung(4)	41,600	41,600	0	0.00%
Hon Kei Yeung(5)	128,200	128,200	0	0.00%
Breydales Limited(6)	1,160,000	370,000	790,000	4.33%

Based on 16,000,000 Class A Ordinary Shares issued and outstanding immediately prior to the offering and based on 17,250,000 Class A Ordinary Shares issued and outstanding immediately after the offering.

____________

(1)      True Sage is a British Virgin Islands business company wholly owned by Mr. Hao Feng Ng, our Chairman. Its business address is Flat B, 2/F., Block 3 Provident Centre, 25 Wharf Road, North Point, Hong Kong.

(2)      Sai Bin Loi was the major shareholder of our Company and our former Chairman. His address is 53 Pipit Road, #06-92, Singapore.

(3)      Chun Yin Yu’s address is Flat A, 18/F, Block 22, Double Cove Starview Prime, 8 Wu Kai Sha Road, Double Cove Phase 3, Ma On Shan, New Territories, Hong Kong.

(4)      Wai Shan Frances Waung’s address is 5-119 Kadooria, 111-133 Kadoorie Avenue, Ho Man Tin, Kowloon, Hong Kong.

(5)      Hon Kei Yeung’s address is Flat F, 31/F, Block 3, New Haven, Tsuen Wan, New Territories, Hong Kong.

(6)      These shares are held by Breydales Limited, a British Virgin Islands business company 100% owned by its sole shareholder, Ching Shyang Koh. Its registered address is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG 1110, British Virgin Islands.

RELATED PARTY TRANSACTIONS

Material Transactions with Related Parties

The relationship and the nature of related party transactions as of the date of this prospectus, as of December 31 2024, and for the three years ended June 30, 2024, 2023, and 2022 are summarized as follows:

Name of Related Party	Relationship with Us
Ad Navitas	Owned by Mr. Sai Bin Loi, our former controlling shareholder
Consap Pte Ltd. (“Consap”)	Controlled by Mr. Chee Wai Chan, our former COO
Republic SC Pte Ltd.	Owned by Mr. Sai Bin Loi and Mr. Loi’s daughter
Mr. Wee Chong Loi	Son of Mr. Sai Bin Loi

a.    Short-term and long-term deposits to a related party

The Company entered into a service agreement with Ad Navitas. Ad Navitas agreed to assist the Company to provide software development projects. Per terms set forth in the agreement, the Company agreed and has maintained a minimum security amount of SGD 1,000,000 as a long-term deposit to Ad Navitas since February 11, 2019. As of the date of this prospectus, December 31, 2024, June 30, 2024, 2023 and 2022, long-term deposits to related party was SGD 920,000, SGD 920,000 (USD 673,401), SGD 920,000 SGD 1,000,000 and SGD 1,000,000 respectively.

b.    Amount due to directors

Mr. Hao Feng Ng is director of the Company. Mr. Sai Bin Loi (“Mr. Loi”), Mr. Ziyang Long and Mr. Chee Wai Chan are directors of RP Singapore.

The Company had borrowed from Mr. Ng, Mr. Loi, the Company’s previous shareholder and Mr. Long, the Company’s Chief Executive Officer, Mr. Chan, the Company’s Chief Operating Officer for operation purpose. The loans are interest free and free of collateral.

Name of Related Party	Relationship	Nature of Transactions	June 30, 2022	June 30, 2023	June 30, 2024	June 30, 2024
			SGD	SGD	SGD	USD
Mr. Sai Bin Loi	Mr. Loi is a former shareholder and a director of RP Singapore	Loan	—	29,166	77,624	57,279
Mr. Ziyang Long	Mr. Long is a director of RP Singapore	Loan	—	95,665	252,976	186,671
Mr. Chee Wai Chan	Mr. Chan is a director of RP Singapore	Loan	—	—	71,088	52,455
Mr. Hao Feng Ng	Mr. Ng is director of the Company	Loan	—	—	—	—
				124,831	401,688	296,405

Mr. Chee Wai Chan has resigned from the position of director of Republic Power Pte Limited and Chief Operating Officer on August 1, 2024.

As of the date of this prospectus, the balance due to directors has been fully settled and was nil.

c.    Deposit paid to a related party for acquisition of subsidiary

On December 1, 2020, RP Singapore entered into an acquisition agreement with Consap, to acquire the 100% equity interest in Consap, a limited company incorporated in Singapore, for total cash consideration of USD 2,400,000 (equivalent to SGD 3,216,960).

A deposit of USD 1,400,000 (equivalent to SGD 1,856,171) was paid to Consap on June 30, 2021. The remaining consideration of USD 1,000,000 was paid by RP Singapore to Consap on December 31, 2022, if certain conditions were met. Pursuant to the acquisition agreement, in case the aforesaid acquisition is not completed, the deposits was fully refundable to RP Singapore. This agreement has been superseded by a new addendum mentioned below.

The acquisition had not been completed and the remaining consideration of USD 1,000,000 was not paid by RP Singapore to Consap on December 31, 2022. The completion is contingent and subject to certain conditions, including target sales performance, set out in the acquisition agreement. The acquisition was conditional upon Consap entering into one or more definitive sales agreements, with clients approved by RP Singapore, for total contracts value of not less than USD 2,000,000 on or before November 30, 2022.

On March 31, 2024, an addendum to the acquisition agreement was signed. Pursuant to the addendum, Consap should enter into one or more definitive sales agreements with client approved by RP Singapore, for a total contract value of not less than USD2,000,000 on or before November 30, 2025. The expected completion date will be within 30 days from the date of fulfilment of the condition precedents or March 31, 2026, whichever is earlier, the remaining of consideration of USD 1,000,000 will be paid by RP Singapore to Consap on the completion date. In the event that Consap fails to secure enough sales agreement for a total contracts value of at least USD 2,000,000, Consap shall return USD 1,400,000 to RP Singapore within seven days from December 31, 2025. As of date of this prospectus, December 31, 2024, June 30, 2024, 2023 and 2022, deposit paid to a related party for acquisition of subsidiary amounted to SGD 1,856,171, SGD 1,856,171 (USD1,358,638), SGD 1,856,171 SGD 1,856,171, and SGD 1,856,171, respectively.

d.    Loans from related parties

The Company borrowed SGD 59,042 from Mr. Sai Bin Loi on June 11, 2021 for operational purposes. This loan was interest-free and with no collateral. The amount was settled in cash on November 30, 2021.

On June 15, 2022, the Company had unsecured loan with annual interest of 6% from Republic SC Pte Ltd., which is co-owned by the Company’s former shareholder and sole director, Mr. Sai Bin Loi, and his daughter, amounted to SGD 65,000 as of June 30, 2022. This loan was fully paid in October 2022.

On October 10, 2022, the Company had another unsecured loan with annual interest of 6% from Republic SC Pte Ltd, amounted to SGD 50,000. This loan was fully paid in January 2023.

As of date of this prospectus, June 30, 2024, 2023 and 2022, the loans from related parties amounted to nil, nil, nil and SGD 65,000, respectively.

e.    Service agreements with related parties

Company’s Vendors

The Company has entered into a service agreement with Mr. Wee Chong Loi, who agreed to provide IT advisory services to assist in the Company’s software development projects, with a term from April 1, 2020 to December 31, 2021. For the six month ended December 31, 2024, and for the years ended June 30, 2024, 2023 and 2022, the Company paid service fee of nil, nil, nil and SGD 48,021 to Mr. Wee Chong Loi, respectively.

Company’s Clients

Since July 1, 2020, the Company had entered into multiple service agreements with Consap to assist Consap in several software development projects. As of the date of this prospectus, the Company has received an aggregate of SGD 220,000 from Consap for the services the Company provided. For the years ended June 30, 2024, 2023 and 2022, Consap paid to the Company in consideration of nil, nil and SGD 130,000 respectively.

On December 6, 2022, the Company entered into a service agreement with Republic SC Pte Ltd., to provide consulting services to Republic SC Pte Ltd. for a software development project. For the year ended June 30, 2023, the project was completed and Republic SC Pte Ltd. paid to the Company in consideration SGD 5,500. For the six month ended December 31, 2024 and the years ended June 30, 2024, 2023 and 2022, Republic SC Pte Ltd. paid to the Company in consideration of nil, nil, SGD 5,500 and nil respectively.

Employment Agreements

See “Management — Employment Agreements with Named Executive Officers.”

DESCRIPTION OF SHARE CAPITAL

We are a British Virgin Islands business company with limited liability and our affairs are governed by our Memorandum and Articles of Association, the BVI Act, the common law of the British Virgin Islands, our corporate government documents and the rules and regulations of the stock exchange on which our Class A Ordinary Shares (after the completion of this Offering, our Class A Ordinary Shares) are traded.

As of the date of this prospectus, we are authorized to issue an unlimited number of shares with a par value of US$0.000625 each comprising of (a) an unlimited number of Class A Shares with a par value of US$0.000625 each, and (b) 50,000,000 Class B Ordinary Shares with a par value of US$0.000625 each. As of the date of this prospectus, 16,000,000 Class A Ordinary Shares and 100,000 Class B Ordinary Shares are issued and outstanding.

Immediately prior to the completion of this offering, we have 16,000,000 Class A Ordinary Shares and 100,000 Class B Ordinary Shares issued and outstanding. All of our shares issued and outstanding prior to the completion of the offering are and will be fully paid, and all of our shares to be issued in the offering will be issued as fully paid.

Immediately after the completion of this offering, we have 17,250,000 Class A Ordinary Shares and 100,000 Class B Ordinary Shares issued and outstanding.

Ordinary Shares

All of our issued and outstanding Class A Ordinary Shares are fully paid and non-assessable. Certificates evidencing the shares are issued in registered form. There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed. Under the BVI Act, the Class A Ordinary Shares are deemed to be issued when the name of the shareholder is entered in our register of members. If (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of the company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the British Virgin Islands Courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct the company to pay all costs of the application and any damages the applicant may have sustained.

Our Company is authorized to issue unlimited ordinary shares, par value US$0.000625 per share. Subject to the provisions of the BVI Act and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to Class A Ordinary Shares. No share may be issued at a discount except in accordance with the provisions of the BVI Act. The directors may refuse to accept any application for shares and may accept any application in whole or in part, for any reason or for no reason.

Share Rights.

Our Class A Ordinary Shares and Class B Ordinary Shares rank pari passu with one another other than as set out below:

(a)     As regards conversion, a holder of Class B Ordinary Shares shall have the conversion right in respect of each Class B Ordinary Share. For the avoidance of doubt, a holder of Class A Ordinary Shares shall have no rights to convert Class A Ordinary Shares into Class B Ordinary Shares under any circumstances. Each Class B Ordinary Share shall be converted at the option of the holder, at any time after issue and without the payment of any additional sum, into one fully paid Class A Ordinary Share.

(b)    As regards voting rights holders of Class A Ordinary Shares and Class B Ordinary Shares have the right to receive notice of, attend, speak and vote at general meetings of the Company. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall, at all times (other than in respect of separate general meetings of the holders of a class or series of shares held in accordance with the Articles), vote together as one class on all matters submitted to a vote for members’ consent. Each Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to the vote at general meetings of the Company, and each Class B Ordinary Share shall be entitled to ten (10) votes on all matters subject to the vote at general meetings of the Company.

(c)     As regards transfer upon any sale, transfer, assignment or disposition of Class B Ordinary Shares by a holder thereof to any person or entity which is not an Affiliate of such holder (as defined in the articles of association), such Class B Ordinary Shares validly transferred to the new holder shall be automatically and immediately converted into an equal number of Class A Ordinary Shares.

(d)    As regards dividends each Class A Ordinary Share be entitled to such dividends as the Board may from time to time declare. Each Class B Ordinary Share shall not be entitled to any dividends or distributions be entitled to such dividends as the Board may from time to time declare.

(e)     In the event of a winding up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganization or otherwise or upon any distribution of capital, the Class A Ordinary Shares and the Class B Ordinary Shares shall be entitled to the surplus assets of the Company on a pari passu basis.

Our Class A Ordinary Shares have been approved to list on Nasdaq under the symbol “RPGL.”

Transfer Agent and Registrar

The transfer agent and registrar for the Class A Ordinary Shares is Transhare Corporation with offices located at Bayside Center 1, 17755 North US Highway 19, Suite No. 140, Clearwater, FL 33764.

Dividends

Shareholders holding Class A Ordinary Shares in the Company are entitled to receive such dividends as may be declared by our board of directors subject to the BVI Act and our memorandum and articles of association. Class B Ordinary Shares shall not be entitled to any dividends or distributions be entitled to such dividends as the Board may from time to time declare.

Voting Rights

Subject to any rights or restrictions as to voting attached to any shares, unless any share carries special voting rights. On a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each share of which he or the person represented by proxy is the holder. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Calls on Shares and Forfeiture

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The directors may waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

(a)     either alone or jointly with any other person, whether or not that other person is a shareholder; and

(b)    whether or not those monies are presently payable.

At any time, the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the articles.

We may sell in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within 14 days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

Variation of Rights of Shares

Subject to the BVI Act, all or any of the special rights for the time being attached to the shares or any class of shares may, unless otherwise provided by the terms of issue of the shares of that class, be varied or modified with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

Redemption and Purchase of Own Shares

Subject to the provisions of the BVI Act, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our memorandum and articles of association and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, or by any recognized stock exchange on which our securities are listed.

Inspection of Books and Records

Under the BVI Act, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the Registrar of Corporate Affairs which will include the company’s certificate of incorporation, its memorandum and articles of association (with any amendments) and records of license fees paid to date and will also disclose any articles of dissolution, articles of merger and a register of charges if the company has elected to file such a register.

General Meetings

Under our memorandum and articles of association, a copy of the notice of any meeting of shareholders shall be given not less than 7 days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting. Our board of directors shall call a meeting of shareholders upon the written request of shareholders holding at least 30% of our outstanding voting shares. In addition, our board of directors may call a meeting of shareholders on its own motion. A meeting of shareholders may be called on short notice if at least 90% of the shares entitled to vote on the matters to be considered at the meeting have agreed to short notice of the meeting, or if all members holding shares entitled to vote on all or any matters to be considered at the meeting have waived notice and presence at the meeting shall be deemed to constitute waiver for this purpose.

At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing not less than 50 percent of the shares entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within two hours of the start time of the meeting, the meeting shall be dissolved if it was requested by shareholders. In any other case, the meeting shall be adjourned to the next business day, and if shareholders representing not less than one-third of the votes of the common shares or each class of shares entitled to vote on the matters to be considered at the meeting are present within one hour of the start time of the adjourned meeting, a quorum will be present. If not, the meeting will be dissolved. No business may be transacted at any meeting of shareholders unless a quorum is present at the commencement of business. If present, the chair of our board of directors shall be the chair presiding at any meeting of the shareholders. If the chair of our board is not present then the members present shall choose a shareholder to act to chair the meeting of the shareholders. If the shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting shares present in present of by proxy shall preside as chairman, failing which the oldest individual member or member representative shall take the chair.

A corporation that is a shareholder shall be deemed for the purpose of our memorandum and articles of association to be present in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Directors

There is nothing under British Virgin law which specifically prohibits or restricts the creation of cumulative voting rights for the election of our directors. Our memorandum and articles of association do not provide for cumulative voting for elections of directors.

Liquidation Rights

As permitted by the BVI Act and our memorandum and articles of association, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors and resolution of shareholders if our assets exceed our liabilities and we are able to pay our debts as they fall due. We also may be wound up in circumstances where we are insolvent in accordance with the terms of the BVI Insolvency Act (Law Revision 2020).

If we wound up and the assets available for distribution among our shareholders are more than sufficient to repay all amounts paid to us on account of the issue of shares immediately prior to the winding up, the excess shall be distributable pari passu among those shareholders in proportion to the amount paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the amounts paid to us on account of the issue of shares, those assets shall be distributed so that, to the greatest extent possible, the losses shall be borne by the shareholders in proportion to the amounts paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up, the liquidator appointed by us may, in accordance with the BVI Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

Differences in Corporate Law

The BVI Act and the laws of the British Virgin Islands affecting British Virgin Islands companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the British Virgin Islands applicable to us and the laws applicable to companies incorporated under the Delaware General Corporation Law in the United States and their shareholders.

Mergers and Similar Arrangements

Under the laws of the British Virgin Islands, two or more companies may merge or consolidate in accordance with Section 170 of the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies (the “surviving company”) and a consolidation means the uniting of two or more constituent companies into a new company (the “consolidated company”). The procedure for a merger or consolidation between the company and another company (which need not be a British Virgin Islands company, and which may be the company’s parent or subsidiary, but need not be) is set out in the BVI Act. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which with the exception of a merger between a parent company and its subsidiary, must also be approved by a resolution of a majority of the shareholders voting at a quorate meeting of shareholders or by written resolution of the shareholders of the British Virgin Islands company or British Virgin Islands companies which are to merge. While a director may vote on the plan of merger or consolidation, or any other matter, even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the company. A transaction entered into by our company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the company and (ii) the transaction is in the ordinary course of the company’s business and on usual terms and conditions. Notwithstanding the above, a transaction entered into by the company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the company received fair value for the transaction. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation. A foreign company which is able under the laws of its foreign jurisdiction to participate in the merger or consolidation is required by the BVI Act to comply with the laws of that foreign jurisdiction in relation to the merger or consolidation. The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration. After the plan of merger or consolidation has been approved by the directors and authorized, if required, by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the British Virgin Islands. The merger is effective on the date that the articles of merger are registered with the Registrar or on such subsequent date, not exceeding thirty days, as is stated in the articles of merger or consolidation.

As soon as a merger becomes effective: (a) the surviving company or consolidated company (so far as is consistent with its memorandum and articles of association, as amended or established by the articles of merger or consolidation) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies; (b) in the case of a merger, the memorandum and articles of association of any surviving company are automatically amended to the extent, if any, that changes to its memorandum and articles of association are contained in the articles of merger or, in the case of a consolidation, the memorandum and articles of association filed with the articles of consolidation are the memorandum and articles of the consolidated company; (c) assets of every description, including choses-in-action and the business of each of the constituent companies, immediately vest in the surviving company or consolidated company; (d) the surviving company or consolidated company is liable for all claims, debts, liabilities and obligations of each of the constituent companies; (e) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any member, director, officer or agent thereof, is released or impaired by the merger or consolidation; and (f) no proceedings, whether civil or criminal, pending at the time of a merger by or against a constituent company, or against any member, director, officer or agent thereof, are abated or discontinued by the merger or consolidation; but: (i) the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or consolidated company or against the member, director, officer or agent thereof; as the case may be; or (ii) the surviving company or consolidated company may be substituted in the proceedings for a constituent company. The Registrar of Corporate Affairs shall strike off the register of companies each constituent company that is not the surviving company in the case of a merger and all constituent companies in the case of a consolidation. If the directors determine it to be in the best interests of the company, it is also possible for a merger to be approved as a Court approved plan of arrangement or scheme of arrangement in accordance with the BVI Act.

A shareholder may dissent from (a) a merger if the company is a constituent company, unless the company is the surviving company and the member continues to hold the same or similar shares; (b) a consolidation if the company is a constituent company; (c) any sale, transfer, lease, exchange or other disposition of more than 50 per cent in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including: (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a compulsory redemption of 10 per cent, or fewer of the issued shares of the company required by the holders of 90 percent, or more of the shares of the company pursuant to the terms of the BVI Act; and (e) a plan of arrangement, if permitted by the British Virgin Islands Court (each, an Action). A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

A shareholder dissenting from an Action must object in writing to the Action before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder within 20 days who gave written objection. Such objection shall include a statement that the member proposes to demand payment for his or her shares if the Action is taken. These shareholders then have 20 days to give to the company their written election in the form specified by the BVI Act to dissent from the Action, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder. Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent. Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company shall make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

Shareholders’ Suits

There are both statutory and common law remedies available to our shareholders as a matter of British Virgin Islands Law. These are summarized below:

Prejudiced Members

A shareholder who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his shares be acquired, that he be provided compensation, that the Court regulate the future conduct of the company, or that any decision of the company which contravenes the BVI Act or our memorandum and articles of association be set aside.

Derivative Actions

Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the company in certain circumstances to redress any wrong done to it. Such actions are known as derivative actions. The British Virgin Islands Court may only grant permission to bring a derivative action where the following circumstances apply:

•        the company does not intend to bring, diligently continue or defend or discontinue proceedings; and

•        it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

When considering whether to grant leave, the British Virgin Islands Court is also required to have regard to the following matters:

•        whether the shareholder is acting in good faith;

•        whether a derivative action is in the company’s best interests, taking into account the directors’ views on commercial matters;

•        whether the action is likely to proceed;

•        the cost of the proceedings; and

•        whether an alternative remedy is available.

Just and Equitable Winding Up

In addition to the statutory remedies outlined above, shareholders can also petition the British Virgin Islands Court for the winding up of a company under the BVI Insolvency Act, 2003 (Law Revision 2020) for the appointment of a liquidator to liquidate the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is generally only available where the company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Indemnification of Directors and Executive Officers and Limitation of Liability

Our memorandum and articles of association provide that, subject to certain limitations, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

•        is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

•        is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the memorandum and articles of association, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in Our Memorandum and Articles of Association

Some provisions of our articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable. Under the BVI Act there are no provisions that specifically prevent the issuance of preferred shares or any such other “poison pill” measures. Our memorandum and articles of association also do not contain any express prohibitions on the issuance of any preferred shares. Therefore, the directors without the approval of the holders of ordinary shares may issue preferred shares that have characteristics that may be deemed to be anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, under British Virgin Islands law, our directors in the exercise of their powers granted to them under our memorandum and articles of association and performance of their duties, are required to act honestly and in good faith in what the director believes to be in the best interests of our company.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under British Virgin Islands law, our directors owe fiduciary duties both at common law and under statute including, among others, a statutory duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, taking into account without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the company acts in a manner which contravenes the BVI Act or our memorandum and articles of association. A shareholder has the right to seek damages for breaches of duties owed to us by our directors.

Pursuant to the BVI Act and our memorandum and articles, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may:

(a)     vote on a matter relating to the transaction;

(b)    attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)     sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction.

In certain limited circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, or proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, the British Virgin Islands Court may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the BVI Act a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the British Virgin Islands Court for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. British Virgin Islands law provides that, subject to the memorandum and articles of association of a company, an action that may be taken by members of the company at a meeting may also be taken by a resolution of members consented to in writing.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. British Virgin Islands law and our memorandum and articles of association allow our shareholders holding 30% or more of the votes of the outstanding voting shares to requisition a shareholders’ meeting. There is no requirement under British Virgin Islands law to hold shareholders’ annual general meetings, but our memorandum and articles of association do permit the directors to call such a meeting. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the British Virgin Islands law, our memorandum and articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, directors can be removed from office, with or without cause, by a resolution of shareholders. Directors can also be removed with cause by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

Transactions With Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. British Virgin Islands law has no comparable statute and our memorandum and articles of association fails to expressly provide for the same protection afforded by the Delaware business combination statute.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the BVI Act and our memorandum and articles of association, we may appoint a voluntary liquidator by a resolution of the shareholders or directors, provided that the directors have made a declaration of solvency that the company is able to discharge its debts as they fall due and that the value of the company’s assets exceed its liabilities.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not our company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by not less than 50 percent of the votes cast by those entitled to vote at a meeting of the holders of the issued shares in that class. For these purposes the creation, designation or issue of shares with rights and privileges ranking pari passu to an existing class of shares is deemed not to be a variation of the rights of such existing class and may in accordance with our memorandum and articles of association be affected by resolution of directors without shareholder approval.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by British Virgin Islands law, our memorandum and articles of association may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. An amendment is effective from the date it is registered at the Registry of Corporate Affairs in the British Virgin Islands.

Anti-Money Laundering Laws

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act (Law Revision 2020). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

SHARES ELIGIBLE FOR FUTURE SALE

Before our initial public offering, there has not been a public market for our Class A Ordinary Shares, and although our Class A Ordinary Shares have been approved to be listed on Nasdaq, a regular trading market for our Class A Ordinary Shares may not develop. Future sales of substantial amounts of our Class A Ordinary Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Class A Ordinary Shares to fall or impair our ability to raise equity capital in the future. Upon completion of this offering, we will have 17,250,000 Class A Ordinary Shares and 100,000 Class B Ordinary Shares issued and outstanding. All of the Class A Ordinary Shares sold in this offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act.

Lock Up Agreement

See “Underwriting-Lock Up Agreements.”

Rule 144

All of our Class A Ordinary Shares outstanding prior to this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

•        1% of the number of Class A Ordinary Shares then outstanding, in the form of Class A Ordinary Shares or otherwise, which will equal approximately 172,500 shares immediately after this offering; or

•        the average weekly trading volume of the Class A Ordinary Shares on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

Rule 701 under the Securities Act, as in effect on the date of this prospectus, permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. If any of our employees, executive officers or directors purchase shares under a written compensatory plan or contract, they may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares would be required to wait until ninety (90) days after the date of this prospectus before selling any such shares. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates, or anyone acting on their behalf. Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. We are not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all the newly issued shares under the Securities Act.

Subject to certain limitations, holders of our restricted shares who are not our affiliates or who are our affiliates by virtue of their status as our officer or director may resell their restricted shares in an “offshore transaction” under Regulation S if:

•        none of the shareholder, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States, and

•        in the case of a sale of our restricted shares by an officer or director who is our affiliate solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

TAXATION

The following discussion of material British Virgin Islands, Singapore, and United States federal income tax consequences of an investment in our Class A Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to an investment in our Class A Ordinary Shares, such as the tax consequences under state, local, and other tax laws. To the extent that the discussion relates to matters of British Virgin Islands tax law, it represents the opinion of Forbes Hare, our British Virgin Islands counsel.

WE URGE POTENTIAL PURCHASERS OF OUR CLASS A ORDINARY SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR CLASS A ORDINARY SHARES.

Republic of Singapore Taxation

Dividends or Other Distributions with Respect to Class A Ordinary Shares

Under the one-tier corporate tax system which currently applies to all Singapore tax resident companies, tax on corporate profits is final, and dividends paid by a Singapore tax resident company will be income tax exempt in the hands of a shareholder, whether or not the shareholder is a company or an individual and whether or not the shareholder is a Singapore tax resident.

Capital Gains upon Distribution of Class A Ordinary Shares

Under current Singapore tax laws, there is no tax on capital gains. The determination of whether a gain or loss from disposal of equity investments in a company is income or capital in nature is based on consideration of the facts and circumstances of each case. The factors considered are drawn from established case law principles. Gains arising from the disposal of the Company’s Class A Ordinary Shares may be construed to be of an income nature and subject to Singapore income tax, if they arise from activities which the Inland Revenue Authority of Singapore regards as the carrying on of a trade or business in Singapore. However, under Singapore tax laws, any gains derived by a divesting company from its disposal of Class A Ordinary Shares in an investee company between June 1, 2012 and December 31, 2027 are generally not taxable if immediately prior to the date of the relevant disposal, the divesting company has held at least 20% of the Class A Ordinary Shares in the investee company for a continuous period of at least 24 months.

Goods and Services Tax

The issue or transfer of ownership of the Company’s Class A Ordinary Shares should be exempt from Singapore Goods and Services Tax. Hence, the holders would not incur any Goods and Services Tax on the subscription or subsequent transfer of the shares.

Stamp Duty

If the Company’s Class A Ordinary Shares evidenced in certificated forms are acquired in Singapore, stamp duty is payable on the instrument of their transfer at the rate of 0.2% of the consideration for or market value of the Company’s Class A Ordinary Shares, whichever is higher. Where an instrument of transfer is executed outside Singapore or no instrument of transfer is executed, no stamp duty is payable on the acquisition of the Company’s Class A Ordinary Shares. However, stamp duty may be payable if the instrument of transfer is executed outside Singapore and is received in Singapore. The stamp duty is borne by the purchaser unless there is an agreement to the contrary.

On the basis that any transfer instrument in respect of the Company’s shares traded on Nasdaq are executed outside Singapore through the Company’s transfer agent/transfer secretary and share registrar in the United States for registration in the Company’s branch registers of members maintained in the United States (without any transfer instrument being received in Singapore), no stamp duty should be payable in Singapore on such transfers.

Tax Treaties Regarding Withholding Taxes

There is no comprehensive avoidance of double taxation agreement between the United States and Singapore which applies to withholding taxes on dividends or capital gains.

British Virgin Islands Taxation

The British Virgin Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the Government of the British Virgin Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the British Virgin Islands. No stamp duty is payable in the British Virgin Islands on the issue of shares by, or any transfers of shares of, British Virgin Islands companies (except those which hold interests in land in the British Virgin Islands). The British Virgin Islands is not party to any double tax treaties that are applicable to any payments made to or by the Company. There are no exchange control regulations or currency restrictions in the British Virgin Islands.

Payments of dividends and capital in respect of our Class A Ordinary Shares will not be subject to taxation in the British Virgin Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Class A Ordinary Shares, as the case may be, nor will gains derived from the disposal of our Class A Ordinary Shares be subject to British Virgin Islands income or corporation tax.

British Virgin Islands Economic Substance Legislation

The British Virgin Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the Economic Substance (Companies and Limited Partnerships) Act, 2018 (the “ESA”) came into force in the British Virgin Islands introducing certain economic substance requirements for British Virgin Islands tax resident companies which are engaged in certain “relevant activities.” However, it is not anticipated that the Company itself will be subject to any such requirements. Although it is presently anticipated that the ESA will have little material impact on the Company or its operations, as the legislation is new and remains subject to further clarification and interpretation it is not currently possible to ascertain the precise impact of these legislative changes on the Company.

United States Federal Income Taxation

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

•        banks;

•        financial institutions;

•        insurance companies;

•        regulated investment companies;

•        advertising investment trusts;

•        broker-dealers;

•        persons that elect to mark their securities to market;

•        U.S. expatriates or former long-term residents of the U.S.;

•        governments or agencies or instrumentalities thereof;

•        tax-exempt entities;

•        persons liable for alternative minimum tax;

•        persons holding our Class A Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

•        persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Class A Ordinary Shares);

•        persons who acquired our Class A Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

•        persons holding our Class A Ordinary Shares through partnerships or other pass-through entities;

•        beneficiaries of a Trust holding our Class A Ordinary Shares; or

•        persons holding our Class A Ordinary Shares through a Trust.

Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Class A Ordinary Shares.

Material Tax Consequences Applicable to U.S. Holders of Our Class A Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our Class A Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Class A Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to ownership and disposition of our Class A Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws.

The following brief description applies only to U.S. Holders (defined below) that hold Class A Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of ordinary share and you are, for U.S. federal income tax purposes,

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•        an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•        a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Taxation of Dividends and Other Distributions on our Class A Ordinary Shares

Subject to the PFIC (defined below) rules discussed below, the gross amount of distributions made by us to you with respect to the Class A Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Class A Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC (defined below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the British Virgin Islands, clause (1) above can be satisfied only if the Class A Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Class A Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on Nasdaq. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Class A Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Class A Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Class A Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Class A Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Class A Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Class A Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Passive Foreign Investment Company (“PFIC”)

We were not a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for the taxable year ended June 30, 2024. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our taxable year ending June 30, 2025 or for any subsequent year, more than 50% of our assets may be assets which produce passive income, in which case we would be deemed a PFIC, which could have adverse US federal income tax consequences for US taxpayers who are shareholders. We will make this determination following the end of any particular tax year. PFIC status is a factual determination for each taxable year which cannot be made until the close of the taxable year. A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code, for any taxable year if either:

•        at least 75% of its gross income for such taxable year is passive income; or

•        at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Class A Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. However, we must make a separate determination each year as to whether we are a PFIC, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year.

In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Class A Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Class A Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Class A Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Class A Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold ordinary shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Class A Ordinary Shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Class A Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Class A Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Class A Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Class A Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

•        the excess distribution or gain will be allocated ratably over your holding period for the Class A Ordinary Shares;

•        the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

•        the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Class A Ordinary Shares cannot be treated as capital, even if you hold the Class A Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election under Section 1296 of the US Internal Revenue Code for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) ordinary shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Class A Ordinary Shares as of the close of such taxable year over your adjusted basis in such Class A Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Class A Ordinary Shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the Class A Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Class A Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Class A Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Class A Ordinary Shares. Your basis in the Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Class A Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including Nasdaq. If the Class A Ordinary Shares are regularly traded on Nasdaq and if you are a holder of Class A Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the US Internal Revenue Code with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold ordinary shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares, including regarding distributions received on the Class A Ordinary Shares and any gain realized on the disposition of the Class A Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Class A Ordinary Shares, then such Class A Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Class A Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Class A Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Class A Ordinary Shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Class A Ordinary Shares when inherited from a decedent that was previously a holder of our Class A Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Class A Ordinary Shares, or a mark-to-market election and ownership of those Class A Ordinary Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Class A Ordinary Shares from a U.S. Holder to not get a step-up in basis under Section 1014 and instead will receive a carryover basis in those Class A Ordinary Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Class A Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Class A Ordinary Shares and proceeds from the sale, exchange or redemption of our Class A Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the US Internal Revenue Code with at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Class A Ordinary Shares, subject to certain exceptions (including an exception for Class A Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Class A Ordinary Shares.

UNDERWRITING

In connection with this offering, we and the Selling Shareholders have entered into an underwriting agreement with Bancroft Capital, LLC with respect to the Class A Ordinary Shares being offered. Under the terms and subject to the conditions contained in the underwriting agreement, the Underwriter has agreed to purchase 1,250,000 Class A Ordinary Shares from us and 870,000 Class A Ordinary Shares from the Selling Shareholders.

The Underwriter is offering the Class A Ordinary Shares subject to its acceptance of the Class A Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the Underwriter to pay for and accept delivery of the Class A Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by its counsel and to certain other conditions. The Underwriter is obligated to take and pay for all of the Class A Ordinary Shares offered by this prospectus if any such ordinary shares are taken.

The Underwriter initially proposes to offer the Class A Ordinary Shares directly to the public at the public offering price listed on the cover page of this prospectus. The Underwriter is expected to make offers and sales both inside and outside the United States through its selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC.

Underwriter’s Compensation

Except as disclosed in this prospectus, the Underwriter has not received and will not receive from us any other item of compensation or expense in connection with this offering considered by the Financial Industry Regulatory Authority, Inc. (“FINRA”) to be underwriting compensation under its rules of fair price.

Discount

The underwriting discount is equal to the public offering price per share, less the amount paid by the Underwriter to us per share. The underwriting discount was determined through an arms’ length negotiation between us and the Underwriter. We have agreed to sell the shares to the Underwriter, at the initial offering price of between $3.72 per Class A Ordinary Share, which represents the initial public offering price of the Class A Ordinary Shares set forth on the cover page of this prospectus less a 7.0% underwriting discount.

The following tables show the per-share price and total underwriting discounts to be paid to the Underwriter for underwriting 1,250,000 Class A Ordinary Shares to be sold by us and 870,000 Class A Ordinary Shares to be sold by the Selling Shareholders per Class A Ordinary Share.

	Per Share(1)	Total
Initial public offering price	$4.00	$8,480,000
Discounts to be paid by the Company	$0.28	$350,000
Discounts to be paid by the Selling Shareholders	$0.28	$243,600
Proceeds to the Company, before expenses	$3.72	$4,650,000
Proceeds to the Selling Shareholders, before expenses	$3.72	$3,236,400
Non-accountable expense allowance payable by the Company	$0.04	$50,000
Non-accountable expense allowance payable by the Selling Shareholders	$0.04	$34,800

____________

(1)      The initial public offering price is $4.00 per Class A Ordinary Share.

Expense Reimbursement

We have agreed to reimburse the Underwriter up to a maximum of $150,000 for fees and expenses of legal counsel and other out-of-pocket expenses, roadshow expenses and cost of background checks, and, if applicable, the costs associated with the use of a third-party electronic road show service. We have also agreed to pay the closing costs of the offering, which shall include the reimbursement of the out-of-pocket costs of the escrow agent or clearing agent, as applicable, which costs shall not exceed $14,900. In addition, at the closing of the offering, we and the Selling Shareholders shall reimburse the Underwriter one percent (1%) of the gross proceeds of the offering to us and to the Selling Shareholders, respectively, as a non-accountable expense allowance.

We have agreed to pay $25,000 as an advance to be applied towards accountable expenses, or the Advance, which was paid upon the execution of the engagement letter between us and the Underwriter dated December 17, 2024 (the “Engagement Letter”). Any portion of the Advance shall be returned back to us to the extent not actually incurred in accordance with FINRA Rule 5110(g)(4)(A). In addition, we have agreed to pay a retainer of $20,000 to be applied towards fees and expenses of legal counsel described in the paragraph above, within seven (7) days of the execution of the Engagement Letter and the Underwriter’s engagement of legal counsel. We have agreed to pay, upon receipt of FINRA’s no objections letter, an additional retainer of $25,000 to be applied towards fees and expenses of legal counsel described in the paragraph above. Any portion of such retainers shall be returned to us to the extent not actually incurred.

Furthermore, pursuant to the underwriting agreement, the Underwriter’s obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the Underwriter of officers’ certificates and legal opinions.

We estimate that our share of the total expenses of the offering, excluding underwriting discounts, will be approximately $1.41 million.

Right of First Refusal

We have agreed to grant the Underwriter, from the date of the Engagement Letter until the twelve-month period following the closing of this offering, a right of first refusal, exercisable at the sole discretion of the Underwriter, if the Company or any of its subsidiaries: (i) decides to finance or refinance any indebtedness using a manager or agent, Bancroft (or any affiliate designated by Bancroft) shall have the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing; or (ii) decides to raise funds in the United States by means of a public offering (including through an at-the-market facility) or a private placement or any other capital-raising financing of equity, equity-linked or debt securities using an underwriter or placement agent, Bancroft (or any affiliate designated by Bancroft) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing. If Bancroft or one of its affiliates decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees for transactions of similar size and nature and the provisions of this Agreement, including indemnification, which are appropriate to such a transaction. Notwithstanding the foregoing, the right of first refusal shall be subject to FINRA Rule 5110(g)(5), including that it may be terminated by us for cause, which shall be a breach by the Underwriter of the Engagement Letter or a material failure by the Underwriter to provide the services as contemplated by the Engagement Letter, and shall be subject to FINRA Rule 5110(g)(6)(A).

Tail Financing Payments

We have also agreed to pay the Underwriter a cash compensation equal to seven percent (7.0%) of the gross proceeds received by us from any public or private offering or other financing or capital raising transaction of any kind to the extent that such financing or capital is provided to us by any of the investors or affiliates of investors introduced to us by the Underwriter if such financing is consummated at any time within the 18-month period following the expiration or termination of the Engagement Letter. Notwithstanding the foregoing, this tail fee shall be subject to FINRA Rule 5110(g)(5)(B), including that it may be terminated by us for cause, which shall be a breach by the Underwriter of the Engagement Letter or a material failure by the Underwriter to provide the services as contemplated by the Engagement Letter.

Lock-up Agreements

We have agreed, subject to certain exceptions, not to (i) offer or sell any Class A Ordinary Shares or any securities convertible into or exercisable or exchangeable for Class A Ordinary Shares; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any Class A Ordinary Shares or any securities convertible into or exercisable or exchangeable for Class A Ordinary Shares; (iii) complete any offering of debt securities of our Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Class A Ordinary Shares, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of Class A Ordinary Shares or such other securities, in cash or otherwise for a period of 180 days after the date of this prospectus.

Our officers, directors and shareholders of more than 5% of our outstanding securities (except for the Class A Ordinary Shares offered by the Selling Shareholders pursuant to this prospectus and except for Breydales Limited) have agreed, subject to certain exceptions, to a 180-day lock-up period from the date of this prospectus, with respect to the Class A Ordinary Shares that they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that may be currently outstanding or which may be issued. Breydales Limited has agreed, subject to certain exceptions, to a 90-day lock-up period from the date of this prospectus, with respect to the Class A Ordinary Shares that it beneficially owns (except for the Class A Ordinary Shares offered by it pursuant to this prospectus), including the issuance of shares upon the exercise of convertible securities and options that may be currently outstanding or which may be issued. In addition, subject in each case to compliance with applicable securities law requirements, (i) if on any trading day the closing price of the Class A Ordinary Shares on Nasdaq is not less than 110% of the initial public offering price, Breydales Limited may effect open market sales only in an aggregate daily amount of Class A Ordinary Shares not exceeding 10% of the average daily volume as reported by Bloomberg, L.P. for the five trading days prior to each applicable trading day on which the sale occurs (the “5-Day ADV”); (ii) if on any trading day the closing price of the Class A Ordinary Shares on Nasdaq is not less than 120% of the initial public offering price, Breydales Limited may effect open market sales only in an aggregate daily amount of Class A Ordinary Shares not exceeding 20% of the 5-Day ADV; and (iii) if on any trading day the closing price of the Class A Ordinary Shares on Nasdaq is not less than 140% of the initial public offering price, the lock-up restrictions described herein shall no longer be applicable to Breydales Limited.

The Representative has no present intention to waive or shorten any of the above lock-up periods; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the Representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Price Stabilization

In connection with this offering, the Underwriter may engage in activities that stabilize, maintain or otherwise affect the price of our Class A Ordinary Shares during and after this offering, including:

•        stabilizing transactions;

•        short sales;

•        purchases to cover positions created by short sales;

•        imposition of penalty bids; and

•        syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our Class A Ordinary Shares while this offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of our Class A Ordinary Shares, which involve the sale by the Underwriter of a greater number of Class A Ordinary Shares than it is required to purchase in this offering and purchasing Class A Ordinary Shares on the open market to cover short positions created by short sales. Short sales may be “covered short sales,” which are short positions in an amount not greater than the Underwriter’s option to purchase additional shares, or may be “naked short sales,” which are short positions in excess of that amount.

The Underwriter may close out any covered short position by purchasing shares in the open market.

Naked short sales are short sales made in excess of any over-allotment option. The Underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the Underwriter is concerned that there may be downward pressure on the price of the Class A Ordinary Shares in the open market that could adversely affect investors who purchased in this offering.

The Underwriter also may impose a penalty bid. This occurs when a particular underwriter repays to the Underwriter a portion of the underwriting discount received by it because the Underwriter has repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of our Class A Ordinary Shares or preventing or retarding a decline in the market price of our Class A Ordinary Shares. As a result of these activities, the price of our Class A Ordinary Shares may be higher than the price that otherwise might exist in the open market. The Underwriter may carry out these transactions on Nasdaq, in the over-the-counter market or otherwise. Neither we nor the Underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of the shares. Neither we, nor the Underwriter make any representation that the Underwriter will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.

Indemnification

We have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act and the Exchange Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the Underwriter may be required to make in respect of those liabilities.

Determination of Offering Price

Prior to this offering, there has not been a public market for our Class A Ordinary Shares. The public offering price of the Class A Ordinary Shares offered by this prospectus has been determined by negotiation between us, the Selling Shareholders, and the Underwriter. Among the factors considered in determining the public offering price of the Class A Ordinary Shares were:

•        Our history and our prospects;

•        Our financial information and historical performance;

•        The industry in which we operate;

•        The status and development prospects for our products and services;

•        The experience and skills of our executive officers; and

•        The general condition of the securities markets at the time of this offering.

The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the Class A Ordinary Shares. That price is subject to change as a result of market conditions and other factors, and we cannot assure you that the Class A Ordinary Shares can be resold at or above the public offering price.

Listing

Our Class A Ordinary Shares have been approved to list on Nasdaq under the symbol “RPGL.”

Electronic Distribution

A prospectus in electronic format will be made available on the websites maintained by the Underwriter. The Underwriter may distribute prospectuses electronically. The Underwriter may agree to allocate a number of Class A Ordinary Shares for sale to its online brokerage account holders. Class A Ordinary Shares to be sold pursuant to an Internet distribution will be allocated on the same basis as other allocations. In addition, Class A Ordinary Shares may be sold by the Underwriter to securities dealers who resell Class A Ordinary Shares to online brokerage account holders.

Other Relationships

The Underwriter is a full service financial institution engaged in various activities, which may include the sales and trading of securities, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, financing, brokerage and other financial and non-financial activities and services. The Underwriter may in the future perform a variety of such activities and services for us and for persons or entities with relationships with us for which they received or will receive customary fees, commissions and expenses.

In addition, in the ordinary course of its business activities, the Underwriter, its affiliates, directors, officers and employees may at any time purchase, sell or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and other financial instruments (including bank loans) for its own account and for the accounts of its customers.

Such investments and securities activities may involve assets, securities and/or instruments of ours or our affiliates. The Underwriter and its affiliates, directors, officers and employees may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions outside the United States

Notice to Prospective Investors in Canada

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

The Class A Ordinary Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Class A Ordinary Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to and is only directed at persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 within, and/or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) (all such persons together being referred to as “relevant persons”).

This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom who is not a relevant person should not act or rely on this prospectus or any of its contents.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A Ordinary Shares may not be circulated or distributed, nor may the Class A Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act 2001 (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Notice to Prospective Investors in the People’s Republic of China

This prospectus may not be circulated or distributed in China and the Class A Ordinary Shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of China except pursuant to applicable laws, rules and regulations of China. For the purpose of this paragraph only, China does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Notice to Prospective Investors in Hong Kong

The Class A Ordinary Shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to our Class A Ordinary Shares be issued or may be in possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to our Class A Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Taiwan

The Class A Ordinary Shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan, pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding the underwriting discounts and underwriter’s non-accountable expense, which are expected to be incurred in connection with the sale of Class A Ordinary Shares in this offering. With the exception of the registration fee payable to the SEC, the Nasdaq listing fee and the filing fee payable to FINRA, all amounts are estimates.

SEC registration fee	$3,392
Nasdaq listing fee	$90,000
FINRA filing fee	$7,540
Printing expenses	$15,000
Legal fees and expenses	$510,116
Accounting fees and expenses	$287,000
Transfer agent and registrar fee and expenses	$16,700
Underwriter’s expenses (accountable)	$150,000
Miscellaneous	$335,736
Total	$1,415,484

These expenses will be borne by us. Underwriting discounts and the non-accountable expense allowance will be borne by us in proportion to the numbers of Class A Ordinary Shares sold in the offering. The Selling Shareholders will bear the underwriting discounts and the non-accountable expense allowance in proportion to the number of Class A Ordinary Shares resold by the Underwriter.

LEGAL MATTERS

The validity of the Class A Ordinary Shares offered in this offering and certain other legal matters as to British Virgin Islands law will be passed upon for us by Forbes Hare. Certain legal matters as to United States Federal and New York State law in connection with this offering will be passed upon for us by Hunter Taubman Fischer & Li LLC. Legal matters as to Singapore law will be passed upon for us by Insights Law LLC. The Crone Law Group, P.C. is acting as counsel to the Underwriter.

EXPERTS

The consolidated financial statements for the year ended June 30, 2022 appearing in this prospectus have been audited by Friedman LLP, independent registered public accounting firm, as set forth in their report (which contains an explanatory paragraph relating to substantial doubt about the ability of Republic Power Group Limited to continue as a going concern, as described in Note 2 to the consolidated financial statements) thereon appearing elsewhere in this prospectus and are included in reliance upon such report given on the authority of said firm as experts in auditing and accounting. The office of Friedman LLP was located at One Liberty Plaza, 165 Broadway, 21st Floor, New York, New York 10006.

The consolidated financial statements for the years ended June 30, 2023 and 2024, included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to substantial doubt about the ability of Republic Power Group Limited to continue as a going concern, as described in Note 2 to the consolidated financial statements) of Onestop Assurance PAC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Onestop Assurance PAC is located at 10 Anson Road, #06-15, International Plaza, Singapore 079903.

CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

On October 5, 2023, the Company dismissed Marcum Asia CPAs LLP (“Marcum Asia”) as its independent registered public accounting firm.

Marcum Asia served as our independent registered public accounting firm from February 7, to October 5 2023, as Friedman LLP (“Friedman”), our then independent registered public accounting firm merged with Marcum LLP and continued to operate as an independent registered public accounting effective from September 1, 2022 onwards.

Friedman’s report on our consolidated financial statements for the years ended June 30, 2022 and 2021 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. Furthermore, during our two most recent fiscal years and through October 5, 2023, there have been no disagreements with Friedman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Friedman’s satisfaction, would have caused Friedman to make reference to the subject matter of the disagreement in connection with its reports on our financial statements for such periods.

For our two most recent fiscal years and the subsequent period through October 5, 2023, there were no “reportable events” as that term is described in Item 16F(a)(1)(v) of the Form 20-F, other than the material weaknesses reported by management in the Risk Factors section of this registration statement on Form F-1.

We provided Friedman with a copy of the above disclosure and requested that Friedman furnish us with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not it agrees with the above statement. A copy of Friedman’s letter was filed as Exhibit 16.1 to the registration statement of which this prospectus is a part.

On October 5, 2023, the Company engaged Onestop Assurance PAC to be our independent registered public accounting firm for the fiscal year ended June 30, 2023. During our two most recent fiscal years and through October 5, 2023, neither our Company nor anyone acting on our behalf consulted Onestop Assurance PAC with respect to any of the matters or reportable events set forth in Item 16F(a)(2)(i) and (ii) of the Form 20-F.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Class A Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Class A Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

REPUBLIC POWER GROUP LIMITED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the board of directors of
Republic Power Group Limited.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Republic Power Group Limited and its subsidiaries (collectively, the “Company”) as of June 30, 2024 and 2023, the related consolidated statements of income, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended June 30, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial positions of the Company as of June 30, 2024 and 2023, and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company does not have sufficient cash balance at June 30, 2024, which raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding this matter are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Onestop Assurance PAC

We have served as the Company’s auditor since 2023.

PCAOB ID 6732

Singapore
April 18, 2025

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Republic Power Group Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Republic Power Group Limited and Subsidiaries (collectively, the “Company”) as of June 30, 2022, and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for the year ended June 30, 2022, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2022, and the results of its operations and its cash flows for the year ended June 30, 2022, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company does not have sufficient cash balance, which raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding this matter are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Friedman LLP

Friedman LLP

We served as the Company’s auditor from 2021 through 2023 (such date takes into account the acquisition of certain assets of Friedman LLP by Marcum Asia CPAs LLP effective September 1, 2022).

New York, New York
December 22, 2022

REPUBLIC POWER GROUP LIMITED
CONSOLIDATED BALANCE SHEETS

	June 30, 2022	June 30, 2023	Jun 30 2024	June 30, 2024
	SGD	SGD	SGD	USD
ASSETS

CURRENT ASSETS
Cash	23,311	3,974	11,828	8,728
Accounts receivable, net	3,092,185	4,874,950	2,619,144	1,932,662
Inventories	—	54,986	54,986	40,574
Prepayments	13,500	2,823	2,648	1,954
Short-term deposits	91,130	435,556	2,301,806	1,698,499
Other current assets, net	6,483	—	—	—
Total current assets	3,226,609	5,372,289	4,990,412	3,682,417

NON CURRENT ASSETS
Property and equipment, net	163,310	121,387	78,687	58,063

OTHER ASSETS
Deposit paid for acquisition of subsidiary – related party	1,856,171	1,856,171	1,856,171	1,369,666
Deferred initial public offering (“IPO”) costs	643,602	659,822	814,444	600,977
Long-term deposits – related party	1,000,000	1,000,000	920,000	678,867
Total other assets	3,499,773	3,515,993	3,590,615	2,649,510
Total assets	6,889,692	9,009,669	8,659,714	6,389,990

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Loan payable – Financial Institution	122,000	322,142	1,682,900	1,241,810
Loan payable – Related party	65,000	—	—	—
Amount due to directors	—	124,831	401,688	296,405
Accounts payable	219,936	140,687	28,816	21,264
Other payables and accrued liabilities	274,116	679,813	328,033	242,055
Finance lease obligation, current portion	7,160	7,452	7,755	5,722
Taxes payable	1,435,039	1,757,808	1,658,521	1,223,820
Total current liabilities	2,123,251	3,032,733	4,107,713	3,031,076

OTHER LIABILITIES
Finance lease obligation, net of current portion	59,796	52,344	44,589	32,902
Deferred tax liabilities, net	3,459	3,622	—	—
Total other liabilities	63,255	55,966	44,589	32,902
Total liabilities	2,186,506	3,088,699	4,152,302	3,063,978

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Ordinary shares, US$0.000625 par value, unlimited shares authorized, 16,000,000 shares issued and outstanding as of June 30, 2022 2023 and 2024, respectively	13,453	13,453	13,453	9,927
Additional paid-in capital	986,547	986,547	986,547	727,972
Retained earnings	3,703,186	4,920,970	3,507,412	2,588,113
Total shareholders’ equity	4,703,186	5,920,970	4,507,412	3,326,012
Total liabilities and shareholders’ equity	6,889,692	9,009,669	8,659,714	6,389,990

The accompanying notes are an integral part of these consolidated financial statements.

REPUBLIC POWER GROUP LIMITED
CONSOLIDATED STATEMENTS OF INCOME

	For the Years Ended June 30,
	2022	2023	2024	2024
	SGD	SGD	SGD	USD
OPERATING REVENUES
Software development service	3,175,165	4,532,571	685,820	506,066
Consulting and technical support services	1,289,969	133,100	—	—
Product sales	—	356,400	—	—
Total operating revenues	4,465,134	5,022,071	685,820	506,066

COST OF REVENUES	(1,009,077)	(1,013,510)	(253,193)	(186,831)

GROSS PROFIT	3,456,057	4,008,561	432,627	319,235

OPERATING EXPENSES
Selling and marketing expenses	(155,976)	(104,423)	—	—
General and administrative expenses	(1,108,153)	(2,310,297)	(1,556,688)	(1,148,678)
Research and development expenses	(147,659)	(86,921)	(116,592)	(86,032)
Total operating expenses	(1,411,788)	(2,501,641)	(1,673,280)	(1,234,710)

INCOME/(LOSS) FROM OPERATIONS	2,044,269	1,506,920	(1,240,653)	(915,475)

OTHER INCOME (EXPENSE)
Interest expense	(56,257)	(103,814)	(210,987)	(155,687)
Lease income	3,228	—	—	—
Finance expenses	(2,018)	(72,591)	(34,830)	(25,701)
Foreign exchange (loss)/income	(1,651)	(4,080)	1,535	1,133
Other (expense)/income, net	(13,907)	89,361	67,755	49,996
Total other expense, net	(70,605)	(91,124)	(176,527)	(130,259)

INCOME/(LOSS) BEFORE INCOME TAXES	1,973,664	1,415,796	(1,417,180)	(1,045,734)

(PROVISION FOR)/BENEFIT FROM INCOME TAX
Current	(332,689)	(194,390)	—	—
Deferred	(232)	(3,622)	3,622	2,673
Total (provision for)/benefit from income tax	(332,921)	(198,012)	3,622	2,673

NET INCOME (LOSS)	1,640,743	1,217,784	(1,413,558)	(1,043,061)

WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES
Basic and diluted	16,000,000	16,000,000	16,000,000	16,000,000

EARNINGS/(LOSS) PER SHARE
Basic and diluted	0.10	0.08	(0.09)	(0.07)

The accompanying notes are an integral part of these consolidated financial statements.

REPUBLIC POWER GROUP LIMITED
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Ordinary shares		Additional paid-in capital	Retained earnings	Total
	Shares	Par Value
		SGD	SGD	SGD	SGD
BALANCE, June 30, 2021	16,000,000	13,453	986,547	3,195,443	4,195,443
Dividend paid	—	—	—	(1,133,000)	(1,133,000)
Net income	—	—	—	1,640,743	1,640,743
BALANCE, June 30, 2022	16,000,000	13,453	986,547	3,703,186	4,703,186
Net income	—	—	—	1,217,784	1,217,784
BALANCE, June 30, 2023	16,000,000	13,453	986,547	4,920,970	5,920,970
Net income	—	—	—	(1,413,558)	(1,413,558)
BALANCE, June 30, 2024	16,000,000	13,453	986,547	3,507,412	4,507,412
		USD	USD	USD	USD
BALANCE, June 30, 2024	16,000,000	9,927	727,972	2,588,113	3,326,012

The accompanying notes are an integral part of these consolidated financial statements.

REPUBLIC POWER GROUP LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended June 30,
	2022	2023	2024	2024
	SGD	SGD	SGD	USD
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income/(loss)	1,640,743	1,217,784	(1,413,558)	(1,043,061)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	43,593	48,725	42,700	31,508
Provision for doubtful accounts	22,122	24,723	420,793	310,503
Inventory provision	13,120	—	—	—
Deferred tax provision	232	3,622	(3,622)	(2,673)
Change in operating assets and liabilities:
Accounts receivables	(3,069,349)	(1,807,488)	1,835,013	1,354,053
Prepayments	572,500	10,677	175	128
Inventories	—	(54,986)	—	—
Short-term deposits	(82,018)	(344,426)	(1,866,250)	(1,377,103)
Deposits – related party	740,344	—	80,000	59,032
Other current assets	—	6,483	—	—
Accounts payable	219,936	(79,249)	(111,871)	(82,549)
Other payables and accrued liabilities	244,933	405,697	(351,780)	(259,578)
Taxes payable	413,980	319,310	(99,287)	(73,263)
Net cash provided by/(used in) operating activities	760,136	(249,128)	(1,467,687)	(1,083,003)

CASH FLOWS FROM INVESTING ACTIVITIES:
Repayments of loans to third parties	840,000	—	—	—
Repayments of amount due from a director	100,000	—	—	—
Repayments of loans to related party	6,917	—	—	—
Purchases of property and equipment	(32,360)	(6,802)	—	—
Net cash provided by/(used in) investing activities	914,557	(6,802)	—	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Deferred IPO costs	(643,602)	(16,220)	(154,622)	(114,095)
Proceeds from financial institutions	810,000	523,642	1,616,985	1,193,171
Proceeds from related party	65,000	50,000	—	—
Proceeds from director	—	184,831	605,754	446,984
Repayment to financial institutions	(688,000)	(323,500)	(256,228)	(189,070)
Repayment to related party	—	(115,000)	—	—
Repayment of amount due to a director	(59,042)	(60,000)	(328,896)	(242,692)
Repayment to finance lease	(6,880)	(7,160)	(7,452)	(5,499)
Dividend payments	(1,133,000)	—	—	—
Net cash (used in)/provided by financing activities	(1,655,524)	236,593	1,475,541	1,088,799

CHANGE IN CASH	19,169	(19,337)	7,854	5,796

CASH, beginning of the period	4,142	23,311	3,974	2,932

CASH, end of the period	23,311	3,974	11,828	8,728

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income tax	—	—	100,000	73,790
Cash paid for interest expense	56,546	103,981	75,676	53,716

The accompanying notes are an integral part of these consolidated financial statements.

REPUBLIC POWER GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Nature of business and organization

Republic Power Group Limited (the “Company” or “RP”) is a holding company incorporated on November 17, 2021 under the British Virgin Islands (“BVI”) law. The Company has no substantial operations other than holding all of the equity interest of Republic Power Pte. Ltd. (“RP Singapore”), a Singapore company incorporated on January 1, 2015. The Company, through RP Singapore, is a provider of customized software solutions and peripheral hardware to large and small to medium corporate clients and government agencies. The Company’s headquarter is located in Singapore. All of the Company’s business activities are carried out by RP Singapore.

On November 17, 2021, the Company completed a reorganization of RP Singapore under common control of its then existing shareholders, who collectively owned all of the equity interests of the Company prior to the reorganization. The Company and RP Singapore are under common control which results in the consolidation of RP Singapore at carrying value. The consolidated financial statements are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the accompanying consolidated financial statements of the Company.

The consolidated financial statements reflect the activities of each of the following entities:

Name	Background	Ownership	Principal activity
Republic Power Group Limited	• A BVI company • Incorporated on November 17, 2021	—	Investment holding
Republic Power Pte. Ltd	• A Singapore company • Incorporated on January 1, 2015	100% owned by RP	Providing of software development and technology services

Note 2 — Liquidity and going concern

The Company’s accounts have been prepared assuming that the company will continue as a going concern basis. The going concern basis assumes that assets are realized and liabilities are extinguished in the ordinary course of business at amounts disclosed in the consolidated financial statements. The Company’s ability to continue as a going concern depends upon aligning its sources of funding (debt and equity) with the expenditure requirements of the Company and repayment of the short-term debt facilities as and when they fall due.

The Company has considered whether there is a substantial doubt about its ability to continue as a going concern. As of June 30, 2024 the Company reported a net loss of SGD 1,413,558 (USD1,043,061) and net cash used in operating activities of SGD 1,467,687 (USD 1,083,003) indicating negative cash flow from operating activities. The Company’s working capital was SGD 882,699 (USD 651,341) as of June 30, 2024. The Company had SGD 11,828 (USD 8,728) in cash, which is unrestricted as to withdrawal and use as of June 30, 2024. In view of these circumstances, the management of the Company has given consideration to the future liquidity and performance of the Company and its available sources of finance in assessing whether the Company will have sufficient financial resources to continue as a going concern.

To improve the financial position and ensure business continuity, management has implemented the following measures:

•        Financial Support:    The majority shareholder has formally committed to supporting the Company for the next 12 months, ensuring financial obligations are met which amounted to SGD 720,000 (USD 531,287)

•        Debt Repayment Plans:    The Company has secured a monthly repayment agreement with financial institutions for trade facility obligations and an instalment plan with tax authorities for corporate tax payments. Monthly repayment to the financial institutions and tax authorities amounted to SGD 60,000 (USD 44,274).

•        Cost Reduction Strategies:    The Company has laid off staff and moved to a smaller office to reduce overhead expenses.

REPUBLIC POWER GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Liquidity and going concern (cont.)

•        Revenue Growth Initiatives:    The Company has expanded its target market to increase revenue and improve profitability. We believe the revenue grow will be able to sustain the Company’s operating cost for the next 12 months.

Management has commenced a strategy to raise debt and equity. However, there can be no certainty that these additional financings will be available on acceptable terms or at all. If management is unable to execute this plan, there would likely be a material adverse effect on the Company’s business. All of these factors raise substantial doubt about the ability of the Company to continue as a going concern. The consolidated financial statements for the years ended June 30, 2024, 2023 and 2022 have been prepared on a going concern basis and do not include any adjustments to reflect the possible future effects on the recoverability and classifications of assets or the amounts and classifications of liabilities that may result from the inability of the Company to continue as a going concern.

Note 3 — Summary of significant accounting policies

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”).

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All inter-company transactions have been eliminated upon consolidation.

Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Company’s consolidated financial statements include the useful lives of property and equipment, impairment of long-lived assets, allowance for doubtful accounts, revenue recognition, and deferred taxes. Actual results could differ from these estimates.

Foreign currency transaction

The Company uses Singapore Dollars (“SGD”) as its reporting currency. The functional currency of the Company is United States Dollars (“USD”) and its subsidiary which is incorporated in Singapore is SGD, which is its respective local currency based on the criteria of ASC 830, “Foreign Currency Matters”.

Foreign currency transactions denominated in currencies other than the functional currency are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated into the functional currency using the applicable exchange rates at the balance sheet dates. Net gains and losses resulting from foreign exchange transactions are included in exchange gains/(losses) on the consolidated statements of income and comprehensive income.

Convenience translation

Translations of balances in the consolidated balance sheets, consolidated statements of income, consolidated statements of changes in shareholders’ equity and consolidated statements of cash flows from SGD into USD as of June 30, 2024 are solely for the convenience of the readers and are calculated at the rate of USD1.00=SGD1.3552, representing the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on June 30, 2024. No representation is made that the SGD amounts could have been, or could be, converted, realized or settled into USD at such rate, or at any other rate.

REPUBLIC POWER GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of significant accounting policies (cont.)

Cash

Cash primarily consists of bank deposits with original maturities of three months or less, which are unrestricted as to withdrawal and use. The Company maintains most of its bank accounts in Singapore.

Accounts receivable, net

Accounts receivable are recorded in accordance with ASC 310, “Receivables.” Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable and other receivables. The Company determines the allowance based on aging data, historical collection experience, customer specific facts and economic conditions. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company did not have any off-balance-sheet credit exposure relating to its customers, suppliers or others. For the years ended June 30, 2024, 2023 and 2022, the Company recorded allowances for doubtful accounts against its accounts receivable amounting to SGD 445,516 (USD 328,746), SGD 24,723 and SGD 27,690 respectively.

Inventories

Inventories are comprised of finished goods and are stated at the lower of cost or net realizable value using the weighted average method. As of June 30, 2024, 2023 and 2022, the inventory amounted to SGD 54,986 (USD 40,574), SGD 54,986 and nil respectively. Management reviews inventories for obsolescence and cost in excess of net realizable value periodically when appropriate and records a reserve against the inventory when the carrying value exceeds net realizable value. As of June 30, 2024, 2023 and 2022, the Company determined that no allowance was necessary.

Prepayments

Pursuant to ASC340-10, prepayments refer to payments made in advance to vendors or service providers for services that are yet to be rendered, including prepayment of rent for office accommodation. These amounts are refundable and bear no interest. As of June 30, 2024, 2023 and 2022, the prepaid expenses amounted to SGD 2,648 (USD 1,954), SGD 2,823 and SGD 13,500 respectively. Management reviews its prepayments on a regular basis to determine if the allowance is adequate and adjusts the allowance when necessary. The Company determined that no allowance was deemed necessary for years ended June 30, 2024, 2023 and 2022.

Short-term deposits and long-term deposits

Short-term deposits and long-term deposits are mainly for rent, utilities and money deposited with certain suppliers. These amounts are refundable and bear no interest. The short-term deposits usually have one year term and are refundable upon contract termination. The long-term deposits are refunded from suppliers when term and conditions set forth in the agreements have been satisfied. As of June 30, 2024, 2023 and 2022, the Short-term deposits amounted to SGD 2,301,806 (USD 1,698,499), SGD 435,556 and SGD 91,130, respectively.

Deferred IPO costs

Pursuant to ASC 340-10-S99-1, IPO costs directly attributable to an offering of equity securities are deferred and would be charged against the gross proceeds of the offering as a reduction of additional paid-in capital. These costs include legal fees related to the registration drafting and counsel, accounting fees and consulting fees related to the registration preparation, the SEC filing and print related costs. The Company is expected to complete this IPO offering on or before September 30, 2025. As of June 30, 2024, 2023 and 2022, the accumulated deferred IPO cost was SGD814,444 (USD 600,977), SGD659,822 and SGD 643,602, respectively.

REPUBLIC POWER GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of significant accounting policies (cont.)

Other current assets, net

Other current assets, net, primarily consists of other receivables from third parties. These other receivables are unsecured and are reviewed periodically to determine whether their carrying value has become impaired.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment if applicable. Depreciation is computed using the straight-line method after consideration of the estimated useful lives. The estimated useful lives are as follows:

Useful Life
Office equipment	3 years
Office furniture and fixtures	3 years
Leasehold improvements	5 years
Automobiles	10 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of income. Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Impairment for long-lived assets

Long-lived assets, including property and equipment with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognizes an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of June 30, 2024, the Company conducted a recoverability test and the total future projected cashflows from the asset group exceed or equal to the carrying amount of the assets group therefore no impairment of long-lived assets was recognized.

Fair value measurement

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

•        Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•        Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•        Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

Financial instruments included in current assets and current liabilities are reported in the consolidated balance sheets at face value or cost, which approximate fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rates of interest.

REPUBLIC POWER GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of significant accounting policies (cont.)

Revenue recognition

Effective July 1, 2019, the Company adopted ASC Topic 606, Revenue from Contracts with Clients, which replaced ASC Topic 605, using the modified retrospective method of adoption. Results for reporting periods beginning after July 1, 2019 are presented under ASC Topic 606 while prior period amounts are not adjusted and continue to be presented under the Company’s historic accounting under ASC Topic 605. The Company’s accounting for revenue remains substantially unchanged. There were no cumulative effect adjustments for service contracts in place prior to July 1, 2019. The effect from the adoption of ASC Topic 606 was not material to the Company’s consolidated financial statements.

The five-step model defined by ASC Topic 606 requires the Company to (1) identify its contracts with clients, (2) identify its performance obligations under those contracts, (3) determine the transaction prices of those contracts, (4) allocate the transaction prices to its performance obligations in those contracts and (5) recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised goods or services are transferred to the client in an amount that reflects the consideration expected in exchange for those goods or services.

The Company applied practical expedient when sales taxes were collected from clients, meaning sales tax is recorded net of revenue, instead of cost of revenue, which are subsequently remitted to governmental authorities and are excluded from the transaction price. The Company does not offer rights of refund of previously paid or delivered amounts, rebates, rights of return or price protection. In all instances, the Company limits the amount of revenue recognized to the amounts for which it has the right to bill its’ clients.

The Company derives its revenues from three sources: (1) revenue from software development services, (2) revenue from consulting and technical support services, and (3) revenue from product sales. All of the Company’s contracts with clients do not contain cancelable and refund-type provisions.

(1)    Software development services

The contract is typically fixed priced and does not provide any post contract client support or upgrades. The Company designs software based on clients’ specific needs which require the Company to perform services including design, development, and integration. These services also require significant customization. Upon delivery of the services, client acceptance is generally required. The Company assesses that software development services is considered as one performance obligation as the clients do not obtain benefit for each separate service. The duration of the development period is short, usually less than one year.

From September 01, 2024 onwards, in certain software development contract, we provide complementary support services for 12 months following completion of the project. However, any feature upgrade, system scaling and ongoing maintenance will require service fee from clients.

The Company’s software development service revenues is generated primarily from contracts with government or related agencies and state-owned enterprises. The contracts contain negotiated billing terms which generally include multiple payment phases throughout the contract term and a portion of contract amount usually is billed upon the completion of the related projects. Pursuant to the contract terms, the Company has enforceable right on payments for the work performed.

The Company’s revenue from software development contracts are generally recognized over time as the Company’s performance creates or enhances the project controlled by the clients and the control is transferred continuously to the Company’s clients. The Company uses an input method based on cost incurred as the Company believes that this method most accurately reflects the Company’s progress toward satisfaction of the performance obligation, which usually takes less than one year. Under this method, the Company could appropriately measure the fulfillment of a performance obligation. Assumptions, risks and uncertainties inherent in the estimates used to measure progress could affect the amount of revenues, receivables and deferred revenues at each reporting period.

REPUBLIC POWER GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of significant accounting policies (cont.)

Incurred costs include all direct material, labor and subcontract costs, and those indirect costs related to application development performance, such as indirect labor, supplies, and tools. Cost-based input method requires the Company to make estimates of revenues and costs to complete the service. In making such estimates, significant judgment is required to evaluate assumptions related to the costs to complete the application development, including materials, labor, and other system costs. The Company’s estimates are based upon the professional knowledge and experience of the Company’s engineers and project managers to assess the contract’s schedule, performance, and technical matters. The Company has adequate cost history and estimating experience, and with respect to which management believes it can reasonably estimate total development costs. If the estimated costs are greater than the related revenues, the Company recognizes the entire estimated loss in the period the loss becomes known and can be reasonably estimated. Changes in estimates for software development services include but are not limited to cost forecast changes and change orders. The cumulative effect of changes in estimates is recorded in the period in which the revisions to estimates are identified and the amounts can be reasonably estimated. To date, the Company has not incurred a material loss on any contracts. However, as a policy, provisions for estimated losses on such engagements will be made during the period in which a loss becomes probable and can be reasonably estimated. If contract modifications result in additional goods or services that are distinct from those transferred before the modification, they are accounted for prospectively as if the Company entered into a new contract. If the goods or services in the modification are not distinct from those in the original contract, sales and gross profit are adjusted using the cumulative catch-up method for revisions in estimated total contract costs and contract values.

In certain software development service arrangements, the Company sells equipment to be customized and integrated with the developed software. The Company assesses the customized equipment and service are interdependent and highly interrelated. In these cases, the Company controls the customized equipment before it is transferred to the clients. The Company has the right to direct the suppliers and control the goods or assets transferred to its clients. Thus, the Company considers it should recognize revenue as a principal in the gross amount of consideration to which it is entitled in exchange for the customized equipment delivered.

(2)    Consulting and technical support services

Revenue from consulting and technical support services is primarily comprised of fixed-fee contracts, which require the Company to provide professional consulting and technical support services over contract terms beginning on the commencement date of each contract, which is the date its service is made available to clients. Billings to the clients are generally on a monthly or quarterly basis over the contract term, which is typically 1 to 12 months. The consulting and technical support services contracts typically include a single performance obligation. The revenue from consulting and technical support services is recognized over the contract term as clients receive and consume benefits of such services as provided.

(3)    Product sales

The Company engages in sale of medical equipment, hardware and related accessories. The Company typically enters into contracts with its client where the rights of the parties, including payment terms, are identified and sales prices to the clients are fixed with no separate sales rebate, discount, or other incentive and no right of return exists on sales of inventory. The Company’s performance obligation is to deliver products according to contract specifications. The Company recognizes product revenue at a time when the control of products is transferred to clients.

Revenue includes reimbursements of travel and out-of-pocket expense, with equivalent amounts of expense recorded in cost of revenue.

Practical Expedient and Exemptions

The Company does not disclose the value of unsatisfied performance obligations within one year by applying the right to invoice practical expedient provided by ASC 606-10-55-18.

Cost of Revenue

Cost of revenue consists primarily of personnel costs (including salaries and benefits) for employees associated with technical support and subcontractors, professional services organizations, third party license fees, allocable overhead.

REPUBLIC POWER GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of significant accounting policies (cont.)

Selling and marketing expenses

Selling and marketing expenses consist primarily of advertising and marketing research expenses. For the years ended June 30, 2024, 2023 and 2022, the Company’s selling and marketing expenses were nil, SGD104,423 and SGD155,976, respectively.

General and administrative expenses

General and administrative expenses consist primarily of corporate expenses, operating expenses and employment expenses. For the year ended June 30, 2024, 2023 and 2022, the Company’s total general and administrative expenses were SGD 1,556,688 (USD 1,148,678), SGD2,310,297 and SGD1,108,153 respectively. For the year ended June 30, 2024, corporate expenses amounted to SGD123,170 (USD 90,887), operating expenses amounting to SGD208,980 (USD154,206), employment expenses amounting to SGD647,295 (USD477,638) and other operating expenses SGD577,243 (USD425,947). For the year ended June 30, 2023, corporate expenses amounted to SGD778,312, operating expenses amounting to SGD443,926 and employment expenses amounting to SGD1,088,059. For the year ended June 30, 2022, corporate expenses amounted to SGD531,709, operating expenses amounting to SGD271,344 and employment expenses amounting to SGD305,100.

Research and development

Research and development expenses include salaries and other compensation-related expenses to the Company’s research and product development personnel, outsourced subcontractors, as well as related expenses for the Company’s research and product development team. For the years ended June 30, 2024, 2023 and 2022, the research and development expenses were SGD116,592 (USD 86,032) SGD86,921 and SGD 147,659, respectively.

Leases

Effective July 1, 2019, the Company adopted ASU 2016-02, “Leases” (Topic 842), and elected the practical expedients that does not require the Company to reassess: (1) whether any expired or existing contracts are, or contain, leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases. For lease terms of twelve months or fewer, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities.

The Company determines if an arrangement is a lease at inception. Lease assets and liabilities are recognized at the present value of the future lease payments at the lease commencement date. The interest rate used to determine the present value of the future lease payments is the Company’s incremental borrowing rate based on the information available at the lease commencement date. The Company generally uses the base, non-cancelable lease term in calculating the right-of-use assets and lease liabilities.

The Company may recognize the lease payments in the consolidated statements of income on a straight-line basis over the lease terms and variable lease payments in the periods in which the obligations for those payments are incurred, if any. The lease payments under the lease arrangements are fixed.

The Company elected the package of practical expedients under the transition guidance which allows the Company to carryforward its historical lease classification, its assessment on whether a contract is or contains a lease and its initial direct costs for any lease that exists prior to adoption of the new standard.

The Company elected to apply the short-term lease exception for lease arrangements with a lease term of 12 months or less at commencement. Lease terms used to compute the present value of lease payments do not include any option to extend, renew or terminate the lease that the Company is not able to be reasonably certain to exercise upon the lease inception. Accordingly, operating lease right-of-use assets and liabilities do not include leases with a lease term of 12 months or less.

REPUBLIC POWER GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of significant accounting policies (cont.)

The Company did not adopt the practical expedient that allows lessees to treat the lease and non-lease components of a lease as a single lease component. Non-lease components include payments for building management, utilities and property tax. It separates the non-lease components from the lease components to which they relate.

ROU lease assets are included in property and equipment, net.

Operating lease expense is recognized on a straight-line basis over the lease term. Upon completion of lease term, the Company does not have control of the renewal option on all leases as the lessor can terminate the renewal option with advance notice.

The Company evaluates the impairment of its ROU assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Company has elected to include the carrying amount of finance lease liabilities in any tested asset group and include the associated lease payments in the undiscounted future pre-tax cash flows. For the years ended June 30, 2024, 2023 and 2022, the Company did not have any impairment loss against its finance lease ROU assets.

Income taxes

Republic Power Group Limited is not subject to tax on income or capital gains under the current laws of the British Virgin Islands. In addition, upon payments of dividends by Republic Power Group Limited and the Company’s subsidiary in Singapore, Republic Power Pte. Ltd. to the Company’s shareholders, no British Virgin Islands withholding tax will be imposed.

The Company accounts for income tax in accordance with U.S. GAAP. Under the asset and liability method as required by this accounting standard, the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between the income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consists of taxes currently due plus deferred tax.

The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled.

Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. No penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. The Company had no uncertain tax positions for the years ended June 30, 2024, 2023 and 2022. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

REPUBLIC POWER GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of significant accounting policies (cont.)

Earnings per share

Basic earnings per share is computed by dividing net income attributable to the holders of ordinary shares by the weighted average number of ordinary shares outstanding during the period presented. Diluted income per share is calculated by dividing net income attributable to the holders of ordinary shares as adjusted for the effect of dilutive ordinary share equivalents, if any, by the weighted average number of ordinary shares and dilutive ordinary share equivalents outstanding during the period. However, ordinary share equivalents are not included in the denominator of the diluted earnings per share calculation when inclusion of such shares would be anti-dilutive, such as in a period in which a net loss is recorded.

Employee benefit

(1)    Defined contribution plan

The Company participates in the national pension schemes as defined by the laws of Singapore’s jurisdictions in which it has operations. Contributions to defined contribution pension schemes are recognized as an expense in the period in which the related service is performed.

(2)    Employees leave entitlement

Employee entitlements to annual leave are recognized as a liability when they are accrued to the employees. The undiscounted liability for leave expected to be settled wholly before twelve months after the end of the reporting period is recognized for services rendered by employees up to the end of the reporting period.

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence, such as a family member or relative, shareholder, or a related corporation.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical performance and the specific facts and circumstances of each matter.

Concentration of Risks

Concentration of credit risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents and account receivable. The Company places its cash with financial institutions with high-credit ratings and quality.

Accounts receivable primarily comprise of amounts receivable from the service clients. To reduce credit risk, the Company performs on-going credit evaluations of the financial condition of these service clients. The Company establishes a provision for doubtful accounts based upon estimates, factors surrounding the credit risk of specific service clients and other information.

REPUBLIC POWER GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of significant accounting policies (cont.)

Concentration of clients

As of June 30, 2024, five major clients, Horse Force Limited, Smorboll Pte Ltd, SY Auto Parts and Hardware Trading, 2H Technology Sdn Bhd, YS Wong Enterprise accounted for 22.2%, 12.2%, 10.8%, 10.4% and 10.4% respectively, of the Company’s total accounts receivable. As of June 30, 2023, three major clients, Payestation Pte Ltd., SY Auto Parts and Trading, Smorboll Pte Ltd. accounted for 16.5%, 13.6% and 10.7% respectively, of the Company’s total accounts receivable. As of June 30, 2022, two major clients, Payestation Pte Ltd. and Smorboll Pte Ltd. accounted for 74.6%, and 24.1%, respectively, of the Company’s total accounts receivable. For the year ended June 30, 2024, one client Horse Force Limited accounted for 79.3% of the Company’s total revenues. No other clients accounted more than 10% of the Company’s total revenues. For the year ended June 30, 2023, one client Sy Auto Parts and Hardware Trading accounted 13.3% of the Company’s total revenues. No other clients accounted more than 10% of the Company’s total revenues. For the year ended June 30, 2022, three major clients, Payestation Pte Ltd., Australia Marine Services Pty Ltd. and Smorboll Pte Ltd. accounted for 48.7%, 16.5%, and 15.8% respectively, of the Company’s total revenues.

Concentration of vendors

As of June 30, 2024, only one vendor accounted for more than 10% of the Company’s total accounts payable. PCA Group Sdn Bhd accounted for 81.5% of the Company’s total accounts payable. As of June 30, 2023, two vendors accounted for more than 10% of the Company’s total accounts payable. Appiclogy Pte. Ltd. and PCA Group Sdn Bhd, accounted for 72.2% and 16.7%, of the Company’s total accounts payable respectively. As of June 30, 2022, one vendor; LYC Supply and Trading, accounted for 81% of the Company’s accounts payable.

For the year ended June 30, 2024, two major vendor, Appiclogy Pte Ltd., and Tekun Hardware Pte Ltd., accounted for 66.4% and 32.4% of the Company’s total purchase respectively. For the year ended June 30, 2023, two vendors, Pangu Procurement Pte Ltd, and Appiclogy Pte. Ltd., accounted for 48.4% and 20.3% of the Company’s total purchase respectively. For the year ended June 30, 2022, two major vendors, LYC Supply and Trading and Pangu Procurement Pte Ltd., accounted for 17.7% and 16.3% respectively, of the Company’s total purchases.

Segment reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major clients in the consolidated financial statements for detailing the Company’s business segments. Based on the criteria established by ASC 280, the Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company. As a whole and hence, the Company has only one reportable segment. The Company does not distinguish between markets or segments for the purpose of internal reporting. As the Company’s long-lived assets are substantially located in Singapore, no geographical segments are presented.

Recently issued accounting pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date.

In March 2023, the FASB issued ASU No. 2023-01, Leases (Topic 842): Common Control Arrangements (“ASU 2023-01”) that is intended to improve the guidance for applying Topic 842 to arrangements between entities under common control. This ASU requires all entities (that is, including public companies) to amortize leasehold improvements associated with common control leases over the useful life to the common control group. The standard will be effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted for both interim and annual financial statements that have not yet been made available for issuance. If an entity adopts the amendments in an interim period, it must adopt them as of the beginning of the fiscal year that includes that interim period. Management has evaluated and concluded no material impact of this to the financial statements.

REPUBLIC POWER GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of significant accounting policies (cont.)

In October 2023, the FASB issued Accounting Standards Updates (“ASU”) No. 2023-06, Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative, which amends the disclosure or presentation requirements related to various subtopics in the FASB Accounting Standards Codification (the “Codification”). This update will improve disclosure and presentation requirements of a variety of topics and align the requirements in the FASB codification with the SEC’s regulations. The Company is currently evaluating the potential effect of this ASU on its consolidated financial statements but does not expect the impact to be material.

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”). ASU 2023-07 expands disclosures about a public entity’s reportable segments and required more enhanced information about a reportable segment’s expenses, interim segment profit or loss, and how a public entity’s chief decision maker uses reported segment profit or loss information in assessing segment performance and allocating resources. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Management has evaluated and concluded no material impact of this to the financial statements.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 720): Improvements to Income Tax Disclosures (“ASU 2023-09”), which prescribes standard categories for the components of the effective tax rate reconciliation and requires disclosure of additional information for reconciling items meeting certain quantitative thresholds, requires disclosure of disaggregated income taxes paid, and modifies certain other income tax-related disclosures. ASU 2023-09 is effective for annual periods beginning after December 15, 2024 and allows for adoption on a prospective basis, with a retrospective option. The Company is currently evaluating the potential impact of the adoption of ASU 2023-09 on its consolidated financial statements.

In March 2024, the FASB issued ASU No. 2024-02, which removes references to the Board’s concepts statements from the FASB Accounting Standards Codification (the “Codification” or ASC). The ASU is part of the Board’s standing project to make “Codification updates for technical corrections such as conforming amendments, clarifications to guidance, simplifications to wording or the structure of guidance, and other minor improvements.” The Company’s management does not believe the adoption of ASU 2024-02 will have a material impact on its consolidated financial statements and disclosures.

Except as mentioned above, there are no new recently issued accounting standards that will have a material impact on the Company’s consolidated financial statements. The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The guidance supersedes existing guidance on accounting for leases with the main difference being that operating leases are to be recorded in the statement of financial position as right-of-use assets and lease liabilities, initially measured at the present value of the lease payments. For operating leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. In July 2018, ASU 2016-02 was updated with ASU 2018-11, Targeted Improvements to ASC Topic 842, which provides entities with relief from the costs of implementing certain aspects of the new leasing standard. Specifically, under the amendments in ASU 2018-11, (1) entities may elect not to recast the comparative periods presented when transitioning to ASC 842 and (2) lessors may elect not to separate lease and non-lease components when certain conditions are met. In November 2019, ASU 2019-10, Codification Improvements to ASC 842 modified the effective dates of all other entities. In June 2020, ASU 2020-05 defer the effective date for one year for entities in the “all other” category. For all other entities, the amendments in ASU 2020-05 are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early application of the guidance continues to be permitted. The Company adopted ASU 2016-02 from July 1, 2019.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, consolidated statements of income and consolidated statements of cash flows.

REPUBLIC POWER GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4 — Revenues

Revenues are recognized when control of the promised services and deliverables are transferred to the Company’s clients in an amount that reflects the consideration to which the Company expects to be entitled to and receive in exchange for services and deliverables rendered.

The following table presents the Company’s revenues disaggregated by service lines for the years ended June 30, 2024, 2023 and 2022:

	For the years ended June 30,
	2022	2023	2024
	SGD	SGD	SGD	USD
Software development service	3,175,165	4,532,571	685,820	506,066
Consulting and technical support services	1,289,969	133,100	—	—
Product sales	—	356,400	—	—
Total revenues	4,465,134	5,022,071	685,820	506,066

The following table presents the Company’s revenues disaggregated by the timing of revenue recognition for the years ended June 30, 2024, 2023 and 2022:

	For the years ended June 30,
	2022	2023	2024
	SGD	SGD	SGD	USD
Services and deliverables transferred at a point in time	—	489,500	—	—
Services and deliverables transferred over time	4,465,134	4,532,571	685,820	506,066
Total revenues	4,465,134	5,022,071	685,820	506,066

The Company elected to utilize practical expedients to exclude from this disclosure the remaining performance obligations that have an original expected duration of one year or less.

Note 5 — Accounts receivable, net

Accounts receivable, net consisted of the following:

	For the years ended June 30,
	2022	2023	2024
	SGD	SGD	SGD	USD
Accounts receivable	3,119,875	4,899,673	3,064,660	2,261,408
Less: allowance for doubtful accounts	(27,690)	(24,723)	(445,516)	(328,746)
Accounts receivable, net	3,092,185	4,874,950	2,619,144	1,932,662

The following table summarizes the changes in allowance for doubtful accounts:

	For the years ended June 30,
	2022	2023	2024
	SGD	SGD	SGD	USD
Beginning balance	5,568	27,690	24,723	18,243
Addition	22,122	24,723	420,793	310,503
Write-off	—	(27,690)	—	—
Ending balance	27,690	24,723	445,516	328,746

REPUBLIC POWER GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 — Prepayments

Prepayments consist of the following:

	For the years ended June 30,
	2022	2023	2024
	SGD	SGD	SGD	USD
Service prepayment	13,500	2,823	2,648	1,954
Total prepayments	13,500	2,823	2,648	1,954

Note 7 — Property and equipment, net

Property and equipment consist of the following:

	June 30, 2022	June 30, 2023	June 30, 2024	June 30, 2024
	SGD	SGD	SGD	USD
Office equipment	48,571	55,373	55,373	40,859
Office furniture and fixtures	12,096	12,096	12,096	8,926
Leasehold improvements	94,516	94,516	94,516	69,743
Automobiles	79,905	79,905	79,905	58,962
Subtotal	235,088	241,890	241,890	178,490
Less: accumulated depreciation	(71,778)	(120,503)	(163,203)	(120,427)
Total	163,310	121,387	78,687	58,063

Depreciation expense for the years ended June 30, 2024, 2023 and 2022 amounted to SGD 42,700 (USD 31,508), SGD 48,725 and SGD 43,593, respectively.

No impairment loss had been recognized during the years ended June 30, 2024, 2023 and 2022, respectively.

Automobile under finance lease

On August 21, 2020, the Company entered into a finance lease agreement with a third party to lease an automobile for 120 months for SGD 79,905 (USD58,962). The lease required monthly lease payments of SGD 809 from August 21, 2020 through August 20, 2030 and interest rate per annum of 4.00%. The Company placed this vehicle into service in August 2020; accordingly, it has been capitalized. As of June 30, 2024, 2023 and 2022, the accumulated depreciation of the automobile was SGD 31,296 (USD 23,093) SGD 23,306 and SGD 15,315 respectively. In the year ended June 30, 2024, 2023 and 2022, the depreciation of the automobile was SGD 7,991 (USD 5,897) and SGD 7,991 and SGD 7,991 respectively.

Note 8 — Accounts payable, other payables and accrued liabilities

Accounts payable, other payables and accrued liabilities consist of the following:

	June 30, 2022	June 30, 2023	June 30, 2024	June 30, 2024
	SGD	SGD	SGD	USD
Accounts payables	219,936	140,687	28,816	21,264
Salary payables	82,330	253,171	75,404	55,641
Other payables	—	351,648	185,202	136,660
Accrued expenses	191,786	74,994	67,427	49,754
Total accounts payable, other payables and accrued liabilities	494,052	820,500	356,849	263,319

REPUBLIC POWER GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — Loans Payable — third parties

On March 23, 2022, RP Singapore entered into a short-term loan agreement with a financial institution to obtain a loan of SGD 40,000 (USD 29,579) for a term of ten months and at a fixed monthly interest rate of 1.88%. The bank loan was unsecured and guaranteed by a third party. This loan has been settled as of January 2023.

On May 5, 2022, RP Singapore entered into a short-term loan agreement with a financial institution to obtain a loan of SGD 100,000 (USD 73,948) for a term of ten months and at a fixed monthly interest rate of 3.50%. The bank loan was unsecured and guaranteed by a third party. This loan has been settled as of April 2023.

On October 21, 2022, RP Singapore entered into a loan agreement with a financial institution to obtain a loan of SGD 40,000 (USD 29,579) for a term of 10 months and at a fixed annual interest rate of 1.88%. The loan was unsecured and guaranteed by a third party. This loan has been settled as of August 2023.

On November 2, 2022, RP Singapore entered into a short-term loan agreement with a financial institution to obtain a loan of SGD 20,000 (USD 14,790) for a term of ten months and at a fixed monthly interest rate of 3.00%. The bank loan was unsecured and guaranteed by a third party. This loan has been settled as of September 2023.

On November 3, 2022, RP Singapore entered into a short-term loan agreement with a financial institution to obtain a loan of SGD 100,000 (USD 73,948) for a term of 22 bi-weekly installment and at a fixed bi-weekly interest rate of 1.75%. The bank loan was unsecured and guaranteed by a third party. This loan has been settled as of May 2023.

On November 14, 2022, RP Singapore entered into a short-term loan agreement with a financial institution to obtain a loan of SGD 40,000 (USD 29,579) for a term of ten months and at a fixed monthly interest rate of 5.00%. The bank loan was unsecured and guaranteed by a third party. This loan has been settled as of September 2023.

On March 3, 2023, RP Singapore entered into a short-term loan agreement with a financial institution to obtain a loan of SGD 25,000 (USD 18,487) for a term of six months and at a fixed monthly interest rate of 3.50%. The bank loan was unsecured and guaranteed by a third party. This loan has been settled as of September 2023.

On April 28, 2023, RP Singapore entered into a short-term loan agreement with a financial institution to obtain a loan of SGD 100,000 (USD 73,948) for a term of 20 bi-weekly installment and at a fixed bi-weekly interest rate of 1.75%. The bank loan was unsecured and guaranteed by a third party. As of June 30, 2024 the outstanding balance is SGD 75,914 (USD 56,017).

On April 8, 2024, RP Singapore entered into a short-term loan agreement with a financial institution to obtain a loan of SGD 80,000 (USD 59,032) for a term of one month and at a fixed monthly interest rate of 6.00%. The financial loan was unsecured and guaranteed by a third party. On June 12, 2024, after a repayment of SGD 10,000 (USD 7,379) towards the outstanding amount, the loan was re-structured to be a monthly repayment over a term of 8 months. As of June 30, 2024, the outstanding balance is SGD 75,649 (USD 55,821).

As of June 30, 2024, RP Singapore has utilized the overdraft credit line of SGD 201,022 (USD148,334) from a banking institution. The overdraft credit line was unsecured and guaranteed by a third party with an annual interest rate of 7.25%.

Note 10 — Related party balances and transactions

Related party balances

a. Long-term deposits — related party

On February 11, 2019, the Company entered into a service agreement with Ad Navitas Pte Ltd, which is owned by our former shareholder and sole director, Mr. Sai Bin Loi. Ad Navitas Pte Ltd will assist the Company to provide software development projects. Per terms set forth in the agreement, the Company is required to maintain a minimum security amount of SGD 1,000,000 to Ad Navitas Pte Ltd after signing the agreement. Long-term deposits — related party was SGD 920,000 (USD 678,867), SGD 1,000,000 and SGD 1,000,000 as of June 30, 2024, 2023 and 2022, respectively. The Company has made an expected credit loss provision of SGD80,000 (USD 59,032) in the year ended June 30, 2024.

REPUBLIC POWER GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10 — Related party balances and transactions (cont.)

b. Loans Payable — related party

On June 15, 2022, the Company had unsecured, interest-bearing loan from Republic SC Pte Ltd., which is co-owned by the Company’s former shareholder and sole director, Mr. Sai Bin Loi, and his daughter, amounted to SGD 65,000. This loan was fully settled on November 29, 2022. On October 13, 2022, the Company had unsecured, interest-free loan from Republic SC Pte Ltd, amounted to SGD50,000. This loan was fully settled on January 3, 2023. As of June 30, 2024, 2023 and 2022, loans payable to related party is nil, nil and SGD65,000, respectively.

c. Deposit paid for acquisition of subsidiary — related party

On December 1, 2020, RP Singapore entered into an acquisition agreement with Consap Pte Ltd. (“Consap”), which a company is controlled by Chee Wai Chan, who was appointed as RP Singapore’s COO and director in February 2021, to acquire the 100% equity interest in Consap, a limited company incorporated in Singapore, for total cash consideration of USD 2,400,000 (equivalent to SGD 3,216,960).

The acquisition is not completed as of June 30, 2024 and the completion is contingent and subject to certain conditions, including target sales performance, set out in the acquisition agreement.

Deposit of USD 1,400,000 (equivalent to SGD 1,856,171) has been paid to Consap on June 30, 2021. The remaining of consideration of USD 1,000,000 will be paid by RP Singapore to Consap on June 30, 2023 if the conditions are met. Pursuant to the acquisition agreement, in case the aforesaid acquisition is not completed, the deposits would be fully refundable to RP Singapore. This agreement has been superseded by a new addendum mentioned below.

The acquisition had not been completed and the remaining consideration of USD 1,000,000 has not been paid by RP Singapore to Consap on June 30, 2024. The completion is contingent and subject to certain conditions, including target sales performance, set out in the acquisition agreement. The acquisition was conditional upon Consap entering into one or more definitive sales agreements, with clients approved by RP Singapore, for total contracts value of not less than USD 2,000,000 on or before November 30, 2025. In the event that Consap fails to secure enough sales agreements for a total contracts value of at least USD 2,000,000, Consap shall return USD 1,400,000 to RP Singapore within seven days from December 31, 2025.

On March 31, 2024, an addendum to the acquisition agreement has been signed. Pursuant to the addendum, Consap should enter into one or more definitive sales agreements with client approved by RP Singapore, for a total contract value of not less than USD2,000,000 on or before November 30, 2025. The expected completion date will be within 30 days from the date of fulfilment of the condition precedents or March 31, 2026, whichever is earlier, the remaining of consideration of USD 1,000,000 will be paid by RP Singapore to Consap on the completion date. In the event that Consap fails to secure enough sales agreement for a total contracts value of at least USD 2,000,000, Consap shall return USD 1,400,000 to RP Singapore within seven days from December 31, 2025. As of June 30, 2024, 2023 and 2022, deposit paid to a related party for acquisition of subsidiary amounted to SGD 1,856,171 (USD 1,369,666), 1,856,171 SGD 1,856,171, respectively.

REPUBLIC POWER GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10 — Related party balances and transactions (cont.)

d. Amount due to directors

Mr. Sai Bin Loi (“Mr. Loi”), Mr. Ziyang Long and Mr Chee Wai Chan are directors of Republic Power Pte Limited.

The Company borrows from Mr. Loi, the Company’s major shareholder and Mr. Long, the Company’s Chief Executive Officer, for operation purpose. The loans are interest free and free of collateral.

Name of Related Party	Relationship	Nature of Transactions	June 30, 2022	June 30, 2023	June 30, 2024	June 30, 2024
			SGD	SGD	SGD	USD
Mr. Sai Bin Loi	Mr. Loi is a shareholder and director of Republic Power Pte Limited	Loan	—	29,166	77,624	57,279
Mr. Ziyang Long	Mr. Long is a director of Republic Power Pte Limited	Loan	—	95,665	252,976	186,671
Mr. Chee Wai Chan	Mr. Chan is a director of Republic Power Pte Limited	Loan	—	—	71,088	52,455
			—	124,831	401,688	296,405

Mr. Chee Wai Chan has resigned from the position of director of Republic Power Pte Limited and Chief Operating Officer on August 1, 2024.

Related party transactions

a. Revenue

On May 10, 2021 and February 10, 2022, the Company entered into 2 service agreements with Consap, which is currently controlled by Chee Wai Chan, who was appointed as RP Singapore’s COO and director from February 1, 2021 to August 1, 2024, with a term from May 10, 2021 and February 11 2022, to complete software development projects. The projects was completed in the year ended June 30, 2022. During the years ended June 2024, 2023 and 2022 the project was completed and Consap paid to the Company in a consideration of nil, nil and SGD 130,000 respectively.

On December 6, 2022, the Company entered into a service agreement with Republic SC Pte Ltd., to provide consulting services to Republic SC Pte Ltd. for a software development project. During the years ended June 30, 2024, 2023 and 2022, Republic SC Pte Ltd. paid to the Company in a consideration of nil, SGD 5,500 and nil respectively.

b. Cost of revenue

The Company has entered into a service agreement with Mr. Wee Chong Loi, who agreed to provide IT advisory services to assist in the Company’s software development projects, with a term from April 1, 2020 to December 31, 2021. During the years ended June 30, 2024, 2023 and 2022, the Company paid service fee of nil, nil and SGD 48,021 to Mr. Wee Chong Loi, respectively.

Note 11 — Taxes

Income tax

British Virgin Islands

Republic Power Group Limited is incorporated in the British Virgin Islands and conducts all of the Company’s businesses through the Company’s subsidiary in Singapore, Republic Power Pte Limited. Under the current laws of the British Virgin Islands, Republic Power Group Limited is not subject to tax on income or capital gains. In addition, upon payments of dividends by Republic Power Group Limited and the Company’s subsidiary in Singapore, Republic Power Pte. Limited to the Company’s shareholders, no British Virgin Islands withholding tax will be imposed.

REPUBLIC POWER GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11 — Taxes (cont.)

Singapore

Republic Power Pte Limited is incorporated in Singapore and is subject to Singapore Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Singapore tax laws. The applicable tax rate is 17% in Singapore, with 75% of the first SGD 10,000 (approximately USD 7,395) taxable income and 50% of the next SGD 190,000 (approximately USD 140,501) taxable income exempted from income tax.

Net operating loss will be carried forward indefinitely under Singapore profits tax regulation. As of June 30, 2024, the Company is operating at a loss and it will be carried forward to offset future taxable income. As of June 30, 2023 and 2022, the Company did not generate net operating loss carry forwards available to offset future taxable income.

Significant components of the provision for income taxes are as follows:

	For the year ended June 30, 2022	For the year ended June 30, 2023	For the year ended June 30, 2024	For the year ended June 30, 2024
	SGD	SGD	SGD	USD
Current income tax	332,689	242,077	—	—
Overprovision in prior year	—	(47,687)	—	—
Deferred income tax	232	3,622	(3,622)	(2,673)
Provision for income taxes	332,921	198,012	(3,622)	(2,673)

A reconciliation between the Company’s actual provision for income taxes and the provision at the Singapore statutory rate was as follows:

	For the years ended June 30,
	2022	2023	2024
	SGD	SGD	SGD	USD
Income before income tax	1,973,664	1,415,796	(1,417,180)	(1,045,734)
Singapore income tax rate	17.00%	17.00%	17%	17%
Income tax expense computed at statutory rate	335,523	240,685	(240,920)	(177,775)
Reconciling items:
Non-deductible items in Singapore	14,823	27,323	8,516	6,284
Non-taxable income	—	(2,283)	—	—
Utilization of previous unrecognized: Capital allowances	—	(6,223	—	—
Tax credit*	(17,425)	(17,425)	—	—
Deferred tax asset not recognized in current year	—	—	232,404	171,491
Overprovision in prior year	—	(47,687)	3,622	2,673
Deferred tax liability	—	3,622	—	—
Total income tax expense	332,921	198,012	3,622	2,673
Effective tax rate	16.9%	14.0%	(0.3)%	(0.3)%

____________

*        A partial tax exemption is eligible for the first SGD200,000 of chargeable income. Under this condition, 75% of the first SGD10,000 of chargeable income is tax exempt and 50% of the next SGD190,000 of chargeable income is tax exempt.

REPUBLIC POWER GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11 — Taxes (cont.)

Deferred tax

Significant components of deferred tax were as follows:

	As of June 30,
	2022	2023	2024
	SGD	SGD	SGD	USD
Deferred tax assets:
Provision for doubtful accounts	—	4,203	3,622	2,673
Total deferred tax assets		4,203	3,622	2,673

Deferred tax liabilities:
Difference in tax depreciation for tax purpose	(3,459)	(7,825)	(3,622)	(2,673)
Total deferred tax liabilities	(3,459)	(7,825)	(3,622)	(2,673)
Deferred tax liabilities, net	(3,459)	(3,622)	—	—

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of June 30, 2024, 2023 and 2022, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the years ended June 30, 2024, 2023 and 2022 and also does not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from June 30, 2024.

Goods and services taxes (“GST”)

Revenue represents the invoiced value of service, net of GST. The GST are based on gross sales price. GST rate increased from 7% to 8% from January 1, 2023. With effect from January 1, 2024, GST rate increase from 8% to 9%.

Taxes payable consisted of the following:

	June 30, 2022	June 30, 2023	June 30, 2024	June 30, 2024
	SGD	SGD	SGD	USD
GST taxes payable	196,895	217,096	266,464	196,623
Income taxes payable	1,238,144	1,540,712	1,392,057	1,027,197
Total	1,435,039	1,757,808	1,658,521	1,223,820

Note 12 — Equity

Ordinary shares

On November 17, 2021, 10,000 ordinary shares of the Company were issued to the participating shareholders in connection with the restructuring of the Company.

On April 21, 2022, the majority shareholders and the board of the Company approved, upon the consummation of the offering, to increase the authorized shares of the Company from 10,000 ordinary shares, par value $1.00 per share to unlimited ordinary shares, par value $0.000625 per share and effectuate a forward share split all issued and outstanding shares at a ratio of 1,600:1. On April 21, 2022, the majority shareholders and the board of the Company approved that the effective date of the increase of the authorized shares and effectuate share split shall be April 21, 2022, prior to the consummation of the offering. The Company completed this share split on April 21, 2022, resulting in the Company having a total of 16,000,000 ordinary shares outstanding, par value $0.000625 per share, and effected

REPUBLIC POWER GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12 — Equity (cont.)

a forward share split of all issued and outstanding shares at a ratio of 1,600:1, effective immediately following the filing of the Amended and Restated Charter. The Company believed it is appropriate to reflect the above transactions on a retroactive basis similar to share split or dividend pursuant to ASC 260. All references made to share or per share amounts in the accompanying consolidated financial statements and applicable disclosures have been retroactively adjusted to reflect the 1,600 for 1 share split.

Dividends

The Company declared and paid SGD1,133,000 (USD836,039) to its shareholder on December 31, 2021. The dividend per share was SGD0.07 (USD0.05). There were no dividend declared and paid by the Company for years ended June 30, 2024 and 2023.

Capital contributions

There were no capital contributions during the years ended June 30, 2024, 2023 and 2022.

Note 13 — Commitments and contingencies

The Company determines if a contract contains a lease at inception. US GAAP requires that the Company’s leases be evaluated and classified as operating or finance leases for financial reporting purposes. The classification evaluation begins at the commencement date and the lease term used in the evaluation includes the non-cancellable period for which the Company has the right to use the underlying asset, together with renewal option periods when the exercise of the renewal option is reasonably certain and failure to exercise such option which results in an economic penalty.

The Company has two property lease agreements with lease terms ranging for one year and ten years, respectively. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. Upon adoption of ASU 2016-02, no right-of-use (“ROU”) assets nor lease liability was recorded for the lease with lease term with one year.

The Company recognized SGD79,905 (USD58,962) ROU assets and finance lease obligation for the ten years lease. Lease expense is recognized on a straight-line basis over the lease term.

For the years ended June 30, 2024, 2023 and 2022, rent expenses for the short-term lease amounted to approximately SGD34,600 (USD26,531), SGD31,080 and SGD31,080, respectively.

The Company’s commitment for minimum lease payments under the operating lease that is within twelve months as of June 30, 2024 as follow:

Twelve months ending June 30,	Minimum lease payment
	SGD	USD
2024	9,708	7,164
Thereafter	—	—
Total future lease payments	9,708	7,164

REPUBLIC POWER GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13 — Commitments and contingencies (cont.)

Finance Lease Obligation

As of June 30, 2024, 2023 and 2022, finance lease obligation was SGD52,344 (USD38,624), SGD59,793 and SGD66,956, respectively. The finance lease obligation bears interest at a rate of 4.0% per annum. As of June 30, 2024, the Company’s finance lease has a weighted-average remaining lease term of approximately six (6) years.

The following is a schedule of future lease payments as of June 30, 2024:

Year ending June 30,	Amount (SGD)	Amount (USD)
2025	9,708	7,164
2026	9,708	7,164
2027	9,708	7,164
2028	9,708	7,164
2029	9,708	7,164
Thereafter	10,517	7,760
Total future lease payments	59,057	43,578
Amount representing interest	(6,713)	(4,954)
Present value of future payments	52,344	38,624
Less: current portion	7,755	5,722
Long term portion	44,589	32,902

Acquisition Commitments

On December 1, 2020, RP Singapore entered into an acquisition agreement with Consap Pte Ltd. (“Consap”), which a company is currently controlled by Chee Wai Chan, who was appointed as RP Singapore’s COO and director in February 2021, to acquire the 100% equity interest in Consap, a limited company incorporated in Singapore at a total cash consideration of USD 2,400,000 (equivalent to SGD 3,228,720). Pursuant to the agreement, RP Singapore is required to pay the consideration in cash with the amount of USD1,400,000 (equivalent to SGD1,856,171) due upon signing of the acquisition agreement. The remaining acquisition consideration in the amount of USD1,000,000 will be paid by RP Singapore to Consap on December 31, 2022 if conditions are met. The acquisition is conditional upon Consap entering into one or more definitive sales agreements, with clients approved by RP Singapore, for total contracts value of not less than USD2,000,000 on or before November 30, 2022. In the event that Consap fails to secure enough sales agreements for a total contracts value of at least USD2,000,000, Consap shall return USD1,400,000 to RP Singapore within seven days from March 31, 2023.

On March 31, 2024, an addendum to the acquisition agreement has been signed. Pursuant to the addendum, Consap should enter into one or more definitive sales agreements with client approved by RP Singapore, for a total contract value of not less than USD2,000,000 on or before November 30, 2025. The expected completion date will be within 30 days from the date of fulfilment of the condition precedents or March 31, 2026, whichever earlier, the remaining consideration of USD 1,000,000 will be paid by RP Singapore to Consap on the completion date. In the event that Consap fails to secure enough sales agreement for a total contracts value of at least USD 2,000,000, Consap shall return USD 1,400,000 to RP Singapore within seven days from December 31, 2025. As of June 30, 2024, 2023 and 2022, deposit paid to a related party for acquisition of subsidiary amounted to SGD 1,856,171 (USD 1,369,666) SGD 1,856,171 and SGD 1,856,171 respectively.

REPUBLIC POWER GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 14 — Subsequent events

On April 7, 2025, our share capital was amended to be an unlimited number of ordinary shares divided into two classes, consisting of (i) an unlimited number of Class A Ordinary Shares, par value $0.000625 each, and (ii) 50,000,000 Class B Ordinary Shares, par value $0.000625 each. Each Class A Ordinary Share is entitled to one (1) vote on any matter on which action of the shareholders of the Company is sought while each Class B Ordinary Share is entitled to ten (10) votes. Holders of Class B Ordinary Shares will vote together with holders of Class A Ordinary Shares as one class. Class A Ordinary Shares are not convertible into Class B Ordinary Shares. Class B Ordinary Shares are convertible into Class A Ordinary Shares as a one for one basis. Holders of Class B Ordinary Shares are not entitled to receive dividends. On March 27, 2025, we allotted and issued 100,000 Class B Ordinary Shares to True Sage for cash at par.

Subsequent to year-end, the Company received a legal confirmation from Forbes Hare indicating unbilled professional fees amounting to approximately US$40,000, relating to ongoing legal services in connection with the Company’s initial public offering (IPO). As of June 30, 2024, the Company had not received an invoice nor had knowledge of the amount due.

Per the engagement terms, professional fees were capped at US$25,000 based on certain assumptions, with provisions allowing for additional charges in the event of expanded scope, unforeseen complications, or delays beyond four months from engagement. Given that the IPO process remained in progress as of the reporting date and the final billing amount was not yet determinable, management assessed that the condition giving rise to the additional fees did not exist as of June 30, 2024.

Accordingly, in line with ASC 855, the Company considers this to be a non-adjusting subsequent event. No accrual has been recorded in the financial statements as of June 30, 2024. The additional legal fees will be recognized when invoiced and once the related service period is confirmed.

Management evaluated subsequent events of the Company through April 18, 2025, the date the consolidated financial statements were issued, and concluded that no other subsequent events have occurred that would require recognition in the consolidated financial statements or disclosure in the Notes to the consolidated financial statements.

REPUBLIC POWER GROUP LIMITED
UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2024	December 31, 2024	December 31, 2024
	SGD	SGD	USD
ASSETS
CURRENT ASSETS
Cash	11,828	25,137	18,399
Accounts receivable, net	2,619,144	1,795,593	1,314,297
Inventories	54,986	54,986	40,247
Prepayments	2,648	—	—
Short-term deposits	2,301,806	2,301,806	1,684,824
Other current assets, net	—	160,000	117,113
Total current assets	4,990,412	4,337,522	3,174,880

PROPERTY AND EQUIPMENT, NET	78,687	2,292	1,678

OTHER ASSETS
Deposit paid for acquisition of subsidiary – related party	1,856,171	1,856,171	1,358,638
Deferred initial public offering (“IPO”) costs	814,444	814,444	596,138
Long-term deposits – related party	920,000	920,000	673,401
Total non-current assets	3,590,615	3,590,615	2,628,177
Total assets	8,659,714	7,930,429	5,804,735

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Loan payable – Financial Institutions	1,682,900	1,669,302	1,221,857
Amount due to director	401,688	524,256	383,733
Accounts payable	28,816	296,316	216,891
Other payables and accrued liabilities	328,033	444,168	325,112
Finance lease obligation, current portion	7,755	—	—
Taxes payable	1,658,521	1,656,607	1,212,565
Total current liabilities	4,107,713	4,590,649	3,360,158

OTHER LIABILITIES
Finance lease obligation, net of current portion	44,589	—	—
Total other liabilities	44,589	—	—
Total liabilities	4,152,302	4,590,649	3,360,158

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Ordinary shares, US$0.000625 par value, unlimited shares authorized, 16,000,000 shares issued and outstanding as of June 30, 2024 and December 31, 2024, respectively	13,453	13,453	9,847
Additional paid-in capital	986,547	986,547	722,110
Retained earnings	3,507,412	2,339,780	1,712,620
Total shareholders’ equity	4,507,412	3,339,780	2,444,577
Total liabilities and shareholders’ equity	8,659,714	7,930,429	5,804,735

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

REPUBLIC POWER GROUP LIMITED
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

	For the Six Months Ended December 31,
	2023	2024	2024
	SGD	SGD	USD
OPERATING REVENUES
Software development service	635,350	490,977	359,374
Total operating revenues	635,350	490,977	359,374

COST OF REVENUES	(250,032)	(288,218)	(210,963)

GROSS PROFIT	385,318	202,759	148,411

OPERATING EXPENSES
General and administrative expenses	(859,215)	(205,715)	(150,575)
Research and development expenses	(116,591)	(1,120,000)	(819,792)
Total operating expenses	(975,806)	(1,325,715)	(970,367)

LOSS FROM OPERATIONS	(590,488)	(1,122,956)	(821,956)

OTHER INCOME (EXPENSE)
Interest Expense	(187,864)	(34,295)	(25,102)
Finance expenses	(19,831)	—	—
Foreign exchange gain (loss)	1,061	—	—
Other income (expense), net	61,800	(10,381)	(7,599)
Total other expense, net	(144,834)	(44,676)	(32,701)

LOSS BEFORE INCOME TAXES	(735,322)	(1,167,632)	(854,657)

PROVISION FOR INCOME TAX
Current	—	—	—
Deferred	—	—	—
Total provision for income tax	—	—	—

NET LOSS	(735,322)	(1,167,632)	(854,657)

WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES
Basic and diluted*	16,000,000	16,000,000	16,000,000

EARNINGS (LOSS) PER SHARE
Basic and diluted	(0.05)	(0.07)	(0.05)

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

REPUBLIC POWER GROUP LIMITED
UNAUDITED INTERIM CONDENSED CONSOLIDATED
STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

For the six months ended December 31, 2023

	Ordinary shares		Additional paid-in capital	Retained earnings	Total
	Shares*	Par Value
		SGD	SGD	SGD	SGD
BALANCE, June 30, 2023	16,000,000	13,453	986,547	4,920,970	5,920,970
Net loss	—	—	—	(735,322)	(735,322)
BALANCE, December 31, 2023	16,000,000	13,453	986,547	4,185,648	5,185,648

For the six months ended December 31, 2024

	Ordinary shares		Additional paid-in capital	Retained earnings	Total
	Shares*	Par Value
		SGD	SGD	SGD	SGD
BALANCE, June 30, 2024	16,000,000	13,453	986,547	3,507,412	4,507,412
Net loss	—	—	—	(1,167,632)	(1,167,632)
BALANCE, December 31, 2024	16,000,000	13,453	986,547	2,339,780	3,339,780
		USD	USD	USD	USD
BALANCE, December 31, 2024	16,000,000	9,847	722,110	1,712,620	2,444,577

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

REPUBLIC POWER GROUP LIMITED
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended December 31,
	2023	2024	2024
	SGD	SGD	USD
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	(735,322)	(1,167,632)	(854,657)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	22,693	14,941	10,936
Assets written off	—	14,177	10,377
Gain on early termination of lease	—	(3,796)	(2,778)
Provision for doubtful accounts	24,723
Change in operating assets and liabilities:
Accounts receivables	1,780,557	823,551	602,804
Prepayments	(2,270,320)	2,648	1,938
Short-term deposits	230,000	—	—
Other current assets	—	(160,000)	(117,113)
Accounts payable	(110,194)	267,500	195,798
Other payables and accrued liabilities	1,063,502	116,136	85,007
Taxes payable	(99,936)	(1,915)	(1,401)
Net cash used in operating activities	(94,297)	(94,390)	(69,089)

CASH FLOWS FROM FINANCING ACTIVITIES:
Deferred IPO costs	(145,382)	—	—
Proceeds from financial institutions	332,515	415,289	303,973
Proceeds from director	380,650	190,350	139,328
Repayment to financial institutions	(246,228)	(428,888)	(313,928)
Repayment to due to a director	(225,896)	(67,781)	(49,613)
Repayment to finance lease	(3,689)	(1,271)	(930)
Net cash provided by financing activities	91,970	107,699	78,830
CHANGE IN CASH	(2,327)	13,309	9,741
CASH, beginning of the period	3,974	11,828	8,658
CASH, end of the period	1,647	25,137	18,399

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income tax	—	—	—
Cash paid for interest expense	187,864	34,295	25,102

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

REPUBLIC POWER GROUP LIMITED
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Nature of business and organization

Republic Power Group Limited (the “Company” or “RP”) is a holding company incorporated on November 17, 2021 under the British Virgin Islands (“BVI”) law. The Company has no substantial operations other than holding all of the equity interest of Republic Power Pte. Ltd (“RP Singapore”), a Singapore Company incorporated on January 1, 2015. The Company, through RP Singapore, is a provider of customized software, technology solutions and peripheral hardware to large and small to medium corporate clients and government agencies. The Company’s headquarters is located in Singapore. All of the Company’s business activities are carried out by RP Singapore.

On November 17, 2021, the Company completed a reorganization of RP Singapore under common control of its then existing shareholders, who collectively owned all of the equity interests of the Company prior to the reorganization. The Company and RP Singapore are under common control which results in the consolidation of RP Singapore at carrying value. The unaudited interim condensed consolidated financial statements are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the accompanying unaudited interim condensed consolidated financial statements of the Company.

The unaudited interim condensed consolidated financial statements reflect the activities of each of the following entities:

Name	Background	Ownership	Principal activity
Republic Power Group Limited	• A BVI company • Incorporated on November 17, 2021	—	Investment holding
Republic Power Pte. Ltd.	• A Singapore company • Incorporated on January 1, 2015	100% owned by RP	Providing of software development and technology services

Note 2 — Liquidity and going concern

The Company’s accounts have been prepared assuming that the company will continue as a going concern basis. The going concern basis assumes that assets are realized and liabilities are extinguished in the ordinary course of business at amounts disclosed in the consolidated financial statements. The Company’s ability to continue as a going concern depends upon aligning its sources of funding (debt and equity) with the expenditure requirements of the Company and repayment of the short-term debt facilities as and when they fall due.

The Company has considered whether there is a substantial doubt about its ability to continue as a going concern. As of December 31, 2024 the Company reported a net loss of SGD 1,167,632 (USD 854,657) and net cash used in operating activities of SGD 94,390 (USD 69,089) indicating negative cash flow from operating activities. The Company’s working capital deficit was SGD 253,127 (USD 185,279) as of December 31, 2024. The Company had SGD 25,137 (USD 18,399) in cash, which is unrestricted as to withdrawal and use as of December 31, 2024. In view of these circumstances, the management of the Company has given consideration to the future liquidity and performance of the Company and its available sources of finance in assessing whether the Company will have sufficient financial resources to continue as a going concern.

To improve the financial position and ensure business continuity, management has implemented the following measures:

•        Financial Support:    The majority shareholder has formally committed to supporting the company for the next 12 months, ensuring financial obligations are met which amounted to SGD 720,000 (USD 527,009)

•        Debt Repayment Plans:    The company has secured a monthly repayment agreement with financial institutions for trade facility obligations and an instalment plan with tax authorities for corporate tax payments. Monthly repayment to the financial institutions and tax authorities amounted to SGD 60,000 (USD 43,917).

•        Cost Reduction Strategies:    The company has laid off staff and moved to a smaller office to reduce overhead expenses.

REPUBLIC POWER GROUP LIMITED
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Liquidity and going concern (cont.)

•        Revenue Growth Initiatives:    The company will continue to expand its target market to increase revenue and improve profitability. We believe the revenue grow will be able to sustain the company’s operating cost for the next 12 months.

Management has commenced a strategy to raise debt and equity. However, there can be no certainty that these additional financings will be available on acceptable terms or at all. If management is unable to execute this plan, there would likely be a material adverse effect on the Company’s business. All of these factors raise substantial doubt about the ability of the Company to continue as a going concern. The unaudited interim condensed consolidated financial statements for the six months ended December 31, 2024 and 2023 have been prepared on a going concern basis and do not include any adjustments to reflect the possible future effects on the recoverability and classifications of assets or the amounts and classifications of liabilities that may result from the inability of the Company to continue as a going concern.

Note 3 — Summary of significant accounting policies

Basis of presentation

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”), and include all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operation results. The results of operations for the six months ended December 31, 2024 are not necessarily indicative of results to be expected for the full year ending June 30, 2025. Accordingly, these unaudited interim condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements thereto as of and for the years ended June 30, 2024, 2023 and 2022.

Principles of consolidation

The unaudited interim condensed consolidated financial statements include the financial statements of the Company and its subsidiaries. All inter-company transactions have been eliminated upon consolidation.

Use of estimates and assumptions

The preparation of unaudited interim condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the unaudited interim condensed consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Company’s unaudited interim condensed consolidated financial statements include the useful lives of property and equipment, impairment of long-lived assets, allowance for doubtful accounts, revenue recognition, and deferred taxes. Actual results could differ from these estimates.

Foreign currency transaction

The Company uses Singapore Dollars (“SGD”) as its reporting currency. The functional currency of the Company and its subsidiary in the British Virgin Islands is United States Dollars (“USD”) and its subsidiary which is incorporated in Singapore is SGD, which is its respective local currency based on the criteria of ASC 830, “Foreign Currency Matters”.

Foreign currency transactions denominated in currencies other than the functional currency are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated into the functional currency using the applicable exchange rates at the balance sheet dates. Net gains and losses resulting from foreign exchange transactions are included in exchange gains/(losses) on the unaudited interim condensed consolidated statements of income and comprehensive income.

REPUBLIC POWER GROUP LIMITED
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of significant accounting policies (cont.)

Convenience translation

Translations of balances in the unaudited interim condensed consolidated balance sheets, unaudited interim condensed consolidated statements of income, unaudited interim condensed consolidated statements of changes in shareholders’ equity and unaudited interim condensed consolidated statements of cash flows from SGD into USD as of December 31, 2024 are solely for the convenience of the readers and are calculated at the rate of USD1.00=SGD1.3662, representing the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on December 31, 2024. No representation is made that the SGD amounts could have been, or could be, converted, realized or settled into USD at such rate, or at any other rate.

Cash

Cash primarily consists of bank deposits with original maturities of three months or less, which are unrestricted as to withdrawal and use. The Company maintains most of its bank accounts in Singapore.

Accounts receivable, net

Accounts receivable are recorded in accordance with ASC 310, “Receivables.” Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable and other receivables. The Company determines the allowance based on aging data, historical collection experience, customer specific facts and economic conditions. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company did not have any off-balance-sheet credit exposure relating to its customers, suppliers or others. As of December 31, 2024 and June 30, 2024, the Company recorded allowances for doubtful accounts against its accounts receivable amounting to SGD 445,516 (USD 326,099) and SGD 445,516, respectively.

Inventories

Inventories are comprised of finished goods and are stated at the lower of cost or net realizable value using the weighted average method. Management reviews inventories for obsolescence and cost in excess of net realizable value periodically when appropriate and records a reserve against the inventory when the carrying value exceeds net realizable value. As of December 31, 2024 and June 30, 2024, the Company’s inventory amounted to SGD 54,986 (USD 40,247) and SGD 54,986, respectively. No allowance for inventory valuation or obsolescence loss was recognized for both periods.

Prepayments

Pursuant to ASC340-10, prepayments refer to payments made in advance to vendors or service providers for services that are yet to be rendered, including prepayment of rent for office accommodation. These amounts are refundable and bear no interest. As of December 31, 2024 and June 30 2024, the prepaid expenses amounted to nil and SGD 2,648 respectively. Management reviews its prepayments on a regular basis to determine if the allowance is adequate and adjusts the allowance when necessary. The Company determined that no allowance was deemed necessary for years ended December 31, 2024 and June 30, 2024.

Short-term deposits and long-term deposits

Short-term deposits and long-term deposits are mainly for rent, utilities and money deposited with certain suppliers. These amounts are refundable and bear no interest. The short-term deposits usually have one year term and are refundable upon contract termination. The long-term deposits are refunded from suppliers when term and conditions set forth in the agreements have been satisfied. As of December 31, 2024 and June 30, 2024, the short-term deposits amounted to SGD 2,301,806 (USD1,684,824) and SGD 2,301,806, respectively.

REPUBLIC POWER GROUP LIMITED
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of significant accounting policies (cont.)

Deferred IPO costs

Pursuant to ASC 340-10-S99-1, IPO costs directly attributable to an offering of equity securities are deferred and would be charged against the gross proceeds of the offering as a reduction of additional paid-in capital. These costs include legal fees related to the registration drafting and counsel, accounting fees and consulting fees related to the registration preparation, the SEC filing and print related costs. The Company is expected to complete this IPO offering on or before September 30, 2025. As of December 31, 2024 and June 30, 2024, the accumulated deferred IPO cost was SGD 814,444 (USD 596,138) and SGD 814,444, respectively.

Other current assets, net

Other current assets, net, primarily consists of other receivables from third parties. These other receivables are unsecured and are reviewed periodically to determine whether their carrying value has become impaired.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment if applicable. Depreciation is computed using the straight-line method after consideration of the estimated useful lives. The estimated useful lives are as follows:

Useful Life
Office equipment	3 years
Office furniture and fixtures	3 years
Leasehold improvements	5 years
Automobiles	10 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the unaudited interim condensed consolidated statements of income. Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Impairment for long-lived assets

Long-lived assets, including property and equipment with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognizes an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of December 31, 2024, the company conducted a recoverability test and the total future projected cashflows from the asset group exceed or equal to the carrying amount of the assets group therefore no impairment of long-lived assets was recognized.

Fair value measurement

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company.

REPUBLIC POWER GROUP LIMITED
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of significant accounting policies (cont.)

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

•        Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•        Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•        Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

Financial instruments included in current assets and current liabilities are reported in the unaudited interim condensed consolidated balance sheets at face value or cost, which approximate fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rates of interest.

Revenue recognition

Effective July 1, 2019, the Company adopted ASC Topic 606, Revenue from Contracts with Clients, which replaced ASC Topic 605, using the modified retrospective method of adoption. Results for reporting periods beginning after July 1, 2019 are presented under ASC Topic 606 while prior period amounts are not adjusted and continue to be presented under the Company’s historic accounting under ASC Topic 605. The Company’s accounting for revenue remains substantially unchanged. There were no cumulative effect adjustments for service contracts in place prior to July 1, 2019. The effect from the adoption of ASC Topic 606 was not material to the Company’s unaudited interim condensed consolidated financial statements.

The five-step model defined by ASC Topic 606 requires the Company to (1) identify its contracts with clients, (2) identify its performance obligations under those contracts, (3) determine the transaction prices of those contracts, (4) allocate the transaction prices to its performance obligations in those contracts and (5) recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised goods or services are transferred to the client in an amount that reflects the consideration expected in exchange for those goods or services.

The Company applied practical expedient when sales taxes were collected from clients, meaning sales tax is recorded net of revenue, instead of cost of revenue, which are subsequently remitted to governmental authorities and are excluded from the transaction price. The Company does not offer rights of refund of previously paid or delivered amounts, rebates, rights of return or price protection. In all instances, the Company limits the amount of revenue recognized to the amounts for which it has the right to bill its’ clients.

The Company derives its revenues from two sources: (1) revenue from software development services and (2) revenue from consulting and technical support services. All the Company’s contracts with clients do not contain cancelable and refund-type provisions.

(1) Software development services

The contract is typically fixed priced and does not provide any post contract client support or upgrades. The Company designs software based on clients’ specific needs which require the Company to perform services including design, development, and integration. These services also require significant customization. Upon delivery of the services, client acceptance is generally required. The Company assesses that software development services is considered as one performance obligation as the clients do not obtain benefit for each separate service. The duration of the development period is short, usually less than one year.

From September 01, 2024 onwards, in certain software development contract, we provide complementary support services for 12 months following completion of the project. However, any feature upgrade, system scaling and ongoing maintenance will require service fee from clients.

REPUBLIC POWER GROUP LIMITED
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of significant accounting policies (cont.)

The Company’s software development service revenues is generated primarily from contracts with government or related agencies and state-owned enterprises. The contracts contain negotiated billing terms which generally include multiple payment phases throughout the contract term and a portion of contract amount usually is billed upon the completion of the related projects. Pursuant to the contract terms, the Company has enforceable right on payments for the work performed.

The Company’s revenue from software development contracts are generally recognized over time as the Company’s performance creates or enhances the project controlled by the clients and the control is transferred continuously to the Company’s clients. The Company uses an input method based on cost incurred as the Company believes that this method most accurately reflects the Company’s progress toward satisfaction of the performance obligation, which usually takes less than one year. Under this method, the Company could appropriately measure the fulfillment of a performance obligation. Assumptions, risks and uncertainties inherent in the estimates used to measure progress could affect the amount of revenues, receivables and deferred revenues at each reporting period.

Incurred costs include all direct material, labor and subcontract costs, and those indirect costs related to application development performance, such as indirect labor, supplies, and tools. Cost-based input method requires the Company to make estimates of revenues and costs to complete the service. In making such estimates, significant judgment is required to evaluate assumptions related to the costs to complete the application development, including materials, labor, and other system costs. The Company’s estimates are based upon the professional knowledge and experience of the Company’s engineers and project managers to assess the contract’s schedule, performance, and technical matters. The Company has adequate cost history and estimating experience, and with respect to which management believes it can reasonably estimate total development costs. If the estimated costs are greater than the related revenues, the Company recognizes the entire estimated loss in the period the loss becomes known and can be reasonably estimated. Changes in estimates for software development services include but are not limited to cost forecast changes and change orders. The cumulative effect of changes in estimates is recorded in the period in which the revisions to estimates are identified and the amounts can be reasonably estimated. To date, the Company has not incurred a material loss on any contracts. However, as a policy, provisions for estimated losses on such engagements will be made during the period in which a loss becomes probable and can be reasonably estimated. If contract modifications result in additional goods or services that are distinct from those transferred before the modification, they are accounted for prospectively as if the Company entered into a new contract. If the goods or services in the modification are not distinct from those in the original contract, sales and gross profit are adjusted using the cumulative catch-up method for revisions in estimated total contract costs and contract values.

In certain software development service arrangements, the Company sells equipment to be customized and integrated with the developed software. The Company assesses the customized equipment and service are interdependent and highly interrelated. In these cases, the Company controls the customized equipment before it is transferred to the clients. The Company has the right to direct the suppliers and control the goods or assets transferred to its clients. Thus, the Company considers it should recognize revenue as a principal in the gross amount of consideration to which it is entitled in exchange for the customized equipment delivered.

(2) Consulting and technical support services

Revenue from consulting and technical support services is primarily comprised of fixed-fee contracts, which require the Company to provide professional consulting and technical support services over contract terms beginning on the commencement date of each contract, which is the date its service is made available to clients. Billings to the clients are generally on a monthly or quarterly basis over the contract term, which is typically 1 to 12 months. The consulting and technical support services contracts typically include a single performance obligation. The revenue from consulting and technical support services is recognized over the contract term as clients receive and consume benefits of such services as provided.

(3) Product sales

The Company engages in sale of medical equipment, hardware and related accessories. The Company typically enters into contracts with its client where the rights of the parties, including payment terms, are identified and sales prices to the clients are fixed with no separate sales rebate, discount, or other incentive and no right of return exists on sales of inventory. The Company’s performance obligation is to deliver products according to contract specifications. The Company recognizes product revenue at a time when the control of products is transferred to clients.

REPUBLIC POWER GROUP LIMITED
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of significant accounting policies (cont.)

Revenue includes reimbursements of travel and out-of-pocket expense, with equivalent amounts of expense recorded in cost of revenue.

Practical Expedient and Exemptions

The Company does not disclose the value of unsatisfied performance obligations within one year by applying the right to invoice practical expedient provided by ASC 606-10-55-18.

Cost of Revenue

Cost of revenue consists primarily of personnel costs (including salaries and benefits) for employees associated with technical support and subcontractors, professional services organizations, third party license fees, allocable overhead.

General and administrative expenses

General and administrative expenses consist primarily of corporate expenses, operating expenses and employment expenses. For six months ended December 31, 2024 and 2023, the Company’s total general and administrative expenses were SGD 205,715 (USD 150,575) and SGD 859,215 respectively. For six month ended December 31, 2024, corporate expenses amounted to SGD 163,063 (USD 119,355), operating expenses amounting to SGD 24,139 (USD 17,669) and employment expenses amounting to SGD 18,513 (USD 13,551). For the six month ended December 31, 2023, corporate expenses amounted to SGD 54,640, operating expenses amounting to SGD 157,280 and employment expenses amounting to SGD 647,295.

Research and development expenses

Research and development expenses include salaries and other compensation-related expenses to the Company’s research and product development personnel, outsourced subcontractors, as well as related expenses for the Company’s research and product development team. For the six months ended December 31, 2024 and 2023, the research and development expenses were SGD 1,120,000 (USD 819,792) and SGD 116,591, respectively.

Leases

Effective July 1, 2019, the Company adopted ASU 2016-02, “Leases” (Topic 842), and elected the practical expedients that does not require the Company to reassess: (1) whether any expired or existing contracts are, or contain, leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases. For lease terms of twelve months or fewer, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities.

The Company determines if an arrangement is a lease at inception. Lease assets and liabilities are recognized at the present value of the future lease payments at the lease commencement date. The interest rate used to determine the present value of the future lease payments is the Company’s incremental borrowing rate based on the information available at the lease commencement date. The Company generally uses the base, non-cancelable lease term in calculating the right-of-use assets and lease liabilities.

The Company may recognize the lease payments in the consolidated statements of income on a straight-line basis over the lease terms and variable lease payments in the periods in which the obligations for those payments are incurred, if any. The lease payments under the lease arrangements are fixed.

The Company elected the package of practical expedients under the transition guidance which allows the Company to carryforward its historical lease classification, its assessment on whether a contract is or contains a lease and its initial direct costs for any lease that exists prior to adoption of the new standard.

REPUBLIC POWER GROUP LIMITED
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of significant accounting policies (cont.)

The Company elected to apply the short-term lease exception for lease arrangements with a lease term of 12 months or less at commencement. Lease terms used to compute the present value of lease payments do not include any option to extend, renew or terminate the lease that the Company is not able to be reasonably certain to exercise upon the lease inception. Accordingly, operating lease right-of-use assets and liabilities do not include leases with a lease term of 12 months or less.

The Company did not adopt the practical expedient that allows lessees to treat the lease and non-lease components of a lease as a single lease component. Non-lease components include payments for building management, utilities and property tax. It separates the non-lease components from the lease components to which they relate.

ROU lease assets are included in property and equipment, net.

Operating lease expense is recognized on a straight-line basis over the lease term. Upon completion of lease term, the Company does not have control of the renewal option on all leases as the lessor can terminate the renewal option with advance notice.

The Company evaluates the impairment of its ROU assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Company has elected to include the carrying amount of finance lease liabilities in any tested asset group and include the associated lease payments in the undiscounted future pre-tax cash flows. For the six months ended December 31, 2024 and 2023, the Company did not have any impairment loss against its finance lease ROU assets.

Income taxes

Republic Power Group Limited is not subject to tax on income or capital gains under the current laws of the British Virgin Islands. In addition, upon payments of dividends by Republic Power Group Limited and the Company’s subsidiary in Singapore, Republic Power Pte. Ltd to the Company’s shareholders, no British Virgin Islands withholding tax will be imposed.

The Company accounts for income tax in accordance with U.S. GAAP. Under the asset and liability method as required by this accounting standard, the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between the income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consists of taxes currently due plus deferred tax.

The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the unaudited interim condensed consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled.

Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

REPUBLIC POWER GROUP LIMITED
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of significant accounting policies (cont.)

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. No penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. The Company had no uncertain tax positions for the six months ended December 31, 2024 and 2023. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

Earnings per share

Basic earnings per share is computed by dividing net income attributable to the holders of ordinary shares by the weighted average number of ordinary shares outstanding during the period presented. Diluted income per share is calculated by dividing net income attributable to the holders of ordinary shares as adjusted for the effect of dilutive ordinary share equivalents, if any, by the weighted average number of ordinary shares and dilutive ordinary share equivalents outstanding during the period. However, ordinary share equivalents are not included in the denominator of the diluted earnings per share calculation when inclusion of such shares would be anti-dilutive, such as in a period in which a net loss is recorded.

Employee benefit

(1)    Defined contribution plan

The Company participates in the national pension schemes as defined by the laws of Singapore’s jurisdictions in which it has operations. Contributions to defined contribution pension schemes are recognized as an expense in the period in which the related service is performed.

(2)    Employees leave entitlement

Employee entitlements to annual leave are recognized as a liability when they are accrued to the employees. The undiscounted liability for leave expected to be settled wholly before twelve months after the end of the reporting period is recognized for services rendered by employees up to the end of the reporting period.

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence, such as a family member or relative, shareholder, or a related corporation.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical performance and the specific facts and circumstances of each matter.

Concentration of Risks

Concentration of credit risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents and account receivable. The Company places its cash with financial institutions with high-credit ratings and quality.

REPUBLIC POWER GROUP LIMITED
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of significant accounting policies (cont.)

Accounts receivable primarily comprise of amounts receivable from the service clients. To reduce credit risk, the Company performs on-going credit evaluations of the financial condition of these service clients. The Company establishes a provision for doubtful accounts based upon estimates, factors surrounding the credit risk of specific service clients and other information.

Concentration of clients

As of December 31, 2024, two clients, Horse Force Limited and Smorboll Pte Ltd., accounted for 30.3% and 16.6%, respectively, of the Company’s total accounts receivable. As of June 30, 2024, five major clients, Horse Force Limited, Smorboll Pte Ltd, SY Auto Parts and Hardware Trading, 2H Technology Sdn Bhd, and YS Wong Enterprise accounted for 22.2%, 12.2%, 10.8%, 10.4%, and 10.4%, respectively, of the Company’s total accounts receivable.

For the six months ended December 31, 2024, four clients Supertoy Trading Company Limited, SLV Trading Limited, Rosefinch Industry Company Limited, Flourish Bright Limited, accounted for 26.1%, 25.7%, 24.6% and 16.5%, of the Company’s total revenues, respectively. For the six months ended December 31, 2023, one major client Horse Force Limited accounted for 85.6% of the Company’s total revenues.

Concentration of vendors

As of December 31, 2024, one vendor Btoz Tech Pte Ltd accounted for 90.3% of the Company’s accounts payable.

As of June 30, 2024, one major vendor, PCA Group Sdn Bhd accounted for 81.5% of the Company’s accounts payable.

For the six months ended December 31, 2024, one major supplier, Btoz Tech Pte Ltd, accounted for 92.8% of the Company’s total purchases. For the six months ended December 31, 2023, two major vendors, Appiclogy Pte Ltd and Tekun Hardware Pte Ltd, accounted for 66.4% and 32.4%, respectively, of the Company’s total purchases.

Segment reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major clients in unaudited interim condensed consolidated financial statements for detailing the Company’s business segments. Based on the criteria established by ASC 280, the Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer, who reviews unaudited interim condensed consolidated results when making decisions about allocating resources and assessing performance of the Company. As a whole and hence, the Company has only one reportable segment. The Company does not distinguish between markets or segments for the purpose of internal reporting. As the Company’s long-lived assets are substantially located in Singapore, no geographical segments are presented.

Recently issued accounting pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date.

In March 2023, the FASB issued ASU No. 2023-01, Leases (Topic 842): Common Control Arrangements (“ASU 2023-01”) that is intended to improve the guidance for applying Topic 842 to arrangements between entities under common control. This ASU requires all entities (that is, including public companies) to amortize leasehold improvements associated with common control leases over the useful life to the common control group. The standard will be effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted for both interim and annual financial statements that have not yet been made available for issuance. If an entity adopts the amendments in an interim period, it must adopt them as of the beginning of the fiscal year that includes that interim period. Management has evaluated and concluded no material impact of this to the financial statements.

REPUBLIC POWER GROUP LIMITED
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of significant accounting policies (cont.)

In October 2023, the FASB issued Accounting Standards Updates (“ASU”) No. 2023-06, Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative, which amends the disclosure or presentation requirements related to various subtopics in the FASB Accounting Standards Codification (the “Codification”). This update will improve disclosure and presentation requirements of a variety of topics and align the requirements in the FASB codification with the SEC’s regulations. The Company is currently evaluating the potential effect of this ASU on its consolidated financial statements but does not expect the impact to be material.

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”). ASU 2023-07 expands disclosures about a public entity’s reportable segments and required more enhanced information about a reportable segment’s expenses, interim segment profit or loss, and how a public entity’s chief decision maker uses reported segment profit or loss information in assessing segment performance and allocating resources. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Management has evaluated and concluded no material impact of this to the financial statements.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 720): Improvements to Income Tax Disclosures (“ASU 2023-09”), which prescribes standard categories for the components of the effective tax rate reconciliation and requires disclosure of additional information for reconciling items meeting certain quantitative thresholds, requires disclosure of disaggregated income taxes paid, and modifies certain other income tax-related disclosures. ASU 2023-09 is effective for annual periods beginning after December 15, 2024 and allows for adoption on a prospective basis, with a retrospective option. The Company is currently evaluating the potential impact of the adoption of ASU 2023-09 on its consolidated financial statements.

In March 2024, the FASB issued ASU No. 2024-02, which removes references to the Board’s concepts statements from the FASB Accounting Standards Codification (the “Codification” or ASC). The ASU is part of the Board’s standing project to make “Codification updates for technical corrections such as conforming amendments, clarifications to guidance, simplifications to wording or the structure of guidance, and other minor improvements.” The Company’s management does not believe the adoption of ASU 2024-02 will have a material impact on its consolidated financial statements and disclosures.

Except as mentioned above, there are no new recently issued accounting standards that will have a material impact on the Company’s consolidated financial statements. The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The guidance supersedes existing guidance on accounting for leases with the main difference being that operating leases are to be recorded in the statement of financial position as right-of-use assets and lease liabilities, initially measured at the present value of the lease payments. For operating leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. In July 2018, ASU 2016-02 was updated with ASU 2018-11, Targeted Improvements to ASC Topic 842, which provides entities with relief from the costs of implementing certain aspects of the new leasing standard. Specifically, under the amendments in ASU 2018-11, (1) entities may elect not to recast the comparative periods presented when transitioning to ASC 842 and (2) lessors may elect not to separate lease and non-lease components when certain conditions are met. In November 2019, ASU 2019-10, Codification Improvements to ASC 842 modified the effective dates of all other entities. In June 2020, ASU 2020-05 defer the effective date for one year for entities in the “all other” category. For all other entities, the amendments in ASU 2020-05 are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early application of the guidance continues to be permitted. The Company adopted ASU 2016-02 from July 1, 2019.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, consolidated statements of income and consolidated statements of cash flows.

REPUBLIC POWER GROUP LIMITED
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 4 — Revenues

Revenues are recognized when control of the promised services and deliverables are transferred to the Company’s clients in an amount that reflects the consideration to which the Company expects to be entitled to and receive in exchange for services and deliverables rendered.

The following table presents the Company’s revenues for the six months ended December 31, 2024 and 2023:

	For the six months ended December 31,
	2023	2024
	SGD	SGD	USD
Software development service	635,350	490,977	359,374
Total revenues	635,350	490,977	359,374

The following table presents the Company’s revenues disaggregated by the timing of revenue recognition for the six months ended December 31, 2024 and 2023:

	For the six months ended December 31,
	2023	2024
	SGD	SGD	USD
Services and deliverables transferred over time	635,350	490,977	359,374
Total revenues	635,350	490,977	359,374

The Company elected to utilize practical expedients to exclude from this disclosure the remaining performance obligations that have an original expected duration of one year or less.

Note 5 — Accounts receivable, net

Accounts receivable, net consisted of the following:

	June 30, 2024	December 31, 2024	December 31, 2024
	SGD	SGD	USD
Accounts receivable	3,064,660	2,241,109	1,640,396
Less: allowance for doubtful accounts	(445,516)	(445,516)	(326,099)
Accounts receivable, net	2,619,144	1,795,593	1,314,297

The following table summarizes the changes in allowance for doubtful accounts:

	June 30, 2024	December 31, 2024	December 31, 2024
	SGD	SGD	USD
Beginning balance	24,723	445,516	326,099
Addition	420,793	—	—
Ending balance	445,516	445,516	326,099

Note 6 — Prepayments

Prepayments consist of the following:

	June 30, 2024	December 31, 2024	December 31, 2024
	SGD	SGD	USD
Service prepayment	2,648	—	—
Total prepayments	2,648	—	—

REPUBLIC POWER GROUP LIMITED
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 7 — Property and equipment, net

Property and equipment consist of the following:

	June 30, 2024	December 31, 2024	December 31, 2024
	SGD	SGD	USD
Office equipment	55,373	55,373	40,530
Office furniture and fixtures	12,096	12,096	8,854
Leasehold improvements	94,516	94,516	69,182
Automobiles	79,905	79,905	58,487
Subtotal	241,890	241,890	177,053
Less: asset written off	—	(174,421)	(127,669)
Less: accumulated depreciation	(163,203)	(65,177)	(47,706)
Total	78,687	2,292	1,678

Depreciation expense for the six months ended December 31, 2024 and 2023 amounted to SGD 14,941 (USD 10,936) and SGD 22,693, respectively.

No impairment loss had been recognized during the six months ended December 31, 2024 and 2023. In August 2024, the Company relocated its office, resulting in the disposal and write-off of leasehold improvements, office furniture, and fixtures. Additionally, the Company disposed of and terminated the finance lease for its automobile during the same period.

Automobile under finance lease

On August 21, 2020, the Company entered into a finance lease agreement with a third party to lease an automobile for 120 months for SGD 79,905 (USD 59,613). The lease required monthly lease payments of SGD 809 from August 21, 2020 through July 20, 2030 and interest rate per annum of 4.00%. The Company placed this vehicle into service in August 2020; accordingly, it has been capitalized. The Company terminated the automobile lease in August 2024. As of December 31, 2024 and June 30, 2023, the accumulated depreciation of the automobile was nil and SGD 19,310, respectively.

Note 8 — Loan Payable — Financial Institutions

On November 14, 2022, RP Singapore entered into a short-term loan agreement with a financial institution to obtain a loan of SGD 40,000 (USD 29,278) for a term of ten months and at a fixed monthly interest rate of 5.00%. The bank loan was unsecured and guaranteed by a third party. This loan has been settled as of September 2023.

On March 3, 2023, RP Singapore entered into a short-term loan agreement with a financial institution to obtain a loan of SGD 25,000 (USD 18,298) for a term of six months and at a fixed monthly interest rate of 3.50%. The bank loan was unsecured and guaranteed by a third party. This loan has been settled as of September 2023.

On April 28, 2023, RP Singapore entered into a short-term loan agreement with a financial institution to obtain a loan of SGD 100,000 (USD 73,196) for a term of 20 bi-weekly installment and at a fixed bi-weekly interest rate of 1.75%. The bank loan was unsecured and guaranteed by a third party. As of December 31, 2024 the outstanding balance is SGD 75,914 (USD 55,566).

On April 8, 2024, RP Singapore entered into a short-term loan agreement with a financial institution to obtain a loan of SGD 80,000 (USD 58,557) for a term of one month and at a fixed monthly interest rate of 6.00%. The financial loan was unsecured and guaranteed by a third party. On June 12, 2024, after a repayment of SGD 10,000 (USD 7,379) towards the outstanding amount, the loan was re-structured to be a monthly repayment over a term of 8 months. As of December 31, 2024, the outstanding balance is SGD 76,893.96 (USD 56,283).

As of June 30, 2024, RP Singapore has utilized the overdraft credit line of SGD 192,220 (USD140,697) from a banking institution. The overdraft credit line was unsecured and guaranteed by a third party with an annual interest rate of 7.25%.

REPUBLIC POWER GROUP LIMITED
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — Accounts payable, other payables and accrued liabilities

Accounts payable, other payables and accrued liabilities consist of the following:

	June 30, 2024	December 31, 2024	December 31, 2024
	SGD	SGD	USD
Account payable	28,816	296,316	216,891
Salary payables	75,404	85,384	62,497
Other payable	185,202	289,740	212,077
Accrued expenses	67,427	69,044	50,538
Total other payables and accrued liabilities	356,849	740,484	542,003

Note 10 — Related party balances and transactions

Related party balances

a. Long-term deposits — related party

On February 11, 2019, the Company entered into a service agreement with Ad Navitas Pte Ltd, which is owned by our former shareholder and sole director, Mr. Sai Bin Loi. Ad Navitas Pte Ltd will assist the Company to provide software development projects. Per terms set forth in the agreement, the Company is required to maintain a minimum security amount of SGD 1,000,000 to Ad Navitas Pte Ltd after signing the agreement. The Company has made an expected credit loss provision of SGD 80,000 (USD 58,557) in the year ended June 30, 2024. Long-term deposits — related party was SGD 920,000 (USD 673,400) and SGD 1,000,000 as of December 31, 2024, and June 30, 2024, respectively. The expected credit loss provision as of December 31, 2024 and June 30, 2023 are SGD 80,000 (SGD 58,557) and SGD 80,000.

b. Deposit paid for acquisition of subsidiary — related party

On December 1, 2020, RP Singapore entered into an acquisition agreement with Consap Pte Ltd. (“Consap”), which a company is controlled by Chee Wai Chan, who was appointed as RP Singapore’s COO and director in February 2021, to acquire the 100% equity interest in Consap, a limited company incorporated in Singapore, for total cash consideration of USD 2,400,000 (equivalent to SGD 3,216,960).

The acquisition is not completed as of June 30, 2024 and the completion is contingent and subject to certain conditions, including target sales performance, set out in the acquisition agreement.

Deposit of USD 1,400,000 (equivalent to SGD 1,856,171) has been paid to Consap on June 30, 2021. The remaining of consideration of USD 1,000,000 will be paid by RP Singapore to Consap on June 30, 2023 if the conditions are met. Pursuant to the acquisition agreement, in case the aforesaid acquisition is not completed, the deposits would be fully refundable to RP Singapore. This agreement has been superseded by a new addendum mentioned below.

The acquisition had not been completed and the remaining consideration of USD 1,000,000 has not been paid by RP Singapore to Consap on June 30, 2024. The completion is contingent and subject to certain conditions, including target sales performance, set out in the acquisition agreement. The acquisition was conditional upon Consap entering into one or more definitive sales agreements, with clients approved by RP Singapore, for total contracts value of not less than USD 2,000,000 on or before November 30, 2025. In the event that Consap fails to secure enough sales agreements for a total contracts value of at least USD 2,000,000, Consap shall return USD 1,400,000 to RP Singapore within seven days from December 31, 2025.

On March 31, 2024, an addendum to the acquisition agreement has been signed. Pursuant to the addendum, Consap should enter into one or more definitive sales agreements with client approved by RP Singapore, for a total contract value of not less than USD2,000,000 on or before November 30, 2025. The expected completion date will be within

REPUBLIC POWER GROUP LIMITED
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 10 — Related party balances and transactions (cont.)

30 days from the date of fulfilment of the condition precedents or March 31, 2026, whichever is earlier, the remaining of consideration of USD 1,000,000 will be paid by RP Singapore to Consap on the completion date. In the event that Consap fails to secure enough sales agreement for a total contracts value of at least USD 2,000,000, Consap shall return USD 1,400,000 to RP Singapore within seven days from December 31, 2025. As of December 31, 2024 and June 30, 2024, deposit paid to a related party for acquisition of subsidiary amounted to SGD 1,856,171 (USD 1,358,638) and 1,856,171, respectively.

c. Amount due to directors

Mr. Hao Feng Ng is director of Republic Power Group Limited. Mr. Sai Bin Loi (“Mr. Loi”), Mr. Ziyang Long and Mr. Chee Wai Chan are directors of Republic Power Pte Limited.

The Company had borrowed from Mr. Ng, Mr. Loi, the Company’s previous shareholder and Mr. Long, the Company’s Chief Executive Officer, Mr. Chan, the Company’s Chief Operating Officer for operation purpose. The loans are interest free and free of collateral.

Name of Related Party	Relationship	Nature of Transactions	June 30, 2024	December 31, 2024	December 31, 2024
			SGD	SGD	USD
Mr. Sai Bin Loi	Mr. Loi is a shareholder and director of Republic Power Pte Limited	Loan	77,624	76,842	56,245
Mr. Ziyang Long	Mr. Long is a director of Republic Power Pte Limited	Loan	252,976	292,371	214,003
Mr. Chee Wai Chan	Mr. Chan is a director of Republic Power Pte Limited	Loan	71,088	71,088	52,033
Mr. Hao Feng Ng	Mr. Ng is director of Republic Power Group Limited	Loan	—	83,955	61,451
			401,688	524,256	383,732

Mr. Chee Wai Chan has resigned from the position of director of Republic Power Pte Limited and Chief Operating Officer on August 1, 2024.

Note 11 — Taxes

Income tax

British Virgin Islands

Republic Power Group Limited is incorporated in the British Virgin Islands and conducts all of the Company’s businesses through the Company’s subsidiary in Singapore, Republic Power Pte Limited. Under the current laws of the British Virgin Islands, Republic Power Group Limited is not subject to tax on income or capital gains. In addition, upon payments of dividends by Republic Power Group Limited and the Company’s subsidiary in Singapore, Republic Power Pte. Limited to the Company’s shareholders, no British Virgin Islands withholding tax will be imposed.

Singapore

Republic Power Pte Limited is incorporated in Singapore and is subject to Singapore Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Singapore tax laws. The applicable tax rate is 17% in Singapore, with 75% of the first SGD 10,000 (approximately USD 7,460) taxable income and 50% of the next SGD 190,000 (approximately USD 141,749) taxable income exempted from income tax.

Net operating loss will be carryforward indefinitely under Singapore profits tax regulation. As of December 31, 2024 and June 30, 2024 the Company generated a loss of SGD 1,167,632 (USD 854,657) and SGD 1,417,180 respectively.

REPUBLIC POWER GROUP LIMITED
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 11 — Taxes (cont.)

Significant components of the provision for income taxes are as follows:

	For the six months ended December 31, 2023	For the six months ended December 31, 2024	For the six months ended December 31, 2024
	SGD	SGD	USD
Current	34,801	—	—
Deferred	1,650	—	—
Provision for income taxes	36,451	—	—

A reconciliation between the Company’s actual provision for income taxes and the provision at the Singapore statutory rate was as follows:

	For the six months ended December 31,
	2023	2024
	SGD	SGD	USD
Income (loss) before tax	(735,322)	(1,167,632)	(854,657)
Singapore income tax rate	17.0%	17.0%	17.0%
Income tax expense computed at statutory rate	(125,005)	(198,497)	(145,291)
Reconciling items:
Non-deductible items in Singapore	4,021	2,792	2,044
Non-taxable income	—	(645)	(472)
Change in valuation allowance	—	196,350	143,719
Tax credit*	120,984	—	—
Total income tax expense	—	—	—
Effective tax rate	0.00%	0.0%	0.0%

____________

*        A partial tax exemption is eligible for the first SGD 200,000 of chargeable income. Under this condition, 75% of the first SGD 10,000 of chargeable income is tax exempt and 50% of the next SGD190,000 of chargeable income is tax exempt.

Deferred tax

Significant components of deferred tax were as follows:

	As of June 30, 2024	As of December 31, 2024
	SGD	SGD	USD
Deferred tax assets:
Provision for doubtful accounts	3,622	—	—
Total deferred tax assets	3,622	—	—

Deferred tax liabilities:
Depreciation	(3,622)	—	—
Total deferred tax liabilities	(3,622)	—	—
Deferred tax liabilities, net	—	—	—

REPUBLIC POWER GROUP LIMITED
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 11 — Taxes (cont.)

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of December 31, 2024 and June 30, 2024, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the six months ended December 31, 2024 and 2023 and also does not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from December 31, 2024.

Goods and services taxes (“GST”)

Revenue represents the invoiced value of service, net of GST. The GST are based on gross sales price. GST rate is generally 9% in Singapore.

Taxes payable consisted of the following:

	June 30, 2024	December 31, 2024	December 31, 2024
	SGD	SGD	USD
GST taxes payable	266,464	266,549	195,102
Income taxes payable	1,392,057	1,390,058	1,017,463
Total	1,658,521	1,656,607	1,212,565

Note 12 — Equity

Ordinary shares

On November 17, 2021, 10,000 ordinary shares of the Company were issued to the participating shareholders in connection with the restructuring of the Company.

On April 21, 2022, the majority shareholders and the board of the Company approved to increase the authorized shares of the Company from 10,000 ordinary shares, par value $1.00 per share to unlimited ordinary shares, par value $0.000625 per share and effectuate a forward share split all issued and outstanding shares at a ratio of 1,600:1. On April 21, 2022, the majority shareholders and the board of the Company approved that the effective date of the increase of the authorized shares and effectuate share split shall be April 21, 2022, prior to the consummation of the offering. The Company completed this share split on April 21, 2022, resulting in the Company having a total of 16,000,000 ordinary shares outstanding, par value $0.000625 per share, and effected a forward share split of all issued and outstanding shares at a ratio of 1,600:1, effective immediately following the filing of the Amended and Restated Charter. The Company believed it is appropriate to reflect the above transactions on a retroactive basis similar to share split or dividend pursuant to ASC 260. All references made to share or per share amounts in the accompanying unaudited interim condensed consolidated financial statements and applicable disclosures have been retroactively adjusted to reflect the 1,600 for 1 share split.

Dividends

For the six months ended December 31, 2024 and 2023, the Company did not declare and pay dividends to shareholders.

REPUBLIC POWER GROUP LIMITED
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 13 — Commitments and contingencies

The Company determines if a contract contains a lease at inception. US GAAP requires that the Company’s leases be evaluated and classified as operating or finance leases for financial reporting purposes. The classification evaluation begins at the commencement date and the lease term used in the evaluation includes the non-cancellable period for which the Company has the right to use the underlying asset, together with renewal option periods when the exercise of the renewal option is reasonably certain and failure to exercise such option which results in an economic penalty.

The Company has two property lease agreements with lease terms ranging for one year and ten years, respectively. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. Upon adoption of ASU 2016-02, no right-of-use (“ROU”) assets nor lease liability was recorded for the lease with lease term with one year.

The Company recognized SGD 79,905 (USD 59,613) ROU assets and finance lease obligation for the ten years lease. Lease expense is recognized on a straight-line basis over the lease term.

The Company terminated the automobile finance lease in August 2024.

For the six months ended December 31, 2024 and 2023, rent expenses for the short term lease amounted to approximately SGD 2,910 (USD 2,130) and SGD 15,540, respectively.

The Company did not renew the office lease which ended on July 31, 2024. Subsequently, the Company shifted to co-working office space.

Acquisition Commitments

On December 1, 2020, RP Singapore entered into an acquisition agreement with Consap Pte Ltd. (“Consap”), which a company is currently controlled by Chee Wai Chan, who was appointed as RP Singapore’s COO and director in February 2021, to acquire the 100% equity interest in Consap, a limited company incorporated in Singapore at a total cash consideration of USD 2,400,000 (equivalent to SGD 3,228,720). Pursuant to the agreement, RP Singapore is required to pay the consideration in cash with the amount of USD1,400,000 (equivalent to SGD1,856,171) due upon signing of the acquisition agreement. The remaining acquisition consideration in the amount of USD1,000,000 will be paid by RP Singapore to Consap on December 31, 2022 if conditions are met. The acquisition is conditional upon Consap entering into one or more definitive sales agreements, with clients approved by RP Singapore, for total contracts value of not less than USD2,000,000 on or before November 30, 2022. In the event that Consap fails to secure enough sales agreements for a total contracts value of at least USD2,000,000, Consap shall return USD1,400,000 to RP Singapore within seven days from March 31, 2023.

On March 31, 2024, an addendum to the acquisition agreement has been signed. Pursuant to the addendum, Consap should enter into one or more definitive sales agreements with client approved by RP Singapore, for a total contract value of not less than USD2,000,000 on or before November 30, 2025. The expected completion date will be within 30 days from the date of fulfilment of the condition precedents or March 31, 2026, whichever earlier, the remaining consideration of USD 1,000,000 will be paid by RP Singapore to Consap on the completion date. In the event that Consap fails to secure enough sales agreement for a total contracts value of at least USD 2,000,000, Consap shall return USD 1,400,000 to RP Singapore within seven days from December 31, 2025. As of December 31, 2024 and June 30, 2024, deposit paid to a related party for acquisition of subsidiary amounted to SGD 1,856,171 (USD 1,358,638) and SGD 1,856,171 respectively.

REPUBLIC POWER GROUP LIMITED
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 14 — Subsequent events

On April 7, 2025, our share capital was amended to be an unlimited number of ordinary shares divided into two classes, consisting of (i) an unlimited number of Class A Ordinary Shares, par value $0.000625 each, and (ii) 50,000,000 Class B Ordinary Shares, par value $0.000625 each. Each Class A Ordinary Share is entitled to one (1) vote on any matter on which action of the shareholders of the Company is sought while each Class B Ordinary Share is entitled to ten (10) votes. Holders of Class B Ordinary Shares will vote together with holders of Class A Ordinary Shares as one class. Class A Ordinary Shares are not convertible into Class B Ordinary Shares. Class B Ordinary Shares are convertible into Class A Ordinary Shares as a one for one basis. Holders of Class B Ordinary Shares are not entitled to receive dividends. On March 27, 2025, we allotted and issued 100,000 Class B Ordinary Shares to True Sage for cash at par.

Subsequent to year-end, the Company received a legal confirmation from Forbes Hare indicating unbilled professional fees amounting to approximately US$40,000, relating to ongoing legal services in connection with the Company’s initial public offering (IPO). As of June 30, 2024, the Company had not received an invoice nor had knowledge of the amount due.

Per the engagement terms, professional fees were capped at US$25,000 based on certain assumptions, with provisions allowing for additional charges in the event of expanded scope, unforeseen complications, or delays beyond four months from engagement. Given that the IPO process remained in progress as of the reporting date and the final billing amount was not yet determinable, management assessed that the condition giving rise to the additional fees did not exist as of June 30, 2024.

Accordingly, in line with ASC 855, the Company considers this to be a non-adjusting subsequent event. No accrual has been recorded in the financial statements as of June 30, 2024. The additional legal fees will be recognized when invoiced and once the related service period is confirmed.

Management evaluated subsequent events of the Company through May 09, 2025, the date the consolidated financial statements were issued, and concluded that no other subsequent events have occurred that would require recognition in the consolidated financial statements or disclosure in the Notes to the consolidated financial statements.

1,250,000 Class A Ordinary Shares Offered by Republic Power Group Limited
870,000 Class A Ordinary Shares Offered by the Selling Shareholders

Republic Power Group Limited

Until November 7, 2025 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Bancroft Capital, LLC

The date of this prospectus is October 13, 2025.